EXHIBIT 10.3

EXECUTION COPY
HOLDCO CREDIT AGREEMENT
Dated as of August 9, 2007
among
TARGA RESOURCES INVESTMENTS INC.,
as Borrower,
THE LENDERS NAMED HEREIN,
and
CREDIT SUISSE,
as Administrative Agent

CREDIT SUISSE SECURITIES (USA) LLC, and
DEUTSCHE BANK SECURITIES, INC.,
as Joint Lead Arrangers,
and
CREDIT SUISSE SECURITIES (USA) LLC,
DEUTSCHE BANK SECURITIES, INC.,
LEHMAN BROTHERS, INC., and
MERRILL LYNCH CAPITAL CORPORATION,
as Joint Bookrunners
and
DEUTSCHE BANK SECURITIES, INC.,
as Syndication Agent
and
LEHMAN COMMERCIAL PAPER INC. and
MERRILL LYNCH CAPITAL CORPORATION,
as Co-Documentation Agents

2

3

4

SCHEDULES

1.01A	Unrestricted Subsidiaries
1.01B	Excluded Subsidiaries
2.01	Commitments
5.09	Environmental Matters
5.10	Taxes
5.11	ERISA Compliance
5.12	Subsidiaries and Other Equity Investments
5.18	Insurance
7.01(b)	Existing Liens
7.02(f)	Existing Investments
7.03(b)	Existing Indebtedness
7.08	Transactions with Affiliates
7.09	Existing Restrictions
10.02	Administrative Agent’s Office, Certain Addresses for Notices
EXHIBITS
Form of

A	Committed Loan Notice
B	Note
C	Compliance Certificate
D	Assignment and Assumption
E	Subsidiary Guaranty
F	Pledge Agreement
G	Opinion Matters — Counsel to Loan Parties — Latham & Watkins LLP
H	Subordination Terms for Debt to GP

CREDIT AGREEMENT
          This HOLDCO CREDIT AGREEMENT is entered into as of August 9, 2007, among TARGA RESOURCES INVESTMENTS INC., a Delaware corporation, each lender from time to time party hereto and CREDIT SUISSE, as Administrative Agent.
PRELIMINARY STATEMENTS
     The Borrower has requested that the Lenders extend credit to the Borrower in the form of Loans in an initial aggregate principal amount of $450,000,000.
     The proceeds of the Loans will be used to fund the Equity Distribution and to pay Transaction Expenses.
     The Lenders have indicated their willingness to extend credit hereunder on the terms and subject to the conditions set forth herein.
          In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I.
Definitions and Accounting Terms
     SECTION 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
          “Accepting Lenders” means each Lender that does not elect, pursuant to Section 2.05(b)(vii), to decline all (but not a portion) of its Pro Rata Share of a prepayment being made pursuant to Section 2.05.
          “Acquired EBITDA” means, with respect to any Acquired Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Acquired Entity or Business (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of “Consolidated EBITDA” were references to such Acquired Entity or Business and its Subsidiaries), all as determined on a consolidated basis for such Acquired Entity or Business.
          “Acquired Entity or Business” has the meaning set forth in the definition of “Consolidated EBITDA”.
          “Acquired Non-Guarantor” means any Person any Equity Interests in which are owned, directly or indirectly, by an Acquired Entity or Business resulting from a Permitted Acquisition (provided that such Equity Interests in such Person are so owned at the time of such Permitted Acquisition), if such Person is not a Loan Party after giving effect to such Permitted Acquisition; provided that such Person shall cease to be an Acquired Non-Guarantor if and when such Acquired Non-Guarantor is required to become, and becomes, a Loan Party.

          “Administrative Agent” means Credit Suisse, acting through one or more of its branches or Affiliates, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
          “Administrative Agent’s Office” means the Administrative Agent’s address and account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.
          “Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
          “Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
          “Agent-Related Persons” means, with respect to any Agent, such Agent, together with its Affiliates, and the officers, directors, employees, agents, advisors and attorneys-in-fact of such Agent and its Affiliates.
          “Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Syndication Agent and the Supplemental Agents (if any).
          “Aggregate Commitments” means the Commitments of all the Lenders.
          “Agreement” means this Holdco Credit Agreement.
          “Applicable Premium” means, with respect to any prepayment of Loans on any date prior to February 9, 2008, the excess of
          (a) the present value at the date of such prepayment of (i) the sum of the principal amount of the Loans being prepaid, plus the Prepayment Premium as of August 9, 2009 (as set forth in the table appearing in Section 2.05(d)(i)), plus (ii) all interest that would be due on the Loans being prepaid through August 9, 2009 (assuming that such Loans accrued Cash Interest as Eurodollar Rate Loans, with a Eurodollar Rate that is (x) the same as that in effect on the date of such prepayment or (y) if there is more than one Eurodollar Rate Borrowing then outstanding, the average of such Eurodollar Rates or (z) if there is no Eurodollar Rate Borrowing then outstanding, the Eurodollar Rate that would result if the Loans were converted to Eurodollar Rate Loans at the time, as determined by the Administrative Agent in its reasonable discretion), computed using a discount rate equal to the Treasury Rate as of such prepayment date plus 50 basis points; over
          (b) the principal amount of such Loans.
          “Applicable Rate” means (a) prior to the occurrence of the Triggering Event, a percentage per annum equal to (i) for Eurodollar Rate Loans, 5.00% and (ii) for Base Rate

Loans, 4.00%, and (b) after the occurrence of the Triggering Event, a percentage per annum equal to (i) for Eurodollar Rate Loans, 3.00% and (ii) for Base Rate Loans, 2.00%.
          “Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.
          “Arrangers” means Credit Suisse, Lehman Brothers, Inc., Deutsche Bank Securities, Inc. and Merrill Lynch Capital Corporation, each in its capacity as a Joint Bookrunner and, in the case of Credit Suisse and Deutsche Bank Securities, Inc., as a Joint Lead Arranger under this Agreement.
          “Asset Disposition Event” means (i) the Disposition by the Borrower or any Restricted Subsidiary of any asset (other than any Disposition of any asset permitted by Section 7.05(a), (b), (c), (d) (to the extent constituting a Disposition by the Borrower or any Restricted Subsidiary to a Loan Party), (e), (f), (g), (h), (i) or (m)), (ii) any MLP Extraordinary Distribution or (iii) any Casualty Event.
          “Assignees” has the meaning set forth in Section 10.07(b).
          “Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D.
          “Attorney Costs” means and includes all reasonable and documented fees, expenses and disbursements of any law firm or other external legal counsel.
          “Attributable Indebtedness” means, on any date, in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.
          “Audited Financial Statements” means (a) the audited consolidated balance sheet of OpCo and its Subsidiaries as of December 31, 2006, (b) the related audited consolidated statements of income, stockholders’ equity and cash flows for OpCo and its Subsidiaries for the twelve month period ended December 31, 2006, (c) the audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2006, and (d) the related audited consolidated statements of income, stockholders’ equity and cash flows for the Borrower and its Subsidiaries for the twelve month period ended December 31, 2006.
          “Available Amount” means, on any date of measurement, the sum of:
          (i) the greater of (A) 25% of Cumulative Excess Cash Flow on such date and (B) 50% of Cumulative Consolidated Net Income on such date, plus
          (ii) Net Cash Proceeds in respect of any Asset Disposition Event that are (A) not applied to make a prepayment pursuant to Section 2.05(a)(ii) or 2.05(b)(ii)(A) or any other prepayment of Funded Debt (or to reduce lending commitments in respect thereof) of any Restricted Subsidiary and (B) not applied to make a Permitted Reinvestment; plus

          (iii) the aggregate net cash proceeds received by the Borrower since the Closing Date as a contribution to its equity capital or from the issue of Equity Interests (other than Disqualified Equity Interests) of Borrower or from the issue of convertible or exchangeable debt securities that have been converted into or exchanged for Equity Interests (other than Disqualified Equity Interests) of the Borrower; plus
          (iv) the net cash proceeds received by any of the Loan Parties (other than from the Borrower or a Restricted Subsidiary) in respect of any Disposition, liquidation or repayment of, or as a return (whether by dividend, interest or otherwise) on, any Investment made in reliance upon clause (u) of Section 7.02, in each case to the extent such net cash proceeds constitute a return of capital with respect to such Investment; provided that this clause (iv) shall not apply to any Disposition of any such Investment that is an Asset Disposition Event.
          “Back-to-Back Swap Contracts” means, in connection with any Disposition to an MLP or a Subsidiary of an MLP, back-to-back agreements with the applicable MLP or Subsidiary thereof providing for the effective transfer of any portion of the hedges provided under a Swap Contract maintained by the Borrower or a Restricted Subsidiary related to any assets that are the subject of such Disposition; provided that upon and after the occurrence of the Triggering Event, any Restricted Subsidiary holding interests in a Back-to-Back Swap Contract is or becomes a Subsidiary Guarantor.
          “Base Rate” means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the Prime Rate in effect on such day. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Base Rate shall be determined without regard to clause (a) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate, as the case may be.
          “Base Rate Loan” means a Loan that bears interest based on the Base Rate.
          “Borrower” means Targa Resources Investments Inc., a Delaware corporation.
          “Borrowing” means a borrowing consisting of Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Lenders.
          “Business Day” means (a) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York City and (b) if such day relates to any interest rate settings as to a Eurodollar Rate Loan, any fundings, disbursements, settlements and payments in respect of any such Eurodollar Rate Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market.

          “Capital Expenditures” means, for any period, the aggregate of (a) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower and the Restricted Subsidiaries during such period that, in conformity with GAAP, are or are required to be included as additions during such period to property, plant or equipment reflected in the consolidated balance sheet of the Borrower and the Restricted Subsidiaries and (b) the value of all assets under Capitalized Leases incurred by the Borrower and the Restricted Subsidiaries during such period; provided that the term “Capital Expenditures” shall not include (i) expenditures made in connection with the replacement, substitution, restoration or repair of assets to the extent financed with (x) insurance proceeds paid on account of the loss of or damage to the assets being replaced, restored or repaired or (y) awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time, (iii) the purchase of plant, property or equipment or software to the extent financed with the proceeds of Dispositions that are not required to be applied to prepay Loans pursuant to Section 2.05(b) or Funded Debt of OpCo or any of its Restricted Subsidiaries, (iv) expenditures that constitute any part of Consolidated Lease Expense, (v) expenditures that are accounted for as capital expenditures by the Borrower or any Restricted Subsidiary and that actually are paid for by, or for which the Borrower or a Restricted Subsidiary receives reimbursement in cash (or through the contribution of commodities or other current assets or through rate and/or fee discounts) from a Person other than the Borrower or any Restricted Subsidiary and for which neither the Borrower nor any Restricted Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such Person or any other Person (whether before, during or after such period), (vi) the book value of any asset owned by the Borrower or any Restricted Subsidiary prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, provided that (x) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period in which such expenditure actually is made and (y) such book value shall have been included in Capital Expenditures when such asset was originally acquired, or (vii) expenditures that constitute Permitted Acquisitions or Investments permitted by Section 7.02.
          “Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases; provided that for all purposes hereunder the amount of obligations under any Capitalized Lease shall be the amount thereof accounted for as a liability in accordance with GAAP.
          “Cash Collateral Account” means a blocked account at Credit Suisse (or another commercial bank selected in compliance with Section 9.09) in the name of the Administrative Agent and under the sole dominion and control of the Administrative Agent, and otherwise established in a manner satisfactory to the Administrative Agent.
          “Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any Restricted Subsidiary:

     (a) Dollars,
     (b) (i) Canadian dollars; or (ii) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business,
     (c) securities issued or directly and fully and unconditionally guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition,
     (d) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with or of any commercial bank having capital and surplus in excess of $250,000,000,
     (e) repurchase obligations for underlying securities of the types described in clauses (c) and (d) entered into with any financial institution meeting the qualifications specified in clause (d) above,
     (f) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 12 months after the date of issuance thereof,
     (g) investment funds investing at least 95% of their assets in securities of the types described in clauses (a) through (f) above,
     (h) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition and
     (i) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition.
          Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in one or more currencies other than those set forth in clauses (a) and (b) above; provided that such amounts are converted into the currencies set forth in clauses (a) and (b) above as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.
          “Cash Interest” has the meaning set forth in Section 2.08(a).
          “Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any insurance proceeds or condemnation awards in respect of any equipment, fixed assets or real property (including any improvements thereon).

          “Change of Control” means (1) the Permitted Holders ceasing to have the power, directly or indirectly, to vote or direct the voting of a majority of the Voting Stock of the Borrower; provided that the occurrence of the foregoing event shall not be deemed a Change of Control if,
     (a) any time prior to the consummation of a Qualifying IPO, and for any reason whatsoever, (i) the Permitted Holders otherwise have the right, directly or indirectly, to designate (and do so designate) a majority of the board of directors of the Borrower, or (ii) the Permitted Holders own, directly or indirectly, of record and beneficially an amount of Voting Stock of the Borrower that is more than fifty percent (50%) of the amount of Voting Stock of the Borrower owned, directly or indirectly, by the Permitted Holders of record and beneficially as of the Closing Date (determined by taking into account any stock splits, stock dividends or other events subsequent to the Closing Date that changed the amount of Voting Stock, but not the percentage of Voting Stock, held by the Permitted Holders) and such ownership by the Permitted Holders represents the largest single block of Voting Stock of the Borrower held by any Person or related group for purposes of Section 13(d) of the Exchange Act, or
     (b) at any time after the consummation of a Qualifying IPO, and for any reason whatsoever, (i) no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person and its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), excluding the Permitted Holders, shall become the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under such Act), directly or indirectly, of more than the greater of (x) thirty-five percent (35%) of outstanding Voting Stock of the Borrower and (y) the percentage of the then outstanding Voting Stock of the Borrower owned, directly or indirectly, beneficially by the Permitted Holders, and (ii) during each period of twelve (12) consecutive months, a majority of the board of directors of the Borrower shall consist of the Continuing Directors;
     (2) OpCo ceasing to be a direct wholly-owned Subsidiary of Intermediate Holdco (or the Borrower, if Intermediate Holdco has been merged with and into the Borrower); or
     (3) Intermediate Holdco ceasing to be a direct wholly-owned Subsidiary of the Borrower (other than as a result of a merger of the Intermediate Holdco with and into the Borrower).
          “Change of Control Offer” has the meaning set forth in Section 6.18.
          “Change of Control Payment” has the meaning set forth in Section 6.18.
          “Change of Control Payment Date” has the meaning set forth in Section 6.18.
          “Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01.

          “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, and rules and regulations related thereto.
          “Collateral” means all the Pledged Collateral, as defined in the Pledge Agreement.
          “Collateral Agent” means Credit Suisse, acting through one or more of its branches or Affiliates, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.
          “Collateral and Guarantee Requirement” means, at any time, the requirement that:
          (a) the Collateral Agent shall have received the Pledge Agreement required to be delivered on the Closing Date pursuant to Section 4.01(a)(iii), duly executed by Intermediate Holdco, and the Obligations shall have been secured by a first-priority security interest in all Equity Interests of OpCo held by Intermediate Holdco and any other Investments in OpCo held by Intermediate Holdco;
          (b) all Obligations shall have been unconditionally guaranteed (the “Subsidiary Guarantees”) pursuant to the Subsidiary Guaranty by (i) at all times, Intermediate Holdco, and (ii) on and after the date on which the Triggering Event occurs, each Restricted Subsidiary that is a Domestic Subsidiary and not an Excluded Subsidiary (each, a “Subsidiary Guarantor”); and
          (c) none of the Collateral shall be subject to any Liens other than Liens permitted by Section 7.01.
          “Commitment” means, as to each Lender, its obligation to make a Loan to the Borrower pursuant to Section 2.01 in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Commitment” or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Commitments is $450,000,000.
          “Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.
          “Compensation Period” has the meaning set forth in Section 2.12(c)(ii).
          “Compliance Certificate” means a certificate substantially in the form of Exhibit C.
          “Consolidated EBITDA” means, for any period, the Consolidated Net Income for such period, plus:

          (a) without duplication and to the extent already deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for such period:
     (i) total interest expense and, to the extent not reflected in such total interest expense, increased by any payments made in respect of hedging arrangements or other derivative instruments, in each case, entered into for the purpose of hedging interest rate risk, and decreased by any payments received in respect of such hedging arrangements or such other derivative instruments, and increased by the costs of surety bonds in connection with financing activities,
     (ii) provision for taxes based on income, profits or capital of the Borrower and the Restricted Subsidiaries, including state, franchise and similar taxes based on income, profits or capital and foreign withholding taxes paid or accrued during such period,
     (iii) depreciation and amortization,
     (iv) Non-Cash Charges,
     (v) extraordinary losses and unusual or non-recurring charges (including any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset disposition, issuance or repayment of debt, issuance of equity securities, refinancing transaction or amendment or other modification of any debt instrument (in each case, including any such transaction consummated prior to the Closing Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction and any premiums or other expenses paid in connection with the hedging arrangements related to the Transaction that are incurred on or prior to the Closing Date), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans,
     (vi) restructuring charges or reserves (including restructuring costs related to acquisitions and to closure/consolidation of facilities),
     (vii) any deductions attributable to minority interests,
     (viii) in the case of any period that includes a period ending prior to or during the fiscal year ending December 31, 2007, Transaction Expenses,
     (ix) the amount of management, monitoring, consulting and advisory fees and related expenses paid to the Sponsor,
     (x) any costs or expenses incurred by the Borrower or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or net cash proceeds of an issuance of Equity Interests of the Borrower (other than Disqualified Equity Interests),

     (xi) the amount of net cost savings projected by the Borrower in good faith to be realized as a result of specified actions taken during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions, provided that (A) such cost savings are reasonably identifiable and factually supportable, (B) such actions are taken within 36 months after the Closing Date under (and as defined in) the Existing Credit Agreement, (C) no cost savings shall be added pursuant to this clause (xi) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (vi) above with respect to such period and (D) the aggregate amount of cost savings added pursuant to this clause (xi) shall not exceed $35,000,000 for any period consisting of four consecutive quarters,
     (xii) any net after-tax loss from the early extinguishment of Indebtedness or hedging obligations or other derivative instruments, and
     (xiii) all losses from investments recorded using the equity method, less
     (b) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for such period:
     (i) extraordinary gains and unusual or non-recurring gains,
     (ii) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period),
     (iii) gains on asset sales (other than asset sales in the ordinary course of business),
     (iv) any net after-tax income from the early extinguishment of Indebtedness or hedging arrangements or other derivative instruments, and
     (v) all gains from investments recorded using the equity method, in each case, as determined on a consolidated basis for the Borrower and the Restricted Subsidiaries in accordance with GAAP (to the extent applicable); and less
          (c) the amount of all Restricted Payments paid during such period pursuant to clause (g) of Section 7.06, to the extent such Restricted Payments were made in respect of any payment made or to be made by any Holding Company in respect of any obligation or liability that, if incurred directly by and paid directly by the Borrower, would have decreased Consolidated EBITDA (whether during such period or during the period that such obligation or liability accrued or was incurred); provided that, to the extent included in Consolidated Net Income,
     (i) there shall be excluded in determining Consolidated EBITDA currency translation gains and losses related to currency remeasurements of Indebtedness (including the net loss or gain resulting from Swap Contracts for currency exchange risk),

     (ii) there shall be excluded in determining Consolidated EBITDA for any period any adjustments resulting from the application of Statement of Financial Accounting Standards No. 133,
     (iii) there shall be excluded in determining Consolidated EBITDA any gains or losses in respect of the receipt or payment, as applicable, of any Swap Termination Value in connection with any transaction permitted by Section 7.03, and
     (iv) for the purposes of the definition of “Permitted Acquisition” and for purposes of determining the Total Leverage Ratio and Secured Leverage Ratio, (A) there shall be included in determining Consolidated EBITDA for any period, without duplication, (1) the Acquired EBITDA of any Person, property, business or asset acquired by the Borrower or any Restricted Subsidiary during such period (but not the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired), to the extent not subsequently sold, transferred or otherwise disposed by the Borrower or such Restricted Subsidiary (each such Person, property, business or asset acquired and not subsequently so disposed of, an “Acquired Entity or Business”), based on the actual Acquired EBITDA of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) and (2) an adjustment in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in a certificate executed by a Responsible Officer and delivered to the Lenders and the Administrative Agent and (B) there shall be excluded in determining Consolidated EBITDA for any period the Disposed EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of or closed by the Borrower or any Restricted Subsidiary (including pursuant to an Asset Disposition Event to an MLP or the designation of an Unrestricted Subsidiary) during such period (each such Person, property, business or asset so sold or disposed of, a “Sold Entity or Business”), based on the actual Disposed EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer or disposition).
          “Consolidated Interest Expense” means, for any period, the sum of (i) the cash interest expense (including that attributable to Capitalized Leases), net of cash interest income, of the Borrower and the Restricted Subsidiaries (plus the Borrower’s and the Restricted Subsidiaries’ pro rata share of the cash interest expense (including that attributable to Capitalized Leases), net of cash interest income, of the Existing JVs (other than with respect to any Existing JV for any fiscal quarter during which an Existing JV Default in respect of such Existing JV shall have occurred and be continuing at the end of such fiscal quarter)), determined on a consolidated basis in accordance with GAAP, with respect to all outstanding Indebtedness of the Borrower and the Restricted Subsidiaries (plus the Borrower’s and the Restricted Subsidiaries’ pro rata share of all outstanding Indebtedness of the Existing JVs (other than with respect to any Existing JV for any fiscal quarter during which an Existing JV Default in respect of such Existing JV shall have occurred and be continuing at the end of such fiscal quarter)), including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Contracts designed to hedge against interest rates and (ii) any cash payments made during such period in respect of obligations referred to in clause (b) below relating to Funded Debt that were amortized or accrued in a previous period (other than any such obligations resulting from the discounting of Indebtedness in connection with the application of purchase accounting in connection with the Transaction or any Permitted Acquisition), but excluding, however:
          (a) amortization of deferred financing costs,
          (b) the accretion or accrual of discounted liabilities and any other amounts of non-cash interest during such period, and
          (c) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees, all as calculated on a consolidated basis in accordance with GAAP;
provided that for purposes of the definition of “Permitted Acquisition”, there shall be included in determining Consolidated Interest Expense for any period the cash interest expense (or income) of any Acquired Entity or Business acquired during such period, based on the cash interest expense (or income) of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) assuming any Indebtedness incurred or repaid in connection with any such acquisition had been incurred or prepaid on the first day of such period. Notwithstanding anything to the contrary contained herein, for purposes of determining Consolidated Interest Expense for any period ending prior to the first anniversary of the Closing Date, the portion of Consolidated Interest Expense attributable to the Loans shall be an amount equal to actual Consolidated Interest Expense attributable to the Loans from the Closing Date through the date of determination multiplied by a fraction the numerator of which is 365 and the denominator of which is the number of days from the Closing Date through the date of determination.
          “Consolidated Lease Expense” means, for any period, all rental expenses of the Borrower and the Restricted Subsidiaries during such period under operating leases for real or personal property (including in connection with sale-leaseback transactions permitted by Section 7.05(f)) other than (a) obligations under vehicle leases entered into in the ordinary course of business, (b) all such rental expenses associated with assets acquired pursuant to a Permitted Acquisition to the extent such rental expenses relate to operating leases in effect at the time of (and immediately prior to) such acquisition and related to periods prior to such acquisition, (c) real estate taxes, insurance costs and common area maintenance charges and net of sublease income, and (d) all obligations under Capitalized Leases, all as determined on a consolidated basis in accordance with GAAP.
          “Consolidated Net Income” means, for any period, the net income (loss) of the Borrower and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, excluding, without duplication:
          (a) extraordinary items for such period,
          (b) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income,

          (c) any income (loss) for such period attributable to the early extinguishment of Indebtedness, and
          (d) accruals and reserves that are established within twelve months after the Closing Date that are so required to be established as a result of the Transaction in accordance with GAAP.
There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments to property and equipment, software and other intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Borrower and the Restricted Subsidiaries), as a result of any acquisition consummated prior to the Closing Date, any Permitted Acquisitions, or the amortization or write-off of any amounts thereof. There also shall be excluded from Consolidated Net Income for any period any net income (loss) of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, an Acquired Non-Guarantor, or that is accounted for by the equity method of accounting; provided that, to the extent Consolidated Net Income is not already increased by such amounts, Consolidated Net Income shall be increased by (A) the amount of dividends, distributions or other payments from any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, an Acquired Non-Guarantor, or a Person that is accounted for by the equity method of accounting (in each case, other than an MLP or a GP or any Subsidiary thereof) and (B) the amount of any dividends, distributions or other payments from an MLP or a GP, in each case only to the extent made out of the operating surplus of such MLP or such GP, in each of clauses (A) and (B) above, that are actually paid in cash (or promptly converted into cash) to the Borrower or a Restricted Subsidiary thereof in respect of such period; provided further that for purposes of calculating Consolidated EBITDA in connection with determining Total Leverage Ratio and Secured Leverage Ratio, the Borrower’s and the Restricted Subsidiaries’ pro rata share of any net income (loss) for such period (calculated in the manner set forth above) of the Existing JVs retained by such Existing JVs shall be included in Consolidated Net Income (other than with respect to any Existing JV for any period during which an Existing JV Default in respect of such Existing JV shall have occurred and be continuing at the end of such period (or such fiscal quarter)).
          “Consolidated Working Capital” means, at any date, the excess of (a) the sum of all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries at such date, but excluding any assets arising from the application of Statement of Financial Accounting Standards No. 133 over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries on such date, including deferred revenue but excluding, without duplication, (i) the current portion of any Funded Debt, (ii) all Indebtedness consisting of Loans to the extent otherwise included therein, (iii) the current portion of interest, (iv) the current portion of current and deferred income taxes and (v) and any liabilities arising from the application of Statement of Financial Accounting Standards No. 133.
          “Continuing Directors” means the directors of the Borrower on the Closing Date and each other director, if, in each case, such other director’s nomination for election to the board of directors of the Borrower is recommended by a majority of the then Continuing Directors or such other director receives the vote of the Permitted Holders in his or her election by the stockholders of the Borrower.
          “Contract Consideration” has the meaning set forth in the definition of “Excess Cash Flow”.
          “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
          “Control” has the meaning set forth in the definition of “Affiliate.”
          “Credit Facilities” means, one or more debt facilities (including, without limitation, the Existing Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
          “Cumulative Excess Cash Flow” means, as of any date of determination, Excess Cash Flow (if positive) for the Stub Period and for each fiscal year ended after the Stub Period and prior to such date of determination for which financial statements of the Borrower have been delivered pursuant to Section 6.01.
          “Cumulative Consolidated Net Income” means, as of any date of determination, Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the Stub Period to the end of the most recent fiscal year for which financial statements of the Borrower have been delivered pursuant to Section 6.01.
          “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
          “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
          “Default Rate” means an interest rate equal to (a) in the case of interest accruing on the principal of any Loan, the rate otherwise applicable to such Loan pursuant to Section 2.08 plus 2.00% per annum and (b) in all other cases, a rate per annum (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, when determined by reference to the Prime Rate and over a year of 360 days at all other times) equal to the rate that would be applicable to a Base Rate Loan plus 2.00% per annum.

          “Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, unless the subject of a good faith dispute or subsequently cured or (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute or subsequently cured.
          “Disposed EBITDA” means, with respect to any Sold Entity or Business for any period, the amount for such period of Consolidated EBITDA of such Sold Entity or Business (determined as if references to the Borrower and the Restricted Subsidiaries in the definition of “Consolidated EBITDA” were references to such Sold Entity or Business and its Subsidiaries), all as determined on a consolidated basis for such Sold Entity or Business.
          “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction and any sale of Equity Interests) of any asset by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that “Disposition” or “Dispose” shall not be deemed to include any issuance by the Borrower of any of its Equity Interests to another Person.
          “Disqualified Equity Interests” means any Equity Interest which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one (91) days after the Maturity Date (regardless of whether any Loans are outstanding).
          “Dollar” and “$” mean lawful money of the United States.
          “Domestic Subsidiary” means any Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.
          “Eligible Assignee” means any Assignee permitted by and consented to in accordance with Section 10.07(b).
          “Environmental Laws” means any and all Laws relating to pollution, the protection of the environment, natural resources, or, to the extent relating to exposure to Hazardous Materials, human health or to the release of any materials into the environment, including those related to hazardous materials, substances and wastes, air emissions or discharges to waste or public systems.

          “Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
          “Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.
          “Equity Distribution” means the payment by the Borrower on or promptly after the Closing Date of a cash equity distribution in an amount of up to $445.5 million to the holders of its Equity Interests.
          “Equity Interests” means, with respect to any Person, all of the shares, interests, rights, participations or other equivalents (however designated) of capital stock of (or other ownership or profit interests or units in) such Person and all of the warrants, options or other rights for the purchase, acquisition or exchange from such Person of any of the foregoing (including through convertible securities).
          “Equity Investors” means the Sponsor, Merrill Lynch and the Management Stockholders.
          “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
          “ERISA Affiliate” means any trade or business (whether or not incorporated) that is under common control with any Loan Party within the meaning of Section 414 of the Code or Section 4001 of ERISA.
          “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.
          “Eurodollar Rate” means, for any Interest Period with respect to any Eurodollar Rate Loan, an interest rate per annum equal to the product of:

     (a) the rate per annum for deposits in Dollars for a period equal to such Interest Period determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers’ Association Interest Settlement Rates for deposits in Dollars (as set forth by any service selected by the Administrative Agent that has been nominated by the British Bankers’ Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “Eurodollar Rate” shall be the interest rate per annum determined by the Administrative Agent to be the average of the rates per annum at which deposits in Dollars are offered for such relevant Interest Period to major banks in the London interbank market in London, England by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two Business Days prior to the beginning of such Interest Period; and
     (b) Statutory Reserves.
          “Eurodollar Rate Loan” means a Loan that bears interest at a rate based on the Eurodollar Rate.
          “Event of Default” has the meaning set forth in Section 8.01.
          “Excess Cash Flow” means, for any period, an amount equal to the excess of:
          (a) the sum, without duplication, of:
          (i) Consolidated Net Income for such period (adjusted to exclude gains or losses attributable to Asset Disposition Events),
          (ii) an amount equal to the amount of all depreciation, amortization and non-cash charges to the extent deducted in arriving at such Consolidated Net Income,
          (iii) decreases in Consolidated Working Capital and long-term account receivables for such period (other than any such decreases arising from acquisitions by the Borrower and the Restricted Subsidiaries completed during such period), and
          (iv) the amount of tax expense deducted in determining Consolidated Net Income in such period to the extent exceeding the amount of cash taxes paid in such period; over
          (b) the sum, without duplication, of:
          (i) an amount equal to the amount of all non-cash credits included in arriving at such Consolidated Net Income and cash charges included in clauses (a) through (d) of the definition of “Consolidated Net Income”,
          (ii) without duplication of amounts deducted pursuant to clause (ix) below in prior fiscal years, the amount of Capital Expenditures made in cash during such period, except to the extent that such Capital Expenditures were financed with the proceeds of Indebtedness of the Borrower or the Restricted Subsidiaries,
          (iii) the aggregate amount of all principal payments of Indebtedness of the Borrower and the Restricted Subsidiaries (including the principal component of payments in respect of Capitalized Leases but excluding any prepayments made under any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder) made during such period, except to the extent financed with the proceeds of other Indebtedness of the Borrower or the Restricted Subsidiaries,
          (iv) increases in Consolidated Working Capital and long-term account receivables for such period (other than any such increases arising from acquisitions by the Borrower and the Restricted Subsidiaries completed during such period),
          (v) cash payments by the Borrower and the Restricted Subsidiaries during such period in respect of long-term liabilities of the Borrower and the Restricted Subsidiaries other than Indebtedness, except to the extent financed with the proceeds of Indebtedness of the Borrower or the Restricted Subsidiaries,
          (vi) the amount of Restricted Payments paid during such period pursuant to clause (g) of Section 7.06, to the extent such Restricted Payments were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries,
          (vii) without duplication of amounts deducted pursuant to clause (x) below in prior fiscal years, the amount of Investments and acquisitions made in cash during such period pursuant to clauses (c) (other than any such Investments thereunder in the Borrower or a Restricted Subsidiary), (i), (r) and (s) of Section 7.02, to the extent that such Investments and acquisitions were financed with internally generated cash flow of the Borrower and the Restricted Subsidiaries,
          (viii) the aggregate amount of expenditures actually made by the Borrower and the Restricted Subsidiaries in cash during such period (including expenditures for the payment of financing fees) to the extent that such expenditures are not expensed during such period or any previous period,
          (ix) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash by the Borrower and the Restricted Subsidiaries during such period that are required to be made in connection with any prepayment of Indebtedness,
          (x) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by the Borrower or any of the Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions or Capital Expenditures to be consummated or made during the period of four consecutive fiscal quarters of the Borrower following the end of such period, provided that to the extent the aggregate amount of internally generated cash actually utilized to finance such Permitted Acquisitions or Capital Expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters, and
          (xi) the amount of cash taxes paid in such period to the extent they exceed the amount of tax expense deducted in determining Consolidated Net Income for such period.
          “Exchange Act” means the Securities Exchange Act of 1934.
          “Excluded Subsidiary” means (a) any Restricted Subsidiary that is not a wholly owned Restricted Subsidiary, (b) each Restricted Subsidiary listed on Schedule 1.01B hereto, (c) any Restricted Subsidiary that is prohibited by applicable Law from guaranteeing the Obligations, (d) any Restricted Subsidiary that is a Domestic Subsidiary and is a Subsidiary of a Foreign Subsidiary, (e) any Immaterial Subsidiary and (f) any other Restricted Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse tax consequences) of providing a Subsidiary Guarantee shall be excessive in view of the benefits to be obtained by the Lenders or any other Secured Party therefrom.
          “Existing Credit Agreement” means the Credit Agreement, dated as of October 31, 2005, among the Borrower, each lender a party thereto, and Credit Suisse, as Administrative Agent, Swing Line Lender, a Revolving L/C Issuer and the Synthetic L/C Issuer thereunder.
          “Existing Term Loan Facility” means the Term Loans as defined in the Existing Credit Agreement.
          “Existing JV” means each of Versado Gas Processors, L.L.C., a Delaware limited liability company, Downstream Energy Ventures Co., L.L.C., a Delaware limited liability company, and Cedar Bayou Fractionators, LP, a Delaware limited partnership; provided, however, that in the event any such entity becomes a wholly owned Subsidiary of the Borrower, such entity shall cease to be an Existing JV.
          “Existing JV Default” means, with respect to any Existing JV, either of the following (a) such Existing JV institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or (b) such Existing JV becomes unable or admits in writing its inability or fails generally to pay its debts as they become due.
          “Existing Loan Documents” means the Loan Documents as defined in the Existing Credit Agreement.

          “Federal Funds Rate” means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
          “Financial Statement Delivery Default” means any outstanding event of default (which has not been cured or waived) under any Credit Facility of OpCo (including the Existing Credit Agreement), the Senior Unsecured Notes or any other Funded Debt of OpCo with a principal amount in excess of the Threshold Amount that results from the breach by OpCo of a requirement to deliver its quarterly or annual financial statements to the lenders of such Indebtedness.
          “Fixed Charge Coverage Ratio” means, with respect to any Test Period, the ratio of Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such Test Period to the Fixed Charges of the Borrower and its Restricted Subsidiaries for such Test Period. In the event that the Borrower or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility that has been permanently repaid and has not been replaced) or issues or redeems Disqualified Equity Interests or preferred stock subsequent to the commencement of the Test Period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Equity Interests or preferred stock, as if the same had occurred at the beginning of the applicable Test Period (the “reference period”).
          For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Borrower or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charges and the change in Consolidated EBITDA resulting therefrom) had occurred on the first day of the reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the reference period.
          For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Borrower. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Swap Contract applicable to such Indebtedness). Interest on a Capitalized Lease shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capitalized Lease in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.
          “Fixed Charges” means, with respect to any Test Period, the sum of:
          (a) Consolidated Interest Expense (exclusive of any payments made in respect of the accretion or accrual of discounted liabilities) for such Test Period,
          (b) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred Equity Interests of the Borrower or any Restricted Subsidiary made during such Test Period, and
          (c) all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Equity Interests of the Borrower or any Restricted Subsidiary made during such Test Period.
          “Foreign Lender” has the meaning set forth in Section 10.15(a)(i).
          “Foreign Subsidiary” means any direct or indirect Restricted Subsidiary of the Borrower which is not a Domestic Subsidiary.
          “FRB” means the Board of Governors of the Federal Reserve System of the United States.
          “Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.
          “Funded Debt” means all Indebtedness of the Borrower and the Restricted Subsidiaries for borrowed money (if and to the extent it would appear as a liability on the face of a consolidated balance sheet of the Borrower prepared in accordance with GAAP or is Guaranteed by the Borrower or a Restricted Subsidiary) that matures more than one year from the date of its creation or matures within one year from such date that is renewable or extendable, at the option of such Person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including Indebtedness in respect of the Loans. Without limitation on the foregoing, Funded Debt shall not include (i) letters of credit, except with respect to unreimbursed amounts thereunder, (ii) Indebtedness of Unrestricted Subsidiaries (unless Guaranteed by the Borrower or a Restricted Subsidiary), (iii) any synthetic letter of credit facility, except to the extent of unreimbursed amounts thereunder (including any outstanding synthetic letter of credit loans) and (iv) Obligations under any Swap Contracts.
          “GAAP” means generally accepted accounting principles in the United States of America, as in effect from time to time.
          “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
          “GP” means, in respect of any MLP, the Person that is the general partner of such MLP.
          “Granting Lender” has the meaning set forth in Section 10.07(g).
          “Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness or other monetary obligation to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

          “Hazardous Materials” means all explosive or radioactive materials, substances or wastes and all hazardous or toxic substances, wastes or pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other materials, substances or wastes of any nature regulated pursuant to any Environmental Law.
          “Holding Company” means, at any time, any company that at such time (a) owns (directly or indirectly through one or more other Holding Companies satisfying the requirements of this definition) a majority of the Voting Stock of any Person, (b) does not own any other material assets (other than cash, Cash Equivalents and Investments in other Holding Companies) and (c) does not engage in any active trade or business other than serving as a direct or indirect holding company controlling such Person and activities incidental thereto; provided that any references to Holding Company herein shall refer to a Holding Company of the Borrower unless stated otherwise.
          “Immaterial Subsidiary” means each Subsidiary of the Borrower that the Borrower designates from time to time as an Immaterial Subsidiary; provided that, as of the last day of the most recently completed fiscal quarter of the Borrower for which financial statements are available, such Subsidiaries in the aggregate (a) do not have assets with a value in excess of 5% of the consolidated total assets of the Borrower and its Restricted Subsidiaries and (b) did not, as of the four quarter period ending on the last day of such fiscal quarter, have revenues exceeding 5% of the total consolidated revenues of the Borrower and its Restricted Subsidiaries.
          “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
     (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
     (b) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person;
     (c) net obligations of such Person under any Swap Contract, including any Back-to-Back Swap Contract;
     (d) all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP);
     (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
     (f) all Attributable Indebtedness;
     (g) all obligations of such Person in respect of Disqualified Equity Interests; and
     (h) all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except if (and only to the extent that) such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would not be included in the calculation of Consolidated Total Debt. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) if and to the extent such Indebtedness is limited in recourse to the property encumbered, the fair market value of the property encumbered thereby as determined by such Person in good faith.
Notwithstanding the foregoing, Indebtedness will be deemed not to include Indebtedness Obligations of a GP with respect to Indebtedness of the applicable MLP arising by operation of law due to such GP’s position as a general partner of such MLP (or corresponding Indebtedness Obligations of any general partner of such GP arising by operation of law due to such entity’s position as a general partner); provided, however, that such Indebtedness Obligations or Indebtedness are non-recourse to the Borrower or any of its Restricted Subsidiaries (other than such GP and, if such GP is a limited partnership, the general partner of such GP; provided that (x) the sole business of such general partner of such GP is to act as the general partner of such GP and engage in activities ancillary thereto and (y) such general partner of such GP owns no assets (other than (i) ownership interests in such GP or in the MLP of which such GP is the GP or Equity Interests (other than Disqualified Equity Interests) of the Borrower and Indebtedness owed to such general partner of such GP that is incurred pursuant to clause (p) of Section 7.03, and (ii) assets which are being held temporarily and which are (x) to be transferred or distributed to a MLP or a GP or (y) distributions from a MLP or a GP and (iii) current assets sufficient to satisfy its ordinary course operating expenses).
          “Indebtedness Obligations” means obligations in respect of any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the applicable agreement), premium (if any), guarantees of payment, fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.
          “Indemnified Liabilities” has the meaning set forth in Section 10.05.

          “Indemnitees” has the meaning set forth in Section 10.05.
          “Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged and that is independent of the Borrower and its Affiliates.
          “Information” has the meaning set forth in Section 10.08.
          “Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates, and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.
          “Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, or if available to each Lender participating in the Borrowing that includes such Eurodollar Rate Loan, nine or twelve months thereafter, as selected by the Borrower in its Committed Loan Notice; provided that
          (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
          (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
          (c) no Interest Period shall extend beyond the Maturity Date.
          “Intermediate Holdco” means Targa Resources Investments Sub Inc., a Delaware corporation.
          “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of Indebtedness of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested (which, in the case of an Investment made with non-cash assets, shall be the fair value thereof at the time such Investment is made), without adjustment for subsequent increases or decreases in the value of such Investment.
          “IP Rights” has the meaning set forth in Section 5.15.
          “IRS” means the United States Internal Revenue Service.
          “Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
          “Lender” means (a) the Persons listed on Schedule 2.01 (other than any such Person that has ceased to be a party hereto pursuant to an Assignment and Assumption) and (b) any Person that has become a party hereto pursuant to an Assignment and Assumption.
          “Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.
          “Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
          “Loan” means (a) a loan made pursuant to Section 2.01 and (b) any increased principal amount thereof pursuant to Section 2.08.
          “Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Subsidiary Guaranty, and (iv) the Pledge Agreement.
          “Loan Parties” means, collectively, (a) prior to the Triggering Event, the Borrower, Intermediate Holdco and any Subsidiary that would be a Subsidiary Guarantor at the time if the Triggering Event had occurred, and (b) after the Triggering Event, the Borrower, Intermediate Holdco and each other Subsidiary Guarantor.
          “Management Stockholders” means the members of management of the Borrower or its Subsidiaries who are investors in the Borrower or any Holding Company.
          “Master Agreement” has the meaning set forth in the definition of “Swap Contract”.
          “Material Adverse Effect” means (a) a material adverse effect on the business, operations, assets, liabilities (actual or contingent) or financial condition of the Borrower and its

Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Borrower or the Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which the Borrower or any of the other Loan Parties is a party or (c) a material adverse effect on the rights and remedies of the Lenders under any Loan Document.
          “Maturity Date” means February 9, 2015.
          “Maximum Rate” has the meaning set forth in Section 10.10.
          “Merrill Lynch” means Merrill Lynch Ventures L.P. 2001 and its Affiliates, but not including, however, any portfolio companies of any of the foregoing.
          “MLP” means any master limited partnership.
          “MLP Extraordinary Distribution” means any dividends or distributions made by a MLP or GP other than any dividends or distributions out of the operating surplus of such MLP or GP.
          “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
          “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
          “Net Cash Proceeds” means:
     (a) with respect to the Disposition of any asset by the Borrower or any Restricted Subsidiary or any Casualty Event, the excess, if any, of
          (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event actually received by or paid to or for the account of the Borrower or any Restricted Subsidiary, over
          (ii) the sum of (A) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness that is secured by the asset subject to such Disposition or Casualty Event and that is required to be repaid (and is timely repaid) in connection with such Disposition or Casualty Event (other than Indebtedness under the Loan Documents), (B) the out-of-pocket expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees) actually incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event, (C) taxes paid or reasonably estimated to be actually payable in connection therewith, and

(D) any reserve for adjustment in respect of (x) the sale price of such asset or assets established in accordance with GAAP and (y) any liabilities associated with such asset or assets and retained by the Borrower or any Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental, health or safety matters or against any indemnification obligations associated with such transaction, and it being understood that “Net Cash Proceeds” shall include any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by the Borrower or any Restricted Subsidiary in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in clause (D) above or, if such liabilities have not been satisfied in cash and such reserve is not reversed within three hundred sixty-five (365) days after such Disposition or Casualty Event, the amount of such reserve; provided that solely for purposes of determining the Net Cash Proceeds of an Asset Disposition Event (x) no net cash proceeds calculated in accordance with the foregoing realized in a single transaction or series of related transactions shall constitute Net Cash Proceeds unless such net cash proceeds shall exceed $10,000,000 and (y) no such net cash proceeds meeting the requirements of sub-clause (x) shall constitute Net Cash Proceeds under this clause (a) until the aggregate amount of all such net cash proceeds shall exceed $25,000,000; and
     (b) with respect to the incurrence or issuance of any Indebtedness by the Borrower or any Restricted Subsidiary, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance over (ii) the investment banking fees, underwriting discounts, commissions, costs and other out-of-pocket expenses and other customary expenses, incurred by the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance.
          “Non-Cash Charges” means (a) losses on asset sales, disposals or abandonments, in each case other than in the ordinary course of business, (b) any impairment charge or asset write-off related to intangible assets, long-lived assets, and investments in debt and equity securities pursuant to GAAP, (c) all losses from investments recorded using the equity method, (d) stock-based awards compensation expense, and (e) other non-cash charges (provided that if any non-cash charges referred to in this clause (e) represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); provided that write-downs and write-offs of receivables shall not be “Non-Cash Charges”.
          “Non-Consenting Lenders” has the meaning set forth in Section 3.07(c).
          “Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit B hereto, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender.
          “Not Otherwise Applied” means, with reference to any amount of Net Cash Proceeds of any transaction or event or of Excess Cash Flow, that such amount (a) was not applied to prepay the Loans pursuant to Section 2.05(a), (b) was not required to be applied to prepay the Loans pursuant to Section 2.05(b), and (c) was not previously applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was (or may have been) contingent on receipt of such amount or utilization of such amount for a specified purpose. The Borrower shall promptly notify the Administrative Agent of any application of such amount as contemplated by (b) above.
          “Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party and its Subsidiaries arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or Subsidiary of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents (and of their Subsidiaries to the extent they have obligations under the Loan Documents) include (i) the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, Attorney Costs, indemnities and other amounts payable by any Loan Party or its Subsidiaries under any Loan Document and (ii) the obligation of any Loan Party or any of its Subsidiaries to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party or such Subsidiary.
          “OpCo” means Targa Resources, Inc., a Delaware corporation and a direct wholly-owned Subsidiary of Intermediate Holdco.
          “Organization Documents” means, (a) with respect to any corporation, its certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, its certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, its partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
          “Other Taxes” has the meaning set forth in Section 3.01(b).
          “Outstanding Amount” means, on any date, the aggregate principal amount of Loans on such date after giving effect to any borrowings and prepayments or repayments of Loans.
          “Partially Owned Operating Company” means (a) any Person (i) a portion of the Equity Interests of which is transferred to an MLP or an MLP Subsidiary by a Loan Party, (ii) that holds operating assets and (iii) as to which the Borrower or any Restricted Subsidiary continues to own Equity Interests and (b) any Subsidiary of such Person.

          “Participant” has the meaning set forth in Section 10.07(e).
          “Pari Passu Indebtedness” means, with respect to the Borrower or any Loan Party, (1) all Indebtedness of such Person, whether outstanding on the Closing Date or thereafter incurred and (2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above, unless, in the case of clauses (1) and (2), the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness or other Obligations are subordinate in right of payment to the Loans or the Subsidiary Guarantees; provided that, for the avoidance of doubt, Pari Passu Indebtedness shall include, without limitation, the Existing Credit Agreement and the Senior Unsecured Notes.
          “PBGC” means the Pension Benefit Guaranty Corporation.
          “Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Loan Party or any ERISA Affiliate or to which any Loan Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five (5) plan years.
          “Permitted Acquisition” has the meaning set forth in Section 7.02(i).
          “Permitted Date” has the meaning set forth in Section 7.03(p).
          “Permitted Equity Issuance” means any sale or issuance of any Qualified Equity Interests of the Borrower.
          “Permitted Holders” means the Equity Investors, provided, however, that for purposes of determining the percentage of Voting Stock of the Borrower that the Permitted Holders have the power to vote or direct the voting of, or own, within the meaning of the definition of “Change of Control”, if the portion of such Voting Stock allocable to the Management Stockholders in the aggregate at any time exceeds twenty percent (20%) of the total amount of the outstanding Voting Stock of the Borrower at such time, the Permitted Holders shall be deemed not to own or to have the power to vote or direct the voting of the amount of such excess for purposes of the definition of “Change of Control” and any calculations specified therein.
          “Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed or extended except by an amount equal to unpaid accrued interest and premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such modification, refinancing, refunding, renewal or extension and by an amount equal to any existing commitments unutilized thereunder, (b) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(f), such modification, refinancing, refunding, renewal or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed or extended, (c) other than with respect to a Permitted Refinancing in respect of Indebtedness permitted pursuant to Section 7.03(f), at the time thereof and after giving effect thereto, no Event of Default shall have occurred and be continuing, and (d) if such Indebtedness being modified, refinanced, refunded, renewed or extended was originally incurred pursuant to Section 7.03(b), 7.03(q), 7.03(r) or 7.03(s), (i) to the extent such Indebtedness being modified, refinanced, refunded, renewed or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal or extension is subordinated in right of payment to the Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed or extended, (ii) the terms and conditions (including, if applicable, as to collateral but excluding as to subordination, interest rate and redemption premium) of any such modified, refinanced, refunded, renewed or extended Indebtedness, taken as a whole, are not materially less favorable to the Borrower and its Restricted Subsidiaries or the Lenders than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed or extended; provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (iii) such modification, refinancing, refunding, renewal or extension is incurred by the Person who is the obligor of the Indebtedness being modified, refinanced, refunded, renewed or extended.
          “Permitted Reinvestment” means an investment in (a) one or more Permitted Acquisitions, (b) properties, (c) Capital Expenditures and (d) acquisitions of long lived assets, that in each of (a), (b), (c) and (d), are used or useful in a Similar Business.
          “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
          “PIK Interest” has the meaning set forth in Section 2.08(a).
          “PIK Margin” means 0.75% per annum.
          “Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.
          “Pledge Agreement” means the Pledge Agreement executed by Intermediate Holdco substantially in the form of Exhibit F.

          “Post-Acquisition Period” means, with respect to any Permitted Acquisition, the period beginning on the date such Permitted Acquisition is consummated and ending on the last day of the sixth full consecutive fiscal quarter immediately following the date on which such Permitted Acquisition is consummated.
          “Prepayment Premium” has the meaning set forth in Section 2.05(d).
          “Prime Rate” means the rate of interest per annum determined from time to time by Credit Suisse as its prime rate in effect at its principal office in New York City and notified to the Borrower.
          “Pro Forma Adjustment” means, for any Test Period that includes all or any part of a fiscal quarter included in any Post-Acquisition Period, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business or the Consolidated EBITDA of the Borrower, the pro forma increase or decrease in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, projected by the Borrower in good faith as a result of (a) actions taken during such Post-Acquisition Period for the purposes of realizing reasonably identifiable and factually supportable cost savings or (b) any additional costs incurred during such Post-Acquisition Period, in each case in connection with the combination of the operations of such Acquired Entity or Business with the operations of the Borrower and the Restricted Subsidiaries; provided that, so long as such actions are taken during such Post-Acquisition Period or such costs are incurred during such Post-Acquisition Period, as applicable, it may be assumed, for purposes of projecting such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, that such cost savings will be realizable during the entirety of such Test Period, or such additional costs, as applicable, will be incurred during the entirety of such Test Period; provided further that any such pro forma increase or decrease to such Acquired EBITDA or such Consolidated EBITDA, as the case may be, shall be without duplication for cost savings or additional costs already included in such Acquired EBITDA or such Consolidated EBITDA, as the case may be, for such Test Period.
          “Pro Forma Basis”, “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to compliance with any test or covenant hereunder, that (A) to the extent applicable, the Pro Forma Adjustment shall have been made and (B) all Specified Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a Disposition of all or substantially all of the Equity Interests in any Subsidiary of the Borrower or of any division, product line, or facility used for operations of the Borrower or any of its Subsidiaries shall be excluded (but, if such Disposition is made to an MLP, then pro forma effect also shall be given to any additional distributions that would have been made by such MLP), and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included, (b) any retirement of Indebtedness, and (c) any Indebtedness incurred or assumed by the Borrower or any of the Restricted Subsidiaries in connection therewith and if such Indebtedness has a floating or formula rate, shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate which is or would be in effect with respect to such Indebtedness as at the relevant date of determination; provided that, without limiting the application of the Pro Forma Adjustment pursuant to (A) above, the foregoing pro forma adjustments may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of “Consolidated EBITDA” and give effect to events (including operating expense reductions) that are (i) (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and the Restricted Subsidiaries and (z) factually supportable or (ii) otherwise consistent with the definition of “Pro Forma Adjustment”.
          “Pro Rata Share” means, with respect to each Lender at any time a fraction (expressed as a percentage, carried out to the ninth decimal place), the numerator of which is the amount of the Commitments of such Lender (or, following the Closing Date, the aggregate principal amount of Loans held by such Lender) at such time and the denominator of which is the amount of the Aggregate Commitments (or, following the Closing Date, the aggregate principal amount of all outstanding Loans) at such time; provided that if the Commitments have been terminated and the Loans repaid, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and repayment and after giving effect to any subsequent assignments made pursuant to the terms hereof.
          “Projections” has the meaning set forth in Section 6.01(c).
          “Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests.
          “Qualifying IPO” means the issuance by the Borrower or any Holding Company of its common Equity Interests in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering).
          “Register” has the meaning set forth in Section 10.07(d).
          “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Pension Plan, other than events for which the thirty (30) day notice period has been waived.
          “Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings and (b) aggregate unused Commitments; provided that the unused Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
          “Reserved Prepayment Amount” means, at any time, an amount equal to (a) the portion, if any, of the Available Amount at such time that is attributable to Net Cash Proceeds of Asset Disposition Events either (i) received prior to the Triggering Event and that would have been required to be applied to make a mandatory prepayment pursuant to Section 2.05(b)(ii) if the Triggering Event had occurred prior to such Asset Disposition Event or (ii) on or after the Triggering Event and that would have been applied to make a mandatory prepayment pursuant to Section 2.05(b)(ii) but were not because of the last proviso to such Section, minus (b) the amount, if any, of the Reserved Prepayment Amount that, prior to such time, shall have been offered to prepay Loans as contemplated by Section 2.05(a)(ii), provided that such offer shall have been completed and any Loans of Accepting Lenders shall have been paid with such amount.
          “Responsible Officer” means the chief executive officer, president, vice president, chief financial officer, treasurer or assistant treasurer or other similar officer of a Loan Party and, as to any document delivered on the Closing Date, any secretary or assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
          “Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interest of the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such Equity Interest, or on account of any return of capital to the Borrower’s or any Restricted Subsidiary’s stockholders, partners or members (or the equivalent Persons thereof).
          “Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary; provided that, unless it has been designated as an Unrestricted Subsidiary pursuant to Section 6.17, any Partially Owned Operating Company that is a Subsidiary will be a Restricted Subsidiary solely for purposes of Sections 7.01, 7.02, 7.03, 7.04, 7.05, 7.06 and 7.07 (and shall be deemed to be an Unrestricted Subsidiary for all other purposes).
          “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.
          “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
          “Secured Indebtedness” means Funded Debt of a Loan Party secured by a Lien on the assets of a Loan Party.
          “Secured Leverage Ratio” means, on any date of measurement, the ratio of (a) secured Funded Debt of the Borrower and the Restricted Subsidiaries (other than the Loans) outstanding on such date (giving effect to any incurrence or repayment of Funded Debt then being made), determined on a consolidated basis in accordance with GAAP, minus (i) unencumbered cash and Cash Equivalents and (ii) cash and Cash Equivalents on which there is a Lien securing such Funded Debt, on the applicable date of measurement, to (b) Consolidated EBITDA for the Test Period, determined on a Pro Forma Basis if any Specified Transaction occurred during such Test Period or thereafter.
          “Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, any Supplemental Agents and each co-agent or sub-agent appointed by the Administrative Agent or Collateral Agent from time to time pursuant to Section 9.01(b).

          “Securities Act” means the Securities Act of 1933.
          “Senior Unsecured Notes” means OpCo’s senior unsecured notes due 2013 in the initial aggregate principal amount of $250,000,000.
          “Similar Business” means any business conducted by the Borrower and any of its Restricted Subsidiaries on the Closing Date or any business that is similar, reasonably related, incidental or ancillary thereto, including, for the avoidance of doubt, the gathering, processing, storing, transportation and marketing of oil, natural gas, natural gas liquids and related products.
          “Sold Entity or Business” has the meaning set forth in the definition of “Consolidated EBITDA”.
          “Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
          “SPC” has the meaning set forth in Section 10.07(g).
          “Specified Transaction” means, with respect to any period, any Investment, Disposition (including a Disposition to an MLP), incurrence or repayment of Indebtedness, Restricted Payment or Subsidiary designation that by the terms of this Agreement requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis”.
          “Sponsor” means Warburg Pincus LLC and its Affiliates, but not including, however, any portfolio companies of any of the foregoing.
          “Statutory Reserves” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the FRB and any other banking authority, domestic or foreign, to which the Administrative Agent or any Lender (including any branch, Affiliate, or other fronting office making or holding a Loan) is subject for Eurocurrency Liabilities (as defined in Regulation D of the FRB). Eurodollar Loans shall be deemed to constitute Eurocurrency Liabilities as defined in Regulation D of the FRB) and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
          “Stub Period” means the period of time commencing on July 1, 2007 and ending on December 31, 2007.
          “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
          “Subsidiary Guarantees” has the meaning set forth in the definition of “Collateral and Guarantee Requirement”.
          “Subsidiary Guarantor” has the meaning set forth in the definition of “Collateral and Guarantee Requirement”.
          “Subsidiary Guaranty” means, collectively, (a) the Subsidiary Guarantees made by the Intermediate Holdco and, upon and after the Triggering Event, the other Subsidiary Guarantors, substantially in the form of Exhibit E and (b) each other guaranty and guaranty supplement delivered pursuant to Section 6.11.
          “Successor Company” has the meaning set forth in Section 7.04(d).
          “Supplemental Agent” has the meaning set forth in Section 9.13 and “Supplemental Agents” shall have the corresponding meaning.
          “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement relating to transactions of the type described in clause (a) above (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

          “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts (other than a Back-to-Back Swap Contract), (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
          “Syndication Agent” means Deutsche Bank Securities, Inc., as Syndication Agent under this Agreement.
          “Taxes” has the meaning set forth in Section 3.01(a).
          “Test Period” means, for any determination under this Agreement, the most recent period of four consecutive fiscal quarters for which financial statements of the Borrower have been delivered pursuant to Section 6.01(b).
          “Threshold Amount” means $40,000,000.
          “Total Leverage Ratio” means, on any date of measurement, the ratio of (a) Funded Debt of the Borrower and the Restricted Subsidiaries (and the Borrower’s and the Restricted Subsidiaries’ pro rata share of the Indebtedness of the Existing JVs (other than with respect to any Existing JV that is the subject of an Existing JV Default, which Existing JV Default shall have occurred and be continuing on the date of determination)) outstanding on such date (giving effect to any incurrence or repayment of Funded Debt then being made), determined on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any Permitted Acquisition), minus all (i) unencumbered cash and Cash Equivalents and (ii) cash and Cash Equivalents on which there is a Lien securing such Funded Debt of the Borrower and the Restricted Subsidiaries or such Indebtedness of an Existing JV, as applicable, on the applicable date of measurement, to (b) Consolidated EBITDA for the Test Period, determined on a Pro Forma Basis if any Specified Transaction occurred during such Test Period or thereafter.
          “Total Outstandings” means the aggregate Outstanding Amount of all Loans.
          “Transaction” means, collectively, (a) the Equity Distribution, (b) the execution and delivery of the Loan Documents and the funding of the Loans on the Closing Date, (c) the consummation of any other transactions in connection with the foregoing, and (d) the payment of the fees and expenses (including the Transaction Expenses) incurred in connection with any of the foregoing.
          “Transaction Expenses” means any fees or expenses incurred or paid by the Borrower or any Restricted Subsidiary in connection with the Transaction, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.

          “Treasury Rate” means, as of any date of prepayment, the yield to maturity as of such prepayment date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the date of such prepayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the date of such prepayment to August 9, 2009.
          “TRERO Contribution” means any contribution to the Targa Resources Employee Relief Organization, a foundation formed for the purpose of providing assistance or other relief to employees of the Loan Parties in response to disasters and emergency hardships.
          “Triggering Event” means (a) the Guarantee by the Subsidiary Guarantors (other than Intermediate Holdco) of the Obligations pursuant to the Subsidiary Guaranty, which shall occur at the option of, and in the absolute and sole discretion of, the Borrower at any time after the repayment in full of all obligations under the Existing Term Loan Facility and (b) the delivery by the Loan Parties to the Administrative Agent of (i) their executed counterparts to supplements to the Subsidiary Guaranty and (ii) evidence that all other customary actions taken in connection with such Guarantee, including delivery of customary legal opinions, that the Administrative Agent may deem reasonably necessary to demonstrate the due authorization, execution and delivery of supplements to the Subsidiary Guaranty, shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent.
          “Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
          “Unaudited Financial Statements” means (a) the unaudited consolidated balance sheet of OpCo and its Subsidiaries as of March 31, 2007, (b) the related unaudited consolidated statements of income, stockholders’ equity and cash flows for OpCo and its Subsidiaries for the three month period ended March 31, 2007, (c) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 2007 and (d) the related unaudited consolidated statements of income, stockholders’ equity and cash flows for the Borrower and its Subsidiaries for the three month period ended March 31, 2007.
          “Uniform Commercial Code” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
          “United States” and “U.S.” mean the United States of America.
          “Unrestricted Subsidiary” means (i) each Existing JV and each other Subsidiary of the Borrower listed on Schedule 1.01A, (ii) any Subsidiary of the Borrower designated by the board of directors of the Borrower as an Unrestricted Subsidiary pursuant to Section 6.17 (or that becomes an Unrestricted Subsidiary pursuant to Section 6.17(b)) subsequent to the date hereof, (iii) any Subsidiary that is an MLP and each direct or indirect Subsidiary of such MLP, and (iv) any Subsidiary that is a GP or any direct or indirect Subsidiary of such GP, unless the Borrower notifies the Administrative Agent that it elects pursuant to Section 6.17 to treat such GP or Subsidiary as a Restricted Subsidiary hereunder; provided that (a) any Subsidiary of an Unrestricted Subsidiary shall be an Unrestricted Subsidiary and (b) neither Intermediate Holdco nor OpCo shall be an Unrestricted Subsidiary.
          “USA PATRIOT Act” has the meaning set forth in Section 10.20.
          “Voting Stock” of any Person means Equity Interests of any class or classes having ordinary voting power for the election of directors or the equivalent governing body of such Person.
          “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness.
          “wholly owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (x) director’s qualifying shares and (y) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly owned Subsidiaries of such Person.
     SECTION 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
     (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
     (b)
          (i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
          (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
          (iii) The term “including” is by way of example and not limitation.
          (iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
          (c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

          (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
          (e) The words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
          (f) Any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on such assignments set forth herein).
     SECTION 1.03 Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein; provided, however, that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in GAAP (or in the application thereof) on the computation of a financial ratio or other financial calculation required pursuant to this Agreement (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
     SECTION 1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
     SECTION 1.05 References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.
     SECTION 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
     SECTION 1.07 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as expressly provided herein, including as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.
ARTICLE II.
The Commitments and Credit Extensions
     SECTION 2.01 The Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make to the Borrower a single loan denominated in Dollars in an aggregate principal amount equal to such Lender’s Commitment on the Closing Date. Amounts borrowed under this Section 2.01 and repaid or prepaid may not be reborrowed. Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
     SECTION 2.02 Borrowings, Conversions and Continuations of Loans. (a) Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:30 p.m. (i) three (3) Business Days prior to the requested date of any Borrowing or continuation of Eurodollar Rate Loans or any conversion of Base Rate Loans to Eurodollar Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans; provided that any such notice with respect to any Borrowing to be made on the Closing Date may be given later if given not later than 12 noon (or such later time as agreed to by the Administrative Agent) on the Closing Date (but any such notice requesting a Borrowing of Eurodollar Rate Loans on the Closing Date must request an Interest Period of one month’s duration). Each telephonic notice by the Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans (unless the Loan being continued is a Eurodollar Rate Loan, in which case it shall be continued as a Eurodollar Rate Loan with an Interest Period of one month). Any such automatic conversion to Base Rate Loans or continuation as Eurodollar Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

          (b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Pro Rata Share of the Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation described in Section 2.02(a). In the case of each Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.01, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
          (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan unless the Borrower pays the amount due, if any, under Section 3.05 in connection therewith. During the existence of an Event of Default, the Required Lenders may require that no Loans may be converted to or continued as Eurodollar Rate Loans.
          (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Lenders of any change in the Prime Rate used in determining the Base Rate promptly following the public announcement of such change.
          (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than seven (7) Interest Periods in effect.
          (f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing.
     SECTION 2.03 Intentionally Omitted.
     SECTION 2.04 Intentionally Omitted.
     SECTION 2.05 Prepayments. (a) Optional. (i) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part, without premium, penalty, surcharge or fee (but subject to Section 3.05 and the payment of any Prepayment Premium pursuant to Section 2.05(d)); provided that (1) such notice must be received by the Administrative Agent not later than 1:30 p.m. (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans and (B) on the date of prepayment of Base Rate Loans; (2) any prepayment of Eurodollar Rate Loans shall be in a principal amount of

$5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (3) any prepayment of Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. The Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Each prepayment of the Loans pursuant to this Section 2.05(a) shall be paid to the Lenders in accordance with their respective Pro Rata Shares.
          (ii) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time, offer to prepay the Loans in whole or in part utilizing the Reserved Prepayment Amount. Notwithstanding the foregoing, so long as any Loans are outstanding, any Lender may elect, by notice to the Administrative Agent at or prior to the time and in the manner specified by the Administrative Agent, prior to any prepayment of Loans made by the Borrower pursuant to this Section 2.05(a)(ii), to decline all (but not a portion) of its Pro Rata Share of such prepayment.
          (iii) Notwithstanding anything to the contrary contained in this Agreement, the Borrower may rescind any notice of prepayment under Section 2.05(a)(i) if such prepayment would have resulted from a refinancing of all of the Loans, which refinancing shall not be consummated or shall otherwise be delayed.
          (b) Mandatory. (i) [Intentionally Omitted].
          (ii) (A) After the Triggering Event, if the Borrower or any Restricted Subsidiary realizes or receives any Net Cash Proceeds in respect of any Asset Disposition Event, then on or prior to the date which is ten (10) Business Days after the date of the realization or receipt of such Net Cash Proceeds (or such longer period, not exceeding 60 days, as shall be necessary to comply with Section 2.05(b)(iv) below) the Borrower shall apply a percentage of such Net Cash Proceeds set forth below to the prepayment (in compliance with Section 2.05(b)(iv) below) of the Loans and, to the extent provided in Section 2.05(b)(iv), Pari Passu Indebtedness. The percentage of Net Cash Proceeds to be so applied will equal the percentage set forth in the table below (with Total Leverage Ratios measured after giving Pro Forma Effect to such Asset Disposition Event and such prepayment) of all such Net Cash Proceeds realized or received; provided that no such prepayment shall be required pursuant to this Section 2.05(b)(ii)(A) with respect to any such portion of such Net Cash Proceeds that the Borrower shall have, on or prior to such date, given written notice to the Administrative Agent of its intent either (a) to make a Permitted Reinvestment or (b) to make a payment on Secured Indebtedness, in each case, in accordance with Section 2.05(b)(ii)(B) (which notice may only be provided if no Event of Default has occurred and is then continuing); provided further that no such prepayment shall be required to the extent a Restricted Subsidiary is prohibited from making such a prepayment by the terms of the Existing Credit Agreement, the Senior Unsecured Notes, and any Permitted Refinancing of the foregoing; provided further, that for purposes of the table below, if a Financial Statement Delivery Default shall exist at the applicable time of measurement, the Total Leverage Ratio shall be deemed to be greater than 6.00:1.

Total Leverage Ratio	Percentage
Greater than 6.00:1	100%

Less than or equal to 6.00:1 and greater than 5.00:1	50%

Less than or equal to 5.00:1 and greater than 4.50:1	25%

Less than or equal to 4.50:1	0%
(B) With respect to any prepayments required pursuant to Section 2.05(b)(ii)(A), the amount of such prepayment shall be reduced, at the option of the Borrower, by:
          (1) applying all or any portion of such Net Cash Proceeds to make a Permitted Reinvestment within (x) fifteen (15) months following receipt of such Net Cash Proceeds or (y) if the Borrower enters into a legally binding commitment to reinvest such Net Cash Proceeds within fifteen (15) months following receipt thereof, within twenty one (21) months of the date of receipt of such Net Cash Proceeds; provided that, within five (5) Business Days after (1) the last date on which such a Permitted Reinvestment may be made or (2) the date on which the Borrower reasonably determines that such Net Cash Proceeds are no longer intended to be or cannot be reinvested in accordance with the this clause (B)), the Borrower shall cause prepayments to be made with any Net Cash Proceeds that have not been used to make a Permitted Reinvestment prior to such date, as set forth in (A) above; and
          (2) within five (5) Business Days of the receipt of such Net Cash Proceeds, applying all or any portion of such Net Cash Proceeds toward the prepayment of Secured Indebtedness of a Loan Party (and if such Indebtedness is revolving debt, to make a permanent reduction in commitments with respect thereto).
          (iii) If the Borrower, Intermediate Holdco or, at any time following the Triggering Event, any other Restricted Subsidiary receives any Net Cash Proceeds in respect of the incurrence or issuance of any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.03, then on or prior to the date which is five (5) Business Days after the receipt of such Net Cash Proceeds the Borrower shall cause prepayments to be made (in compliance with Section 2.05(b)(iv) below) in an amount equal to 100% of all Net Cash Proceeds received therefrom.

          (iv) (A) Subject to paragraph (vii) below and (iv)(B) below, each prepayment required pursuant to either of paragraphs (ii) and (iii) of this Section 2.05(b) shall be applied, to prepay the outstanding principal amount of any Loans of Accepting Lenders. Each prepayment of Loans pursuant to this Section 2.05(b) shall be paid to the Accepting Lenders on a pro rata basis based on the Outstanding Amount of all Loans held by the Accepting Lenders.
     (B) The Borrower may, in connection with any mandatory prepayment pursuant to Section 2.05(b)(ii)(A), within 60 days after receipt of the applicable Net Cash Proceeds, make a prepayment, redemption or offer to prepay or redeem any Pari Passu Indebtedness the terms of which require such a prepayment, redemption or offer with such Net Cash Proceeds. The principal amount of any such Pari Passu Indebtedness so prepaid or redeemed shall count towards satisfaction of the prepayment requirements of Section 2.05(b)(ii); provided that, if the sum of the aggregate principal amount of Loans of Accepting Lenders and the aggregate principal amount of Pari Passu Indebtedness so to be prepaid or redeemed exceeds the amount of the required prepayment, the Loans of Accepting Lenders to be prepaid shall not be less than their pro rata share of the total prepayments and redemptions.
          (v) The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment required to be made pursuant to paragraphs (ii) and (iii) of this Section 2.05(b) at least three (3) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment. The Administrative Agent will promptly notify each Lender of the contents of the Borrower’s prepayment notice and of such Lender’s Pro Rata Share of the prepayment.
          (vi) Notwithstanding any of the other provisions of this Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under this Section 2.05(b), other than on the last day of the Interest Period therefor, the Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral Account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).
          (vii) Notwithstanding the foregoing, so long as any Loans are outstanding, any Lender may elect, by notice to the Administrative Agent at or prior to the time and in the manner specified by the Administrative Agent, prior to any mandatory prepayment of Loans required to be made by the Borrower pursuant to this Section 2.05(b), to decline all (but not a portion) of its Pro Rata Share of such prepayment.

          (c) Interest, Funding Losses, Etc. All prepayments under this Section 2.05 shall be accompanied by all accrued interest thereon, together with, in the case of any such prepayment of a Eurodollar Rate Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such Eurodollar Rate Loan pursuant to Section 3.05.
          (d) Prepayment Premium.
          (i) In the event that the Loans are prepaid in whole or in part pursuant to Section 2.05(a) after February 9, 2008, the Borrower shall pay to the Lenders a prepayment fee (the “Prepayment Premium”) on the principal amount of such Loans so prepaid as follows:

Prepayment Fee as a Percentage of
Period After the Closing Date:	the Principal Amount Prepaid:
After February 9, 2008, but before August 9, 2009:	0.00%

On or after August 9, 2009, but before August 9, 2010:	2.00%

On or after August 9 2010, but before August 9, 2011:	1.00%

On or after August 9, 2011:	0.00%
          (ii) In the event that the Loans are prepaid in whole or in part pursuant to Section 2.05(a) on or prior to February 9, 2008, the Borrower shall pay to the Lenders a prepayment fee equal to Applicable Premium.
     SECTION 2.06 Termination of Commitments. The Commitment of each Lender shall be automatically and permanently reduced to $0 upon the making of such Lender’s Loans pursuant to Section 2.01.
     SECTION 2.07 Repayment of Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Lenders on the Maturity Date the entire aggregate principal amount of all Loans outstanding on such date.
     SECTION 2.08 Interest. (a) Interest on the Loans will be payable, at the Borrower’s election: (x) entirely in cash (“Cash Interest”), upon notice to the Administrative Agent not later than 12:00 p.m. on the date that is 5 Business Days prior to the date an interest payment is due, (y) entirely by increasing the principal amount of the outstanding Loans (“PIK Interest”), upon notice to the Administrative Agent not later than 12:00 noon on the date an interest payment is due or (z) 50% as Cash Interest and 50% as PIK Interest, upon notice to the Administrative Agent not later than 12:00 p.m. on the date that is 5 Business Days prior to the date an interest payment is due; provided that, upon any payment of principal in respect of the Loans (whether at maturity, upon voluntary or mandatory prepayment, or upon or after acceleration of Loans due to an Event of Default, or otherwise), accrued and unpaid interest payable on the principal so paid must be paid as Cash Interest. In the event that the Borrower fails to notify the Administrative Agent of its election by the time required pursuant to the preceding sentence (or elects to pay Cash Interest but does not in fact pay such Cash Interest as and when due), then, unless the Borrower actually pays Cash Interest in the amount required by the time and on the relevant date that interest is due, it shall be deemed to have elected to pay PIK Interest, subject to the foregoing proviso.
          (i) Subject to the provisions of Section 2.08(b), (A) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate, and (B) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; provided that, in the case of any interest payment made after the date of the Triggering Event, to the extent such interest payment is made as PIK Interest, the Applicable Rate for the period from and including the date of the Triggering Event shall be increased by the PIK Margin.
          (ii) Each interest payment in respect of any Borrowing that is made as PIK Interest shall be made by increasing each Lender’s Loan included in such Borrowing by such Lender’s pro rata share of such PIK Interest, effective on the date that such interest is due. PIK Interest shall be treated as additional principal of the Loans for all purposes of the Loan Documents, and interest shall accrue thereon from and including the date that the principal amount of the Loans is increased by such PIK Interest.
          (b) At the request of the Required Lenders, the Borrower shall pay interest on past due amounts hereunder at a fluctuating interest rate per annum equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand. Interest payable pursuant to this paragraph (b) must be paid as Cash Interest.
          (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
     SECTION 2.09 Fees. The Borrower shall pay to the Agents such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever (except as expressly agreed between the Borrower and the applicable Agent).
     SECTION 2.10 Computation of Interest and Fees. All computations of interest for Base Rate Loans when the Base Rate is determined by reference to the Prime Rate shall be made on the basis of a year of three hundred sixty-five (365) days and actual days elapsed. All other computations of fees and interest shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
     SECTION 2.11 Evidence of Indebtedness. (a) The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of Treasury Regulation Section 5f.103-1(c), as agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.
          (b) Entries made in good faith by the Administrative Agent in the Register pursuant to Section 2.11(a), and by each Lender in its account or accounts pursuant to Section 2.11(a), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement and the other Loan Documents.
     SECTION 2.12 Payments Generally. (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.
          (b) If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided that, if such extension would cause payment of interest on or principal of Eurodollar Rate Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.
          (c) Unless the Borrower or any Lender has notified the Administrative Agent, prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:
          (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds at the Federal Funds Rate from time to time in effect; and
          (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the “Compensation Period”) at a rate per annum equal to the Federal Funds Rate from time to time in effect. When such Lender makes payment to the Administrative Agent (together with all accrued interest thereon), then such payment amount (excluding the amount of any interest which may have accrued and been paid in respect of such late payment) shall constitute such Lender’s Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.
          A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(c) shall be conclusive, absent manifest error.
          (d) If any Lender makes available to the Administrative Agent funds for a Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the Loan set forth in Article 4 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
          (e) The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan.
          (f) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
          (g) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Administrative Agent and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Administrative Agent and the Lenders in the order of priority set forth in Section 8.04. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s Pro Rata Share of the Outstanding Amount of all Loans outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.
     SECTION 2.13 Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by applicable Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.
ARTICLE III.
Taxes, Increased Costs Protection and Illegality
     SECTION 3.01 Taxes. (a) Except as provided in this Section 3.01, any and all payments by the Borrower to or for the account of any Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities (including additions to tax, penalties and interest) with respect thereto, excluding, in the case of each Agent and each Lender, taxes imposed on or measured by its net income or overall gross income (including branch profits), and franchise (and similar) taxes imposed on it in lieu of net income taxes, by the jurisdiction (or any political subdivision thereof) under the Laws of which such Agent or such Lender, as the case may be, is organized or maintains a Lending Office, and all liabilities (including additions to tax, penalties and interest) with respect thereto (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as “Taxes”). If the Borrower shall be required by any Laws to deduct any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to any Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.01), each of such Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within thirty (30) days after the date of such payment (or, if receipts or evidence are not available within thirty (30) days, as soon as possible thereafter), the Borrower shall furnish to such Agent or Lender (as the case may be) the original or a certified copy of a receipt evidencing payment thereof to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent. If the Borrower fails to pay any Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to any Agent or any Lender the required receipts or other required documentary evidence, the Borrower shall indemnify such Agent and such Lender for any incremental taxes, interest or penalties that may become payable by such Agent or such Lender arising out of such failure.
          (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as “Other Taxes”).
          (c) The Borrower agrees to indemnify each Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) paid by such Agent and such Lender and (ii) any liability (including additions to tax, penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided such Agent or Lender, as the case may be, provides the Borrower with a written statement thereof setting forth in reasonable detail the basis and calculation of such amounts. Payment under this Section 3.01(c) shall be made within thirty (30) days after the date such Lender or such Agent makes a demand therefor.
          (d) The Borrower shall not be required pursuant to this Section 3.01 to pay any additional amount to, or to indemnify, any Lender or Agent, as the case may be, to the extent that such Lender or such Agent becomes subject to Taxes subsequent to the Closing Date (or, if later, the date such Lender or Agent becomes a party to this Agreement) as a result of a change in the place of organization of such Lender or Agent or a change in the Lending Office of such Lender, except to the extent that any such change is requested or required in writing by the Borrower (and provided that nothing in this clause (d) shall be construed as relieving the Borrower from any obligation to make such payments or indemnification in the event of a change in Lending Office or place of organization that precedes a change in Law to the extent such Taxes result from a change in Law).
          (e) Notwithstanding anything else herein to the contrary, if a Lender or an Agent is subject to withholding tax imposed by the United States or any jurisdiction in the United States at a rate in excess of zero percent at the time such Lender or such Agent, as the case may be, first becomes a party to this Agreement, such withholding tax at a rate imposed at such time shall be considered excluded from Taxes unless and until such Lender or Agent, as the case may be, provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided that, if at the date of the Assignment and Acceptance pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under clause (a) of this Section 3.01 in respect of withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) withholding tax, if any, applicable with respect to the Lender assignee on such date.
          (f) If any Lender or Agent determines, in its reasonable discretion, that it has received a refund in respect of any Taxes or Other Taxes as to which indemnification or additional amounts have been paid to it by the Borrower pursuant to this Section 3.01, it shall promptly remit such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes or Other Taxes giving rise to such refund plus any interest included in such refund by the relevant taxing authority attributable thereto) to the Borrower, net of all out-of-pocket expenses of the Lender or Agent, as the case may be and without interest (other than any interest paid by the relevant taxing authority with respect to such refund); provided that the Borrower, upon the request of the Lender or Agent, as the case may be, agrees promptly to return such refund to such party in the event such party is required to repay such refund to the relevant taxing authority. Such Lender or Agent, as the case may be, shall, at the Borrower’s request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant taxing authority (provided that such Lender or Agent may delete any information therein that such Lender or Agent deems confidential). Nothing herein contained shall interfere with the right of a Lender or Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender or Agent to claim any tax refund or to make available its tax returns or disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender or Agent to do anything that would prejudice its ability to benefit from any other refunds, credits, reliefs, remissions or repayments to which it may be entitled.
          (g) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a), (c) or (h) with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to designate another Lending Office for any Loan affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.01(g) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Section 3.01(a), (c) or (h).
     SECTION 3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or promptly, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.05. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.
     SECTION 3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan, or that the Eurodollar Rate for any Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and the Interest Period of such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.
     SECTION 3.04 Increased Cost and Reduced Return; Capital Adequacy; Reserves on Eurodollar Rate Loans. (a) If any Lender or the Administrative Agent determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender’s or the Administrative Agent’s compliance therewith, there shall be any increase in the cost to such Lender or the Administrative Agent of agreeing to make or making, funding or maintaining Eurodollar Rate Loans, or a reduction in the amount received or receivable by such Lender or the Administrative Agent in connection with any of the foregoing (excluding for purposes of this Section 3.04(a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income (including branch profits), and franchise (and similar) taxes imposed in lieu of net income taxes, by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or maintains a Lending Office and (iii) reserve requirements contemplated by Section 3.04(c), then from time to time within fifteen (15) days after demand by such Lender or the Administrative Agent, as the case may be, setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06 if the demand is made by a Lender), the Borrower shall pay to such Lender or the Administrative Agent, as the case may be, such additional amounts as will compensate such Lender or the Administrative Agent, as the case may be, for such increased cost or reduction.
          (b) If any Lender or the Administrative Agent determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender or the Administrative Agent (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender or the Administrative Agent as a consequence of such Lender’s or the Administrative Agent’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender’s or the Administrative Agent’s desired return on capital), then from time to time upon demand of such Lender or the Administrative Agent setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06 if the demand is made by a Lender), the Borrower shall pay to such Lender or the Administrative Agent, as the case may be, such additional amounts as will compensate such Lender or the Administrative Agent, as the case may be, for such reduction within fifteen (15) days after receipt of such demand.
          (c) The Borrower shall pay to each Lender or the Administrative Agent, as applicable, (i) as long as such Lender or the Administrative Agent, as applicable, shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar funds or deposits, additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender or the Administrative Agent, as applicable, (as determined by such Lender or the Administrative Agent, as applicable, in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender or the Administrative Agent, as applicable, shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurodollar Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender or the Administrative Agent, as applicable, (as determined by such Lender or the Administrative Agent, as applicable, in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent if the demand is made by a Lender) of such additional interest or cost from such Lender or the Administrative Agent, as applicable. If a Lender or the Administrative Agent, as applicable, fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable fifteen (15) days from receipt of such notice.
          (d) Subject to Section 3.06(b), failure or delay on the part of any Lender or the Administrative Agent, as applicable, to demand compensation pursuant to this Section 3.04 shall not constitute a waiver of such Lender’s or the Administrative Agent’s, as applicable, right to demand such compensation.
          (e) If any Lender or the Administrative Agent, as applicable, requests compensation under this Section 3.04, then such Lender or the Administrative Agent, as applicable, will, if requested by the Borrower, use commercially reasonable efforts to designate another Lending Office for any Loan affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender or the Administrative Agent, as applicable, cause such Lender or the Administrative Agent, as applicable, and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage, and provided further that nothing in this Section 3.04(e) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender or the Administrative Agent, as applicable, pursuant to Section 3.04(a), (b), (c) or (d).
     SECTION 3.05 Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
     (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan, whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise; or
     (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower, including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained; provided that the Borrower shall not be required to pay administrative fees or surcharges pursuant hereto.
          For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
     SECTION 3.06 Matters Applicable to All Requests for Compensation. (a) Any Agent or any Lender claiming compensation under this Article 3 shall deliver a certificate to the Borrower setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods.
          (b) With respect to any Lender’s or Agent’s claim for compensation under Section 3.01, 3.02, 3.03 or 3.04, the Borrower shall not be required to compensate such Lender for any amount incurred more than one hundred eighty (180) days prior to the date that such Lender or Agent notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof. If any Lender requests compensation by the Borrower under Section 3.04, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another Eurodollar Rate Loans, or to convert Base Rate Loans into Eurodollar Rate Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.06(c) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.
          (c) If the obligation of any Lender to make or continue from one Interest Period to another any Eurodollar Rate Loan, or to convert Base Rate Loans into Eurodollar Rate Loans shall be suspended pursuant to Section 3.06(b) hereof, such Lender’s Eurodollar Rate Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such Eurodollar Rate Loans (or, in the case of an immediate conversion required by Section 3.02, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to such conversion no longer exist:
          (i) to the extent that such Lender’s Eurodollar Rate Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Eurodollar Rate Loans shall be applied instead to its Base Rate Loans; and
          (ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as Eurodollar Rate Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into Eurodollar Rate Loans shall remain as Base Rate Loans.

          (d) If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.01, 3.02, 3.03 or 3.04 hereof that gave rise to the conversion of such Lender’s Eurodollar Rate Loans pursuant to this Section 3.06 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Eurodollar Rate Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.
     SECTION 3.07 Replacement of Lenders under Certain Circumstances. (a) If at any time (i) the Borrower becomes obligated to pay to any Lender additional amounts or indemnity payments described in Section 3.01 or 3.04 as a result of any condition described in such Sections or any Lender ceases to make Eurodollar Rate Loans as a result of any condition described in Section 3.02 or Section 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender, then the Borrower may, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance) all of its rights and obligations under this Agreement to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person; and provided further that (A) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments and (B) in the case of any such assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Eligible Assignees shall have agreed to the applicable departure, waiver or amendment of the Loan Documents.
          (b) Any Lender being replaced pursuant to Section 3.07(a) above shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans, and (ii) deliver any Notes evidencing such Loans to the Borrower or Administrative Agent. Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Loans and participations so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender.
          (c) In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Documents or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”
     SECTION 3.08 Survival. All of the Borrower’s obligations under this Article 3 shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.
ARTICLE IV.
Conditions Precedent to Loans
     SECTION 4.01 Conditions of Loans. The obligation of each Lender to make Loans hereunder on the Closing Date is subject to satisfaction of the following conditions precedent:
          (a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles unless otherwise specified, each properly executed by a Responsible Officer of the Borrower or Intermediate Holdco (as applicable), each in form and substance reasonably satisfactory to the Administrative Agent and its legal counsel:
          (i) executed counterparts of this Agreement;
          (ii) a Note executed by the Borrower in favor of each Lender that has requested a Note at least two (2) Business Days in advance of the Closing Date;
          (iii) the Subsidiary Guaranty and the Pledge Agreement duly executed by Intermediate Holdco, together with certificates, if any, representing the Pledged Collateral (as defined in the Pledge Agreement) referred to therein accompanied by undated stock powers executed in blank;
          (iv) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of the Borrower and Intermediate Holdco as the Administrative Agent may reasonably require evidencing the authorization of the Transaction by the Borrower and Intermediate Holdco and the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party or is to be a party on the Closing Date;
          (v) an opinion from Latham & Watkins LLP, New York counsel to the Borrower, in the form of Exhibit G; and
          (vi) a certificate certifying to the Solvency of the Borrower and Intermediate Holdco, taken as a whole, after giving effect to the Transaction, from the Chief Financial Officer of the Borrower.

          (b) All fees and expenses required to be paid hereunder and for which notice was provided before the Closing Date shall have been paid in full in immediately available funds.
          (c) The Lenders shall have received, to the extent requested, all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act.
          (d) The Administrative Agent shall have received a certificate, signed on behalf of the Borrower by a Responsible Officer of the Borrower and dated the Closing Date, stating that the conditions precedent set forth in paragraphs (e) and (f) of this Section 4.01 have been complied with.
          (e) The representations and warranties of the Borrower and Intermediate Holdco contained in Article 5 or any other Loan Document shall be true and correct (or, in the case of representations and warranties not qualified as to materiality, true and correct in all material respects) on and as of the Closing Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct (or, in the case of representations and warranties not qualified as to materiality, true and correct in all material respects) as of such earlier date.
          (f) No Default shall exist, or would result from the making of Loans hereunder or from the application of the proceeds therefrom.
          (g) The Administrative Agent shall have received a Committed Loan Notice in accordance with the requirements hereof.
ARTICLE V.
Representations and Warranties
          The Borrower represents and warrants to the Agents and the Lenders that:
     SECTION 5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of its Subsidiaries (a) is a Person duly organized or formed, validly existing and, if applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and, if applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, (d) is in compliance with all Laws, orders, writs, injunctions and orders and (e) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (b)(i), (c), (d) or (e) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is a party, and the consummation of the Transaction, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01), or require any payment to be made under (i) any Contractual Obligation (other than the Loan Documents) to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (b)(i), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.
     SECTION 5.03 Governmental Authorization; Other Consents. No material approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transaction, (b) the grant by the Borrower of the Liens granted by it pursuant to the Pledge Agreement, (c) the perfection or maintenance of the Liens created under the Pledge Agreement (including the priority thereof) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Pledge Agreement, except for (i) filings necessary to perfect and maintain the perfection of the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect and (iii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.
     SECTION 5.04 Binding Effect. Each of this Agreement and the other Loan Documents has been duly executed and delivered by each Loan Party that is party thereto. This Agreement and each other Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is a party thereto, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.
     SECTION 5.05 Financial Statements; No Material Adverse Effect. (a) (i) The Audited Financial Statements fairly present in all material respects the financial condition of OpCo and its Subsidiaries or the Borrower and its Subsidiaries (as applicable), as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
          (ii) The Unaudited Financial Statements fairly present in all material respects the financial condition of OpCo and its Subsidiaries or the Borrower and its

Subsidiaries (as applicable), as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise noted therein.
          (b) Since December 31, 2006, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
     SECTION 5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues (i) that either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect (except as disclosed in the financial statements of OpCo for the fiscal year ended December 31, 2006 and for the fiscal quarter ended March 31, 2007) or (ii) involving any of the Loan Documents or the Transaction.
     SECTION 5.07 No Default. Neither the Borrower nor any Subsidiary is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     SECTION 5.08 Ownership of Property; Liens. (a) Each Loan Party and each of its Subsidiaries has marketable title in fee simple to, or valid leasehold interests in, or easements or other limited property interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for Liens permitted by Section 7.01 and except where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          (b) Each Loan Party and each of its Subsidiaries has complied with all obligations under all leases to which it is a party, except where the failure to comply would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and to its knowledge, all leases to which it is a party are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To its knowledge, each Loan Party and each of its Subsidiaries enjoys peaceful and undisturbed possession under all leases to which it is a party, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     SECTION 5.09 Environmental Matters. Except to the extent specifically disclosed in Schedule 5.09, and except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries:
     (a) has failed to comply with any Environmental Law or to obtain, maintain or comply with any Environmental Permit;

     (b) has received notice of any claim with respect to any Environmental Liability or has otherwise become subject to any Environmental Liability;
     (c) currently leases, owns or operates, or formerly owned, leased or operated, any property or facility on or from which Hazardous Materials have been released or disposed of in a manner and in quantities or concentrations requiring response or investigation under any Environmental Law; or
     (d) has assumed from any Person, contractually or by operation of Law, any Environmental Liability of such Person.
     SECTION 5.10 Taxes. Except as set forth in Schedule 5.10 and except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, the Borrower and its Subsidiaries have filed all Federal and state and other tax returns and reports required to be filed, and have paid all Federal and state and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are not overdue by more than thirty (30) days or (b) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.
     SECTION 5.11 ERISA Compliance. (a) Except as set forth in Schedule 5.11 or as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan is in compliance in with the applicable provisions of ERISA, the Code and other Federal or state Laws.
          (b) (i) No ERISA Event has occurred during the five year period prior to the date on which this representation is made or deemed made with respect to any Pension Plan; (ii) no Pension Plan has an “accumulated funding deficiency” (as defined in Section 412 of the Code), whether or not waived; (iii) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither any Loan Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA, except, with respect to each of the foregoing clauses of this Section 5.11(b), as could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
     SECTION 5.12 Subsidiaries; Equity Interests. As of the Closing Date, neither the Borrower nor any other Loan Party has any Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Equity Interests in material Subsidiaries have been validly issued, are, in the case of Equity Interests issued by corporations, fully paid and nonassessable and all Equity Interests of OpCo owned by Intermediate Holdco are owned free and clear of all Liens except (i) those created under the Pledge Agreement and (ii) any Lien that is permitted under Section 7.01. As of the Closing Date, Schedule 5.12 (a) sets forth the name and jurisdiction of each Subsidiary and (b) sets forth the ownership interest of the Borrower and any other Subsidiary in each Subsidiary, including the percentage of such ownership.
     SECTION 5.13 Margin Regulations; Investment Company Act. (a) The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Borrowings will be used for any purpose that violates Regulation U.
          (b) None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
     SECTION 5.14 Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished) when taken as a whole contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information and pro forma financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation; it being understood that such projections may vary from actual results and that such variances may be material.
     SECTION 5.15 Intellectual Property; Licenses, Etc. Each of the Loan Parties and their Subsidiaries own, license or possess the right to use, all of the trademarks, service marks, trade names, domain names, copyrights, patents, patent rights, licenses, technology, software, know-how database rights, design rights and other intellectual property rights (collectively, “IP Rights”) that are reasonably necessary for the operation of their respective businesses as currently conducted, and, without conflict with the rights of any Person, except to the extent such conflicts, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No IP Rights, advertising, product, process, method, substance, part or other material used by any Loan Party or any Subsidiary in the operation of their respective businesses as currently conducted infringes upon any rights held by any Person except for such infringements, individually or in the aggregate, which could not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the IP Rights, is pending or, to the knowledge of the Borrower, threatened against any Loan Party or Subsidiary, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
     SECTION 5.16 Solvency. On the Closing Date after giving effect to the Transaction, the Borrower and Intermediate Holdco, on a consolidated basis, are Solvent.
     SECTION 5.17 Labor Matters. Except as, in the aggregate, could not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any of the Borrower or its Subsidiaries pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made based on hours worked to employees of each of the Borrower or its Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Laws dealing with wage and hour matters; and (c) all payments due from any of the Borrower or its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant party.
     SECTION 5.18 Insurance. Schedule 5.18 sets forth a true, complete and correct description of all insurance maintained by or on behalf of the Loan Parties and the Subsidiaries as of the Closing Date. As of the Closing Date, all such insurance is in full force and effect and all premiums due prior to the Closing Date in respect of such insurance have been duly paid. The Borrower believes that the insurance maintained by or on behalf of the Borrower and the Subsidiaries is adequate and in accordance with normal industry practice.
ARTICLE VI.
Affirmative Covenants
          So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Restricted Subsidiary.
     SECTION 6.01 Financial Statements. Deliver to the Administrative Agent for prompt further distribution to each Lender:
     (a) upon delivery pursuant to the terms of any other Credit Facility, the Senior Unsecured Notes or any other Funded Debt of OpCo with a principal amount in excess of the Threshold Amount (or if there is no Funded Debt requiring such delivery, within 120 days after the end of each fiscal year of OpCo), beginning with the 2007 fiscal year, a consolidated balance sheet of OpCo and its Subsidiaries as at the end of OpCo’s most recently ended fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;
     (b) upon delivery pursuant to the terms of any other Credit Facility, the Senior Unsecured Notes or any other Funded Debt of OpCo with a principal amount in excess of the Threshold Amount (or if there is no Funded Debt requiring such delivery, within 75 days after the end of each of the first three (3) fiscal quarters of each fiscal year of OpCo), a consolidated balance sheet of OpCo and its Subsidiaries as at the end of OpCo’s most recently ended fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of OpCo as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of OpCo and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
     (c) within 45 days after delivery of the financial statements under Section 6.01(a), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of the Borrower’s most recently ended fiscal year, and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;
     (d) within 45 days after delivery of the financial statements under Section 6.01(b), a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of the Borrower’s most recently ended fiscal quarter, and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and
     (e) simultaneously with the delivery of each set of consolidated financial statements referred to in Sections 6.01(a) and 6.01(b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.
Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 6.01 may be satisfied with respect to financial information of OpCo and the Subsidiaries by furnishing (A) the applicable financial statements of any Holding Company of OpCo (including the Borrower) (so long as OpCo is a consolidated subsidiary of such Holding Company) or (B) OpCo’s or any such Holding Company’s, as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to each of clauses (A) and (B), (i) to the extent such information relates to such a Holding Company, such information is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such Holding Company, on the one hand, and the information relating to OpCo and the other Restricted Subsidiaries on a standalone basis, on the other hand and (ii) to the extent such information is in lieu of information required to be provided under Section 6.01(a), such materials are accompanied by a report and opinion of PricewaterhouseCoopers LLP or any other independent registered public accounting firm of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.
     SECTION 6.02 Certificates; Other Information. Deliver to the Administrative Agent for prompt further distribution to each Lender:
     (a) no later than five (5) Business Days after the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;
     (b) promptly after the same are publicly available, copies of all annual, regular, periodic and special reports and registration statements which the Borrower or OpCo files with the SEC or with any Governmental Authority that may be substituted therefor (other than amendments to any registration statement (to the extent such registration statement, in the form it became effective, is delivered), exhibits to any registration statement and, if applicable, any registration statement on Form S-8) and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
     (c) promptly after the furnishing thereof, copies of any statement or report furnished to any holder or holders (or trustee or agent therefore) in respect of any Funded Debt (in an aggregate principal amount outstanding in excess of the Threshold Amount) of the Borrower or any Subsidiary thereof (other than an MLP or GP) pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02;
     (d) together with the delivery of each Compliance Certificate delivered in connection with the delivery of the financial statements referred to in Section 6.01(a), (i) a description of each event, condition or circumstance during the fiscal year covered by such Compliance Certificate requiring a mandatory prepayment under Section 2.05(b), (ii) a report confirming whether there has been any change in the information provided to the Collateral Agent that would require any action in order to fully comply with the Collateral and Guarantee Requirement at any time, and (iii) a list of each Subsidiary that identifies each Subsidiary as a Restricted Subsidiary (and, as applicable, an Excluded Subsidiary, Immaterial Subsidiary or a Partially Owned Operating Company) or an Unrestricted Subsidiary, as of the date of delivery of such Compliance Certificate;
     (e) promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act;

     (f) promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request; and
     (g) promptly after designating a Subsidiary to no longer be an Immaterial Subsidiary, the name of such Subsidiary.
          Documents required to be delivered pursuant to this Agreement may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s or OpCo’s website on the Internet at the website address listed on Schedule 10.02; or (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.
     SECTION 6.03 Notices. Promptly after obtaining knowledge thereof, notify the Administrative Agent:
          (a) of the occurrence of any Default; and
          (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including a Material Adverse Effect arising out of or resulting from (i) breach or non-performance of, or any default or event of default under, a Contractual Obligation of any Loan Party or any Subsidiary, (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority, (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws or in respect of IP Rights or the assertion or occurrence of any noncompliance by any Loan Party or as any of its Subsidiaries with, or liability under, any Environmental Law or Environmental Permit, or (iv) the occurrence of any ERISA Event.
          Each notice pursuant to this Section shall be accompanied by a written statement of a Responsible Officer of the Borrower (x) that such notice is being delivered pursuant to Section 6.03(a) or (b) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto.
     SECTION 6.04 Payment of Obligations. Pay, discharge or otherwise satisfy as the same shall become due and payable, all its obligations and liabilities in respect of taxes,

assessments and governmental charges or levies imposed upon the Borrower or such Restricted Subsidiary or upon its or such Restricted Subsidiary’s income or profits or in respect of its or such Restricted Subsidiary’s property except, in each case, to the extent the failure to pay or discharge the same could not reasonably be expected to have a Material Adverse Effect.
     SECTION 6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization and (b) take all reasonable action to maintain all rights, privileges (including its good standing), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except (i) to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted under another provision of this Agreement to the extent noncompliance with this Section is necessary in order to consummate such permitted transaction.
     SECTION 6.06 Maintenance of Properties. Except if the failure to do so could not reasonably be expected to have a Material Adverse Effect, (a) maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted, and (b) make all necessary renewals, replacements, modifications, improvements, upgrades, extensions and additions thereof or thereto in accordance with prudent industry practice.
     SECTION 6.07 Maintenance of Insurance. Maintain with insurance companies believed to be financially sound and reputable, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Borrower and the Restricted Subsidiaries) as are customarily carried under similar circumstances by such other Persons.
     SECTION 6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.
     SECTION 6.09 Books and Records. Maintain books and records documenting all material financial transactions and matters involving the assets and business of the Borrower and its Restricted Subsidiaries that enable the Borrower to prepare financial statements in accordance with GAAP.
     SECTION 6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent registered public accountants, all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 6.10 and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year absent the existence of an Event of Default and only one (1) such time shall be at the Borrower’s expense; provided further that when an Event of Default exists, the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants.
     SECTION 6.11 Covenant to Guarantee Obligations and Give Security. At the Borrower’s expense, take all action necessary or reasonably requested by the Administrative Agent or Collateral Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including, after the Triggering Event (i) upon the formation or acquisition of any new direct or indirect Domestic Subsidiary (in each case, other than an Unrestricted Subsidiary or an Excluded Subsidiary) by any Loan Party, (ii) the designation in accordance with Section 6.17 of any existing direct or indirect Domestic Subsidiary as a Restricted Subsidiary or (iii) the designation of an Immaterial Subsidiary as no longer being an Immaterial Subsidiary (if such Subsidiary is a Domestic Subsidiary that is a Restricted Subsidiary), within 45 days after such formation, acquisition or designation or such longer period as the Administrative Agent may agree in its discretion, cause each such Restricted Subsidiary that is required by the Collateral and Guarantee Requirement to become a Subsidiary Guarantor to comply with the requirements of clause (b) of the definition of “Triggering Event” hereunder.
     SECTION 6.12 Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, comply, and take all reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent required by applicable Environmental Laws, conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all applicable Environmental Laws.
     SECTION 6.13 Further Assurances. Promptly upon reasonable request by the Administrative Agent or the Collateral Agent (i) correct any material defect or error that may be discovered in the execution, acknowledgment, filing or recordation of the Pledge Agreement or other document or instrument relating to any Collateral, and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent or the Collateral Agent may reasonably request from time to time in order to comply with the Collateral and Guarantee Requirement and applicable provisions of the Pledge Agreement.
     SECTION 6.14 [Intentionally Omitted]

     SECTION 6.15 Maintenance of Corporate Separateness. Satisfy customary corporate or limited liability company formalities, including the maintenance of corporate and business records.
     SECTION 6.16 Intentionally Omitted.
     SECTION 6.17 Designation of Subsidiaries. (a) The board of directors of the Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Borrower and the Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with the covenants set forth in Sections 7.02, 7.03 and 7.06, (iii) no Restricted Subsidiary may be designated as an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary, (iv) no Subsidiary of an Unrestricted Subsidiary may be designated as a Restricted Subsidiary, (v) no Subsidiary that owns any Equity Interests in or Indebtedness of, or owns or holds any Lien on, any property of the Borrower or any Restricted Subsidiary (other than any Subsidiary of the Subsidiary to be so designated), may be designated an Unrestricted Subsidiary, (vi) each Subsidiary to be so designated as an Unrestricted Subsidiary and its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Borrower or any Restricted Subsidiary and (vii) neither Intermediate Holdco nor OpCo nor any primary operating Subsidiary of the Borrower may be designated as an Unrestricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower and the Restricted Subsidiaries therein at the date of designation in an amount equal to the net book value of their investments therein at the time of such designation; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Borrower’s “Investment” in such Subsidiary at the time of such redesignation, less (y) the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time. Nothing contained in this Section 6.17 shall restrict a Disposition that is otherwise permitted by Section 7.05 (including a Disposition to an MLP or GP).
          (b) Any Person that becomes an Acquired Non-Guarantor as a result of a Permitted Acquisition and that is a Subsidiary shall become an Unrestricted Subsidiary upon consummation of such Permitted Acquisition. Any Person that becomes an Acquired Non-Guarantor as a result of a Permitted Acquisition and that is not a Subsidiary, but becomes a Subsidiary at a later date, shall become an Unrestricted Subsidiary at the time it becomes a Subsidiary (unless, at the time it becomes a Subsidiary, it would be required to become a Subsidiary Guarantor if it were a Restricted Subsidiary). Notwithstanding the foregoing, a Subsidiary shall not be required to become a Restricted Subsidiary if it is the Subsidiary of an Unrestricted Subsidiary. The second sentence of paragraph (a) above shall not apply to Subsidiaries that become Unrestricted Subsidiaries pursuant to this paragraph (b). If any

Subsidiary becomes an Unrestricted Subsidiary pursuant to this paragraph (b) and is thereafter designated as a Restricted Subsidiary pursuant to paragraph (a) above, such Subsidiary shall continue to be an Acquired Non-Guarantor unless and until it becomes a Subsidiary Guarantor.
     SECTION 6.18 Change of Control. Upon the occurrence of a Change of Control, the Borrower will make an offer (a “Change of Control Offer”) to each Lender to prepay all of such Lender’s Loans. Any such prepayment shall be made together with the payment of all accrued interest on such Loans through the date of prepayment and a 1% prepayment fee on the aggregate principal amount of Loans prepaid (the aggregate principal amount of Loans prepaid, together with accrued interest on such Loan and the 1% prepayment fee, the “Change of Control Payment”). Within ten days following any Change of Control, the Borrower will mail a notice to each Lender describing the transaction or transactions that constitute the Change of Control and stating:
          (a) that a Change of Control Offer is being made pursuant to this Section 6.18;
          (b) the prepayment date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);
          (c) that any Loans not prepaid will remain outstanding and continue to accrue interest;
          (d) that, unless the Borrower defaults in its prepayment obligations , all Loans accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;
          (e) that Lenders electing to have their Loans prepaid pursuant to a Change of Control Offer will be required to surrender any Notes evidencing such Loans (or certify to the Borrower that such Notes have been destroyed, or indemnify the Borrower for failure to do so) prior to the close of business on the third Business Day preceding the Change of Control Payment Date; and
          (f) that Lenders will be entitled to withdraw their election if the Borrower receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, notice setting forth the name of the Lender and a statement that such Lender is withdrawing its election to have its Loans prepaid.
          On the Change of Control Payment Date, the Borrower will deposit with the Administrative Agent an amount equal to the Change of Control Payment in respect of all Loans to be prepaid. The Administrative Agent will promptly transmit to each Lender of Loans to be prepaid in a Change of Control Offer the Change of Control Payment for such Loans.
          Notwithstanding anything to the contrary in this Section 6.18, a Change of Control Offer may be made in advance of (and contingent upon the occurrence of) a Change of Control, and the Borrower shall not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 6.18 and prepays all Loans that elect to be prepaid in the Change of Control Offer, or (2) the Borrower prepays the Loans pursuant to Section 2.05(a).
ARTICLE VII.
Negative Covenants
          So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder which is accrued and payable shall remain unpaid or unsatisfied, the Borrower shall not, nor shall it permit any of its Restricted Subsidiaries to, directly or indirectly:
     SECTION 7.01 Liens. Create, incur, assume or suffer to exist any Lien securing Indebtedness for borrowed money upon any of its property, assets or revenues, whether now owned or hereafter acquired.
          Notwithstanding the foregoing or anything to the contrary in any Loan Document, the Loan Documents shall not prohibit the following Liens (each of which is expressly permitted by this Section 7.01), whether or not such Lien secures Indebtedness for borrowed money:
          (a) Liens on assets of OpCo or any Restricted Subsidiary (other than Intermediate Holdco) securing obligations in respect of Indebtedness under one or more Credit Facilities in an aggregate principal amount not to exceed (i) $1,800 million minus (ii) the amount of any (A) prepayment of the principal thereof (or permanent reduction of lending commitments) with the Net Cash Proceeds of any Asset Disposition Event and (B) scheduled repayment of the principal thereof, including any repayment at the maturity thereof;
          (b) Liens existing on the date hereof that are listed on Schedule 7.01(b) and, in each case, any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 7.03, and (B) proceeds and products thereof, and (ii) the renewal, extension or refinancing of the obligations secured or benefited by such Liens is permitted by Section 7.03;
          (c) Liens for amounts which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
          (d) Liens of landlords, carriers, warehousemen, mechanics, materialmen, repairmen, construction contractors or other like Liens arising in the ordinary course of business which secure amounts not overdue for a period of more than thirty (30) days or if more than thirty (30) days overdue, are unfiled and no other action has been taken to enforce such Lien or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; provided that such Liens (i) do not secure Indebtedness, (ii) arise by operation of law or contract and (iii) in the case of Liens arising by contract, do not preclude Liens securing the Obligations;
          (e) (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Restricted Subsidiary and (iii) Liens on proceeds of insurance policies securing Indebtedness permitted under Section 7.03(n)(i);
          (f) deposits, prepayments or cash pledges to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;
          (g) easements, rights-of-way, restrictions, encroachments, protrusions and other similar encumbrances and minor title defects affecting real property, which, in the aggregate, do not in any case interfere with the ordinary conduct of the business of the Borrower and the Restricted Subsidiaries;
          (h) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);
          (i) Liens on assets of OpCo or any Restricted Subsidiary (other than Intermediate Holdco) securing Indebtedness permitted under Section 7.03(f); provided that (i) such Liens attach concurrently with or within two hundred seventy (270) days after the acquisition, repair, replacement, construction or improvement (as applicable) of the property subject to such Liens, (ii) such Liens do not at any time encumber any property (except for accessions to such property) other than the property financed by such Indebtedness and the proceeds and the products thereof and (iii) with respect to Capitalized Leases, such Liens do not at any time extend to or cover any assets (except for accessions to such assets) other than the assets subject to such Capitalized Leases; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;
          (j) leases, licenses, subleases, sublicenses, easements, rights of way or similar rights or encumbrances granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower and the Restricted Subsidiaries, or (ii) secure any Indebtedness;
          (k) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
          (l) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry; or (iv) in connection with Cash Management Obligations and other obligations in respect of netting services, overdraft protections and similar arrangements, in each case in connection with deposit accounts in the ordinary course of business and that are limited to Liens customary in such arrangements;
          (m) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Sections 7.02(f), (i), (r) and (s) to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to Dispose of any property in a Disposition permitted under Section 7.05, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;
          (n) Liens on property of any Foreign Subsidiary, which Liens secure Indebtedness of the applicable Foreign Subsidiary permitted under Section 7.03; provided that such Liens do not at any time encumber any property other than the property of such Foreign Subsidiary;
          (o) Liens in favor of the Borrower or a Restricted Subsidiary securing Indebtedness permitted under Section 7.03(e); provided, that any such Lien on any Collateral shall be junior to the Liens on the Collateral securing the Obligations;
          (p) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Restricted Subsidiary (other than by designation as a Restricted Subsidiary pursuant to Section 6.17), in each case after the Closing Date (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary); provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Restricted Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such time and which Indebtedness and other obligations are permitted hereunder that require, pursuant to their terms at such time, a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), and (iii) Indebtedness secured thereby is permitted under Section 7.03(f);
          (q) any interest or title of a lessor under leases entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;
          (r) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

          (s) Liens deemed to exist in connection with Investments in repurchase agreements under Section 7.02; provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreement;
          (t) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
          (u) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers and suppliers of the Borrower or any Restricted Subsidiary in the ordinary course of business;
          (v) Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent, purchase agreement or similar agreement permitted hereunder;
          (w) ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;
          (x) Liens on inventory or equipment of the Borrower or any Restricted Subsidiary granted in the ordinary course of business to the Borrower’s customers and suppliers at which such inventory or equipment is located and that do not secure Indebtedness;
          (y) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $36,000,000 at any one time outstanding;
          (z) additional Liens on assets of OpCo or any Restricted Subsidiary (other than Intermediate Holdco) incurred to secure Funded Debt of Loan Parties permitted by Section 7.03; provided that, at the time that any such Funded Debt is incurred (or at the time a Lien is granted to secure Funded Debt that is not secured prior to granting such Lien), and after giving effect thereto, either (i) the aggregate principal amount of Funded Debt secured by Liens incurred pursuant to this clause (z) shall not exceed $300,000,000 or (ii) no Financial Statement Delivery Default shall exist and the Secured Leverage Ratio shall not exceed (on a Pro Forma Basis) 4.0:1.0; and
          (aa) Liens securing the Loans, including Liens created by the Pledge Agreement.
     SECTION 7.02 Investments. Make or hold any Investments, except:
          (a) Investments by the Borrower or a Restricted Subsidiary in assets that were Cash Equivalents when such Investment was made;

          (b) loans or advances to officers, directors and employees of the Borrower and the Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes, (ii) to fund the purchase of Equity Interests in the Borrower or any Holding Company under compensation plans approved by the Board of Directors of the Borrower in good faith (provided that the proceeds of such loans or advances are promptly reinvested in Equity Interests of the Borrower) and (iii) for purposes not described in the foregoing clauses (i) or (ii), in an aggregate principal amount at any time outstanding not to exceed $12,000,000;
          (c) Investments (i) by the Borrower or any Restricted Subsidiary in any Loan Party, (ii) by any Restricted Subsidiary that is not a Loan Party in any other such Restricted Subsidiary that is also not a Loan Party and (iii) by any Loan Party in any Restricted Subsidiary that is not a Loan Party; provided that the aggregate amount of Investments pursuant to this clause (iii) shall not exceed $60,000,000 (net of any return representing a return of capital in respect of any such Investment) at any time outstanding (disregarding any write down or write off of such Investments);
          (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;
          (e) Investments consisting of Liens, Indebtedness, fundamental changes, Dispositions and Restricted Payments permitted under Sections 7.01, 7.03, 7.04, 7.05 and 7.06, respectively;
          (f) Investments (i) existing or contemplated on the date hereof and set forth on Schedule 7.02(f) and (ii) Investments existing on the date hereof by the Borrower or any Restricted Subsidiary in the Equity Interests of any Restricted Subsidiary and any modification, renewal or extension thereof; provided that the amount of the original Investment is not increased except as otherwise permitted by this Section 7.02;
          (g) Investments in Swap Contracts permitted under Section 7.03;
          (h) promissory notes and other noncash consideration received in connection with Dispositions permitted by Section 7.05;
          (i) the purchase or other acquisition of property and assets or businesses of any Person or of assets constituting a business unit, a line of business or division of such Person, or Equity Interests in a Person that, upon the consummation thereof, will be a wholly owned Restricted Subsidiary of the Borrower (including as a result of a merger or consolidation); provided that, with respect to each purchase or other acquisition made pursuant to this Section 7.02(i) (each, a “Permitted Acquisition”):
          (A) subject to clause (B) below, a majority of all property, assets and businesses acquired in such purchase or other acquisition shall be held by Loan Parties, and any such newly created or acquired Subsidiary shall be a Loan Party and, if the Triggering Event shall have occurred, such newly created or acquired Subsidiary (and, to the extent required under the Collateral and Guarantee Requirement, the Subsidiaries of such created or acquired Subsidiary) shall be a Subsidiary Guarantor;
          (B) the Acquired EBITDA of the Acquired Entity or Business being acquired pursuant to such acquisition (excluding the portion thereof attributable to the net income (loss) of any Person that will not be a Loan Party after giving effect to such acquisition and determined assuming that no dividends, distributions or other payments were made by any such Person to any other Person that would be a Loan Party) shall constitute at least 66.67% of the Acquired EBITDA of such Acquired Entity or Business (including the net income (loss) of Persons that will not be Loan Parties after giving effect to such acquisition and determined assuming that each such Person paid dividends ratably with respect to its Equity Interests in an amount equal to its net income), in each case for the most recent period of four consecutive fiscal quarters ended prior to the date of such acquisition for which financial statements are available;
          (C) the acquired property, assets, business or Person is in a Similar Business;
          (D) immediately before and immediately after giving Pro Forma Effect to any such purchase or other acquisition, no Default shall have occurred and be continuing; and
          (E) the Borrower shall have delivered to the Administrative Agent, on behalf of the Lenders, no later than five (5) Business Days after the date on which any such purchase or other acquisition is consummated, a certificate of a Responsible Officer, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth in this clause (i) have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition;
          (j) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;
          (k) Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;
          (l) loans and advances to any Holding Company in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Restricted Payments in respect thereof), to the extent treated as Restricted Payments and permitted to be made to such Holding Company in accordance with Section 7.06(h);

          (m) advances of payroll payments to employees in the ordinary course of business;
          (n) Investments to the extent that payment for such Investments is made with (i) Equity Interests (other than Disqualified Equity Interests) of the Borrower after a Qualifying IPO of the Borrower or (ii) Equity Interests of a Holding Company;
          (o) Investments of a Restricted Subsidiary engaged in a Similar Business acquired after the Closing Date or of a corporation merged into the Borrower or merged or consolidated with a Restricted Subsidiary in accordance with Section 7.04 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;
          (p) Investments received in connection with a Disposition permitted by Section 7.05(k) or (m);
          (q) Guarantees by the Borrower or any Restricted Subsidiary of leases (other than Capitalized Leases) or of other obligations (including contracts) that do not constitute Indebtedness, in each case entered into in the ordinary course of business;
          (r) so long as, immediately after giving effect to any such Investment, no Default has occurred and is continuing, Investments in Similar Businesses that do not exceed $120,000,000 in the aggregate at any one time outstanding (disregarding any write down or write off thereof), net of any return representing a return of capital in respect of any such Investment and valued at the time of making thereof;
          (s) so long as, immediately after giving effect to any such Investment, no Default has occurred and is continuing, other Investments that do not exceed $120,000,000 in the aggregate at any one time outstanding (disregarding any writedown or write off thereof), net of any return representing return of capital in respect of any such Investment and valued at the time of the making thereof;
          (t) any Investment owned by a Person at the time such Person is acquired and becomes a Restricted Subsidiary pursuant to a Permitted Acquisition; provided that (i) such Investment was not made in connection with or in contemplation of such Permitted Acquisition and (ii) any incremental Investments shall not be permitted by this clause (t);
          (u) in addition to the Investments specified in clauses (a) through (t) above, the Borrower and any Restricted Subsidiary may make additional Investments to the extent any such Investment is treated as a Restricted Payment under clause (h) of Section 7.06 and allowed thereunder at that time; and
          (v) TRERO Contributions.

     SECTION 7.03 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
          (a) Indebtedness of the Borrower and any of its Restricted Subsidiaries under the Loan Documents;
          (b) Indebtedness outstanding on the date hereof and listed on Schedule 7.03(b) and any Permitted Refinancing thereof;
          (c) Indebtedness of OpCo and any other Restricted Subsidiaries (other than Intermediate Holdco) incurred under one or more Credit Facilities in an aggregate principal amount at any time outstanding not exceeding (i) $2,100 million minus (ii) the amount of any (A) prepayment of the principal thereof (or permanent reduction of lending commitments) with the Net Cash Proceeds of any Asset Disposition Event and (B) scheduled repayment of the principal thereof, including any repayment at the maturity thereof;
          (d) Guarantees by the Borrower and the Restricted Subsidiaries in respect of Indebtedness of the Borrower or any Restricted Subsidiary to the extent such Guarantees are Investments permitted by Section 7.02;
          (e) Indebtedness of the Borrower or any Restricted Subsidiary owing to the Borrower or any other Restricted Subsidiary (other than a general partner of a GP) to the extent constituting an Investment permitted by Section 7.02;
          (f) (i) Attributable Indebtedness and other Indebtedness (including Capitalized Leases) financing the acquisition, construction, repair, replacement or improvement of fixed or capital assets; provided that such Indebtedness is incurred concurrently with or within two hundred seventy (270) days after the applicable acquisition, construction, repair, replacement or improvement, (ii) Attributable Indebtedness arising out of sale-leaseback transactions permitted by Section 7.05(f) and (iii) any Permitted Refinancing of any Indebtedness set forth in the immediately preceding clauses (i) and (ii);
          (g) Indebtedness in respect of Swap Contracts designed to hedge against interest rates, foreign exchange rates or commodities pricing risks incurred in the ordinary course of business and not for speculative purposes and Back-to-Back Swap Contracts; provided, in the case of any Back-to-Back Swap Contracts such Back-to-Back Swap Contract includes no less credit protection, if any, for the benefit of such Loan Party (including pledges of collateral and letters of credit) than would be afforded to a third party counterparty in an arm’s length hedging arrangement with the related MLP or subsidiary thereof;
          (h) (i) Indebtedness of OpCo or any Restricted Subsidiary (other than Intermediate Holdco) assumed in connection with any Permitted Acquisition; provided that such Indebtedness is not incurred in contemplation of such Permitted Acquisition, and (ii) any Permitted Refinancing of the foregoing; provided that, in the case of any such Indebtedness referred to in clause (i) or (ii), in each case that such Indebtedness and all Indebtedness resulting from any Permitted Refinancing thereof (w) is unsecured, (x) both immediately prior and after giving effect thereto, no Default shall exist or result therefrom, (y) matures after, and does not require any scheduled amortization or other scheduled payments of principal prior to, the

Maturity Date (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemptions provisions satisfying the requirement of clause (z) hereof) and (z) has terms (other than interest rate and redemption premiums), taken as a whole, that are not materially less favorable to OpCo than those available in a public or “Rule 144A” private placement of non-investment grade debt securities (and in any event not less favorable to OpCo than the terms of this Agreement); provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);
          (i) Indebtedness representing deferred compensation to employees of the Borrower and the Restricted Subsidiaries incurred in the ordinary course of business;
          (j) Indebtedness consisting of promissory notes issued by any Loan Party to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of the Borrower permitted by Section 7.06(f);
          (k) customary indemnification obligations or obligations in respect of purchase price or other similar adjustments, in each case incurred by OpCo or any Restricted Subsidiary (other than Intermediate Holdco) in connection with the Disposition of any assets permitted hereby, or any Investment permitted hereby or any Permitted Acquisition, but excluding Guarantees of Indebtedness; provided that (i) such obligations are not required to be reflected on the balance sheet of the Borrower or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (k)(i)) and (ii) the maximum liability in respect of all such obligations incurred in connection with any Disposition shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by OpCo or any Restricted Subsidiaries in connection with such Disposition;
          (l) Indebtedness consisting of obligations of OpCo or any Restricted Subsidiary (other than Intermediate Holdco) under deferred compensation to employees of OpCo or any Restricted Subsidiary incurred by such Person in connection with the Permitted Acquisitions or any other Investment expressly permitted hereunder;
          (m) Indebtedness in respect of netting services, overdraft protections and similar arrangements, in each case in connection with deposit accounts in the ordinary course of business and discharged within two Business Days of its incurrence;

          (n) Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
          (o) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees and similar obligations provided by the Borrower or any of the Restricted Subsidiaries, in each case in the ordinary course of business;
          (p) Indebtedness of a Loan Party to a GP or a general partner of a GP, in each case that is a Restricted Subsidiary; provided that the principal amount of such Indebtedness may not exceed the actual cash loaned by such GP or such general partner, as applicable, to such Loan Party or such Restricted Subsidiary (except to the extent that interest accrued thereon is added to the principal amount thereof) and such Indebtedness:
     (1) is not convertible into, or putable or exchangeable for, any other security other than a security that would satisfy the requirement of this clause (p);
     (2) does not mature or become mandatorily redeemable, putable or subject to a purchase offer, pursuant to a sinking fund obligation or otherwise, or become redeemable at the option of the holder thereof, in whole or in part, in each case prior to the date that is 91 days after the Maturity Date (such 91st day being the “Permitted Date”);
     (3) does not require or permit the payment of cash interest or any other payment of cash with respect to such Indebtedness until the Permitted Date; and
     (4) is subject to the subordination terms set forth in Exhibit H, including a prohibition against enforcing any rights with respect to such Indebtedness prior to the Permitted Date;
provided, that upon any subsequent issuance or transfer of Equity Interests (including a transfer of Equity Interests of a GP) or any other event which results in any such GP or such general partner, as applicable, ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to another Loan Party), then such Indebtedness shall cease to be permitted by this clause;
          (q) unsecured Indebtedness of OpCo for money borrowed; provided that (i) the aggregate principal amount of Indebtedness permitted by this clause (q) at any time outstanding shall not exceed $120,000,000, (ii) both immediately prior and after giving effect to incurring any such Indebtedness, no Default shall exist or result therefrom, (iii) such Indebtedness does not mature prior to the date 180 days after the Maturity Date, and does not require any scheduled amortization or other scheduled payments of principal prior to the Maturity Date (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemptions provisions), and (iv) such Indebtedness is on terms (other than interest rate and redemption premiums), taken as a whole, that are not materially less favorable to OpCo than those available in a public or “Rule 144A” private placement of non-investment grade issuance of debt securities (and in any event not less favorable to OpCo than the terms of this Agreement); provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);
          (r) unsecured subordinated Indebtedness of OpCo for money borrowed; provided that (i) the aggregate principal amount of Indebtedness permitted by this clause (r) at any time outstanding shall not exceed $300,000,000, (ii) both immediately prior and after giving effect to incurring any such Indebtedness, no Default shall exist or result therefrom, (iii) such Indebtedness does not mature prior to the date 180 days after the Maturity Date, and does not require any scheduled amortization or other scheduled payments of principal prior to the Maturity Date (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions), (iv) such Indebtedness (and any Guarantees thereof) are subordinated to the Obligations (and any refinancing thereof) on terms that are, in the reasonable opinion of the Administrative Agent, no less favorable to the Lenders than subordination terms customary for high yield non-investment grade subordinated debt securities issued in the capital markets, and (v) such Indebtedness is on terms (other than interest rate and redemption premiums), taken as a whole, that are not materially less favorable to OpCo than those available in a public or “Rule 144A” private placement of non-investment grade debt securities (and in any event not less favorable to OpCo than the terms of this Agreement); provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness (including the subordination provisions) or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);
          (s) unsecured Indebtedness in an aggregate principal amount not to exceed $30,000,000 at any time outstanding;
          (t) additional Indebtedness incurred by a Loan Party in addition to Indebtedness specified in clauses (a) through (s) above; provided that no Financial Statement Delivery Default shall exist and the Fixed Charge Coverage Ratio for the most recent Test Period shall not be less than 2.00:1.00 after giving Pro Forma Effect thereto; and
          (u) all premiums (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in clauses (a) through (t) above.
     SECTION 7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that:
          (a) Intermediate Holdco may merge with and into the Borrower; provided that (1) the Borrower shall be the continuing or surviving Person and (2) such merger does not result in the Borrower ceasing to be organized under the Laws of the United States, any state thereof or the District of Columbia. Any Restricted Subsidiary of OpCo may merge with (i) any one or more other Restricted Subsidiaries of OpCo or (ii) OpCo (including a merger, the purpose of which is to (x) reorganize OpCo into a new jurisdiction or (y) convert OpCo into a limited liability company or a limited partnership); provided, in the case of clause (i), that when any Restricted Subsidiary that is a Loan Party is merging with another Restricted Subsidiary, a Loan Party shall be the continuing or surviving Person; provided further, in the case of clause (ii), that (1) OpCo shall be the continuing or surviving Person and (2) such merger does not result in the OpCo ceasing to be organized under the Laws of the United States, any state thereof or the District of Columbia;
          (b) (i) any Restricted Subsidiary that is not a Loan Party may merge or consolidate with or into any other Restricted Subsidiary that is not a Loan Party and (ii) any Restricted Subsidiary of OpCo may liquidate or dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Borrower and its Subsidiaries and is not materially disadvantageous to the Lenders;
          (c) any Restricted Subsidiary of OpCo may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to OpCo or to another Restricted Subsidiary of OpCo; provided that if the transferor in such a transaction is a Loan Party, then (i) the transferee must either be a Loan Party or (ii) to the extent constituting an Investment, such Investment must be a permitted Investment in or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Sections 7.02 and 7.03, respectively;
          (d) so long as no Default exists or would result therefrom, OpCo may merge with any other Person (other than the Borrower or Intermediate Holdco); provided that (i) OpCo shall be the continuing or surviving Person or (ii) if the Person formed by or surviving any such merger or consolidation is not OpCo (any such Person, the “Successor Company”), (A) the Successor Company shall be an entity organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof, (B) if the Triggering Event has occurred, the Successor Company shall expressly assume all the obligations of OpCo under the Loan Documents to which OpCo is a party pursuant to a supplement thereto in form reasonably satisfactory to the Administrative Agent, (C) the Collateral and Guarantee Requirement is satisfied, (D) the Borrower shall have delivered to the Administrative Agent an officer’s certificate and an opinion of counsel, each stating that such merger or consolidation and (if applicable) such supplement to the Subsidiary Guaranty comply with this Agreement, and (E) such merger or consolidation is treated as an Investment and is permitted under Section 7.02; and provided, further, that if the foregoing are satisfied, the Successor Company shall be deemed to be OpCo and will succeed to, and be substituted for, OpCo under the Subsidiary Guaranty;
          (e) so long as no Default exists or would result therefrom, any Restricted Subsidiary of OpCo may merge, dissolve, liquidate, or consolidate with or into another Person,

or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) in order to effect an Investment permitted pursuant to Section 7.02; provided that any continuing or surviving Person from any such merger or consolidation shall be a Restricted Subsidiary, which together with each of its Restricted Subsidiaries, shall have complied with the requirements of Section 6.11; and
          (f) so long as no Default exists or would result therefrom, a merger, dissolution, liquidation, consolidation or Disposition of OpCo or any of its Restricted Subsidiaries, the purpose and effect of which is to consummate a Disposition permitted pursuant to Section 7.05.
     SECTION 7.05 Dispositions. Make any Disposition, except:
          (a) Dispositions in the ordinary course of business of obsolete or worn out property, whether now owned or hereafter acquired, and Dispositions in the ordinary course of business of property no longer used or useful in the conduct of the business of the Borrower and the Restricted Subsidiaries;
          (b) Dispositions of inventory and immaterial assets in the ordinary course of business;
          (c) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are promptly applied to the purchase price of such replacement property;
          (d) Dispositions of property to OpCo or to a Restricted Subsidiary of OpCo; provided that if the transferor of such property is a Loan Party, either (i) the transferee thereof must be a Loan Party, (ii) such transaction is treated as an Investment and is permitted under Section 7.02 or (iii) such transaction complies with clause (b) of Section 7.08;
          (e) Restricted Payments permitted by Section 7.06, Investments permitted by Section 7.02, and Liens permitted by Section 7.01;
          (f) Dispositions pursuant to sale-leaseback transactions of property acquired by OpCo or any Restricted Subsidiary of OpCo; provided that the applicable sale-leaseback transaction (i) occurs within two hundred seventy (270) days after the acquisition or construction (as applicable) of such property and (ii) is made for cash consideration not less than the cost of acquisition or construction of such property;
          (g) Dispositions of Cash Equivalents;
          (h) Dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business;
          (i) leases, subleases, licenses or sublicenses (including the provision of software under an open source license), easements, rights of way or similar rights or encumbrances in each case in the ordinary course of business and which do not materially interfere with the business of the Borrower and the Restricted Subsidiaries;

          (j) transfers of property that has suffered a Casualty Event (constituting a total loss or constructive total loss of such property) upon receipt of the Net Cash Proceeds of such Casualty Event;
          (k) Dispositions by OpCo or any Restricted Subsidiary (other than Intermediate Holdco) not otherwise permitted under this Section 7.05; provided that (i) at the time of such Disposition (other than any such Disposition made pursuant to a legally binding commitment entered into at a time when no Default exists), no Default shall exist or would result from such Disposition, (ii) with respect to any Disposition (or any series of related Dispositions) for aggregate consideration having a fair market value in excess of $100,000,000, if reasonably requested by the Administrative Agent, the Borrower shall have received and furnished to the Administrative Agent, an opinion (in customary form) of an Independent Financial Advisor to the effect that such transaction is fair to the Borrower and its Restricted Subsidiaries, and (iii) with respect to any Disposition (or any series of related Dispositions) pursuant to this clause (k) for a aggregate consideration having a fair market value in excess of $10,000,000, the Borrower or a Restricted Subsidiary shall receive a portion of such consideration in the form of cash and Cash Equivalents not less than the percentage of the total consideration therefor set forth in the table below (with Total Leverage Ratios measured after giving Pro Forma Effect to the Disposition and the application of the proceeds therefrom; provided, however, that for the purposes of clause (iii), (A) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and all of the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing and (B) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Disposition, shall, in the case of (A) and (B), be deemed to be cash consideration; provided further, that for purposes of the table below, if a Financial Statement Delivery Default shall exist at the applicable time of measurement, the Total Leverage Ratio shall be deemed to be greater than 6.00:1;

Total Leverage Ratio	Percentage
Greater than 6.00:1	75%
Equal to or less than 6.00:1 and greater than 5.00:1	50%
Equal to or less than 5.00:1 and greater than 4.50:1	25%
Equal to or less than 4.50:1	0%

          (l) Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and
          (m) Dispositions of Equity Interests in a GP of an MLP, so long as, immediately after such Disposition, the Borrower retains, directly or indirectly, a controlling interest in such entity, provided that any Disposition of any property pursuant to this Section 7.05 (except pursuant to Section 7.05(e) and except for Dispositions from a Loan Party to another Loan Party), shall be for no less than the fair market value of such property at the time of such Disposition; provided further that the Borrower shall not make any Disposition of any Investment in Intermediate Holdco, and Intermediate Holdco shall not make any Disposition of any Collateral.
     SECTION 7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except:
          (a) each Restricted Subsidiary may make Restricted Payments to the Borrower and to other Restricted Subsidiaries (and, in the case of a Restricted Payment by a non-wholly owned Restricted Subsidiary, to the Borrower and any other Restricted Subsidiary and to each other owner of Equity Interests of such Restricted Subsidiary based on their relative ownership interests of the relevant class of Equity Interests);
          (b) the Borrower and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests not otherwise permitted by Section 7.03) of such Person;
          (c) the Equity Distribution;
          (d) to the extent constituting Restricted Payments, the Borrower and the Restricted Subsidiaries may enter into and consummate transactions expressly permitted by any provision of Section 7.04 or 7.08 other than Section 7.08(f);
          (e) repurchases of Equity Interests in the Borrower or any Restricted Subsidiary deemed to occur upon exercise of stock options or warrants to the extent that such Equity Interests represent a portion of the exercise price of such options or warrants;
          (f) the Borrower may pay (or make Restricted Payments to allow any Holding Company to pay) for the repurchase, retirement or other acquisition or retirement for value of Equity Interests of the Borrower or of any such Holding Company held by any future, present or former employee or director of the Borrower or any direct or indirect parent of the Borrower or any of its Subsidiaries pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee or director of the Borrower or any of its Subsidiaries; provided that the aggregate Restricted Payments made under this clause (f) do not exceed in any calendar year (commencing with the calendar year during which the Closing Date occurs) $6,000,000 (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $10,000,000 in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed (i) the cash proceeds received by the Borrower during such year from Permitted Equity Issuances (other than Permitted Equity Issuances that increase the Available Amount) of the Borrower and, to the extent contributed in cash to the Borrower, from issuances of Equity Interests of any Holding Company, in each case to members of management, directors, managers or consultants of the Borrower, any of its Subsidiaries or any Holding Company that occurs after the Closing Date, in each case to the extent Not Otherwise Applied, plus (ii) the cash proceeds of key man life insurance policies received by the Borrower and the Restricted Subsidiaries during such year, less (iii) the amount of any Restricted Payments previously made pursuant to subclauses (i) and (ii) of this clause (f); and provided, further, that cancellation of Indebtedness owing to the Borrower from members of management, directors, managers or consultants of the Borrower, any Holding Company or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Borrower or any Holding Company will not be deemed to constitute a Restricted Payment for purposes of this Section 7.06 or any other provision of this Agreement;
          (g) the Borrower and its Restricted Subsidiaries may make Restricted Payments to the Borrower’s direct Holding Company for the Borrower’s direct or indirect Holding Companies to pay:
          (i) franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;
          (ii) Federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Borrower and the Restricted Subsidiaries and, to the extent of the amount actually received from the Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries;
          (iii) customary salary, bonus and other benefits payable to officers and employees of any Holding Company;
          (iv) general corporate overhead expenses of any Holding Company of the Borrower to the extent such expenses are attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries; and
          (v) reasonable fees and expenses incurred in connection with any unsuccessful debt or equity offering by such Holding Company;
          (h) in addition to the foregoing Restricted Payments and so long as no Default shall have occurred and be continuing or would result therefrom, the Borrower may make additional Restricted Payments; provided that, after giving effect thereto, the aggregate amount of such Restricted Payments shall not to exceed (i) $100,000,000 plus (ii) the Available Amount at the time; provided further that, if any Restricted Payment is to be made pursuant to this clause (h) at a time when there is a Reserved Prepayment Amount, such Restricted Payment shall not be permitted based on the Available Amount unless, prior to making such Restricted Payment, the

Borrower shall have offered to prepay the Loans with such Reserved Prepayment Amount pursuant to Section 2.05(a)(ii); and
          (i) to the extent constituting a Restricted Payment, TRERO Contributions.
     SECTION 7.07 Change in Nature of Business. Engage in any material line of business other than a Similar Business; provided that (a) the Borrower shall not incur any Indebtedness other than the Loans and Indebtedness consisting of the financing of insurance premiums and shall not have any assets or conduct any business or activities other than Investments in Intermediate Holdco, the Targa Resources Employee Relief Organization and activities incidental thereto and (b) Intermediate Holdco shall not incur any Indebtedness other than under the Subsidiary Guaranty and shall not have any assets or conduct any business or activities other than Investments in OpCo and activities incidental thereto.
     SECTION 7.08 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than:
          (a) transactions between or among Loan Parties not involving any other Affiliate;
          (b) transactions on terms substantially as favorable to the Borrower or such Restricted Subsidiary (taking into account all related transactions occurring substantially concurrently with such transaction) as would be obtainable by the Borrower or such Restricted Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate;
          (c) the Transaction and the payment of fees and expenses related to the Transaction;
          (d) if at the time thereof and after giving effect thereto no Default has occurred and is continuing the payment of (x) management, consulting, monitoring and advisory fees and related expenses to the Sponsor not to exceed $9,000,000 in the aggregate per calendar year and (y) any termination or other fee payable to the Sponsor upon a change of control or initial public equity offering of the Borrower or any Holding Company thereof, which fees, in the case of this clause (y) only, are approved by a majority of the members of the Board of Directors of the Borrower in good faith;
          (e) Restricted Payments permitted under Section 7.06;
          (f) payments or loans (or cancellations of loans) to employees or consultants of the Borrower, any of its Holding Companies or any Restricted Subsidiary and employment agreements, stock option plans and other compensatory arrangements with such employees or consultants that are, in each case, approved by the Borrower in good faith;
          (g) payments by the Borrower and the Restricted Subsidiaries to each other pursuant to the tax sharing agreements among the Borrower and the Restricted Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries;

          (h) the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, managers, employees or consultants of the Borrower, any of its Holding Companies or any Restricted Subsidiary;
          (i) transactions pursuant to agreements, instruments or arrangements in existence on the Closing Date and set forth in Schedule 7.08 or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;
          (j) customary payments by the Borrower and any Restricted Subsidiaries to the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities (including in connection with acquisitions or divestitures), which payments are approved by the majority of the members of the board of directors or a majority of the disinterested members of the board of directors of the Borrower, in good faith;
          (k) the issuance of Equity Interests (other than Disqualified Equity Interests) of the Borrower to any Permitted Holder or to any director, manager, officer, employee or consultant of the Borrower or any Holding Company;
          (l) investments by the Sponsor in securities of the Borrower so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5.0% of the proposed or outstanding issue amount of such class of securities; and
          (m) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrower and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management of the Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.
     SECTION 7.09 Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement or any other Loan Document) that limits the ability of (a) any Restricted Subsidiary of the Borrower that is not a Loan Party or any Existing JV to make Restricted Payments to the Borrower or any Loan Party or (b) any Loan Party to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties to secure the Obligations; provided that the foregoing clauses (a) and (b) shall not apply to Contractual Obligations which
          (i) (x) exist on the date hereof and (to the extent not otherwise permitted by this Section 7.09) are listed on Schedule 7.09 hereto and (y) to the extent Contractual Obligations permitted by clause (x) are set forth in an agreement evidencing Indebtedness, are set forth in any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of such Contractual Obligation,
          (ii) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Borrower, so long as such

Contractual Obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Borrower; provided further that this clause (ii) shall not apply to Contractual Obligations that are binding on a Person that is or becomes a Restricted Subsidiary as of the Closing Date or that becomes a Restricted Subsidiary pursuant to Section 6.17,
          (iii) are set forth in an agreement governing Indebtedness permitted by Section 7.03 and that has been incurred by a Restricted Subsidiary of the Borrower that is not a Loan Party, provided that (x) such restrictions apply only to such Restricted Subsidiary (and its Subsidiaries, if any) and (y) limitations described in clause (a) of this Section 7.09 shall not be permitted by this clause (iii) unless the applicable Subsidiary to which such limitations applies is an Acquired Non-Guarantor,
          (iv) are customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 7.02 and applicable solely to such joint venture to the extent entered into in the ordinary course of business,
          (v) are customary restrictions in leases, subleases, licenses or asset sale agreements otherwise permitted hereby (or in easements, rights of way or similar rights or encumbrances, in each case granted to the Borrower or a Restricted Subsidiary by a third party in respect of real property owned by such third party) so long as such restrictions relate only to the assets (or the Borrower’s or Restricted Subsidiary’s rights under such easement, right of way or similar right or encumbrance, as applicable) subject thereto,
          (vi) comprise restrictions imposed by any agreement relating to secured Indebtedness permitted pursuant to Section 7.03(f) to the extent that such restrictions apply only to the property or assets securing such Indebtedness,
          (vii) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary,
          (viii) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business, and
          (ix) are restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business.
     SECTION 7.10 Use of Proceeds. Use the proceeds of any Loans, whether directly or indirectly, in a manner inconsistent with the uses set forth in the preliminary statements to this Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would entail a violation of any of the Regulations of the FRB, including Regulations T, U and X.
     SECTION 7.11 [Intentionally Omitted].

     SECTION 7.12 Accounting Changes. Make any change in the Borrower’s fiscal year; provided, however, that the Borrower may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary to reflect such change in fiscal year.
     SECTION 7.13 Prepayments, Etc. of Indebtedness. Following the Triggering Event, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any unsecured subordinated Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Indebtedness or pay in cash any amount in respect of any such Indebtedness or preferred Equity Interests that may at the obligor’s option be paid in kind or in other securities, except:
          (a) payment of regularly scheduled interest and principal payments as and when due in respect of any such Indebtedness;
          (b) refinancings of Indebtedness to the extent permitted by Section 7.03; and
          (c) payment of Indebtedness otherwise prohibited to the extent such payment is treated as a Restricted Payment under clause (h) of Section 7.06 and allowed thereunder at the time of such payment.
     SECTION 7.14 Equity Interests of the Borrower and Restricted Subsidiaries. Permit (a) any Restricted Subsidiary to be a non-wholly owned Subsidiary, except (i) as a result of or in connection with a Disposition to an MLP or of Equity Interests in an MLP or GP, in each case, permitted by Section 7.05, (ii) any Subsidiary that is an Acquired Non-Guarantor and was not a wholly owned subsidiary when acquired or (iii) any Subsidiary resulting from an Investment permitted under clause (r), (s) or (u) Section 7.02, (b) any Restricted Subsidiary of OpCo that is a Loan Party to issue Equity Interests to any Person other than a Loan Party or (c) any Restricted Subsidiary that is not a Loan Party to issue Equity Interests to any Person other than a Restricted Subsidiary.
ARTICLE VIII.
Events Of Default and Remedies
     SECTION 8.01 Events of Default. Any of the following shall constitute an Event of Default:
          (a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within thirty (30) days after the same becomes due, any interest on any Loan or any other amount payable hereunder or with respect to any other Loan Document; or

          (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a) or 6.05(a) (solely with respect to the Borrower) or 6.18 or Article 7; or
          (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for sixty (60) days after notice thereof by the Administrative Agent to the Borrower; or
          (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
          (e) Cross-Default. A default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Borrower or any Restricted Subsidiary or the payment of which is guaranteed by the Borrower or any Restricted Subsidiary, other than Indebtedness owed to the Borrower or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the Closing Date, if both
               (i) such default either
          (A) results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or
          (B) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity, and
          (ii) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate in excess of the Threshold Amount at any one time outstanding;
          (f) Insolvency Proceedings, Etc. Any Loan Party or any of the Restricted Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
          (g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts in excess of the Threshold Amount as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of the Loan Parties, taken as a whole, and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or
          (h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary, or any combination thereof, one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance, as to which the insurer has been notified of such judgment or order and has not denied coverage) and such judgments or orders shall not have been satisfied, vacated, discharged or stayed or bonded pending an appeal for a period of sixty (60) consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of any Loan Party or any Restricted Subsidiary to enforce any such judgment; or
          (i) ERISA. (i) After the occurrence of the Triggering Event, an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount which could reasonably be expected to result in a Material Adverse Effect; or
          (j) Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.04 or 7.05) or as a result of acts or omissions by the Administrative Agent or any Lender or the satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document; or
          (k) Pledge Agreement. The Pledge Agreement after delivery thereof pursuant to Section 4.01 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in any material portion of the Collateral purported to be covered thereby, subject to Liens permitted under Section 7.01, except to the extent that any such loss of perfection or priority results from the failure of the Administrative Agent or the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Pledge Agreement or to file Uniform Commercial Code continuation statements.

          SECTION 8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent or Collateral Agent (as applicable) may and, at the request of the Required Lenders, shall take any or all of the following actions:
               (a) declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments shall be terminated;
               (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and
               (c) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;
provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent, the Collateral Agent or any Lender; provided further that if a Default or an Event of Default results from the failure to take any action required pursuant to Section 6.01, and the applicable Borrower or such Restricted Subsidiary subsequently takes the required action, then the applicable Default or Event of Default shall be deemed to have been cured and/or waived and for all purposes hereunder shall be deemed not to have occurred.
          SECTION 8.03 Exclusion of Immaterial Subsidiaries. Solely for the purpose of determining whether a Default has occurred under clause (f) or (g) of Section 8.01, any reference in any such clause to any Restricted Subsidiary or Loan Party shall be deemed not to include any Immaterial Subsidiary.
          SECTION 8.04 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Agent and the Collateral Agent in the following order:
     First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 and amounts payable under Article 3) payable to the Administrative Agent and the Collateral Agent in their capacities as such;
     Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest and other amounts referred to in clauses Third, Fourth, and Fifth below) payable to the Secured Parties (including Attorney Costs payable under Section 10.05 and amounts payable under Article 3), ratably among them in proportion to the amounts described in this clause Second payable to them;

     Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
     Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;
     Fifth, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
     Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
ARTICLE IX.
Administrative Agent and Other Agents
          SECTION 9.01 Appointment and Authorization of Agents. (a) Each Lender hereby irrevocably appoints, designates and authorizes each of the Administrative Agent and Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. References in this Article to the Administrative Agent shall apply, mutatis mutandis, to the Collateral Agent, whether or not so expressed.
               (b) Each of the Lenders (in its capacity as a Lender) hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of (and to hold any security interest created by the Pledge Agreement for and on behalf of or on trust for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent or the Collateral Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Pledge Agreement, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article 9 (including, Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Agents to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Pledge Agreement and acknowledge and agree that any such action by any Agent shall bind the Lenders.
     SECTION 9.02 Delegation of Duties. The Agents may execute any of their duties under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Pledge Agreement or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact including for the purpose of any Borrowings, such sub-agents as shall be deemed necessary by the Agents and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agent or sub-agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct (as determined in the final judgment of a court of competent jurisdiction).
     SECTION 9.03 Liability of Agents. No Agent or Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Pledge Agreement, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent or Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.
     SECTION 9.04 Reliance by Agents. (a) Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
          (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
     SECTION 9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default and stating that such notice is a “notice of default”. The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders in accordance with Article 8; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders.
     SECTION 9.06 Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent or Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent or Agent-Related Person to any Lender as to any matter, including whether Agents or Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent or Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent or Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent or Agent-Related Person.
     SECTION 9.07 Indemnification of Agents. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent and Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent and Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent or Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent’s or Agent-Related Person’s own gross negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction; provided that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 9.07. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent or Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation of such Agent.
     SECTION 9.08 Agents in their Individual Capacities. Credit Suisse and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Credit Suisse were not an Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Credit Suisse or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent and Collateral Agent shall be under no obligation to provide such information to them. With respect to its Loans, Credit Suisse shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent, and the terms “Lender” and “Lenders” include Credit Suisse in its individual capacity.

     SECTION 9.09 Successor Agents. The Administrative Agent or Collateral Agent may resign as such Agent upon thirty (30) days’ notice to the Lenders and the Borrower. If an Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default under Section 8.01(f) or (g) (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation of an Agent, such Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Administrative Agent” or “Collateral Agent” (as applicable) shall mean such successor agent and/or supplemental agent, as the case may be, and the retiring Agent’s appointment, powers and duties as such Agent shall be terminated. After the retiring Agent’s resignation hereunder as an Agent, the provisions of this Article 9 and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent. If no successor agent has accepted appointment as an Agent by the date which is thirty (30) days following the retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of such Agent under the applicable Loan Documents until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as an Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to (a) continue the perfection of the Liens granted or purported to be granted by the Pledge Agreement or (b) otherwise ensure that the Collateral and Guarantee Requirement is satisfied, the applicable Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After the retiring Agent’s resignation hereunder as such Agent, the provisions of this Article 9 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as such Agent.
     SECTION 9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
          (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.09 and 10.04) allowed in such judicial proceeding; and

          (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
          Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
     SECTION 9.11 Collateral and Guaranty Matters. The Lenders irrevocably agree that:
          (a) any Lien on any property granted to or held by the Administrative Agent or the Collateral Agent under any Loan Document shall be automatically released (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations not yet accrued and payable) or (ii) subject to Section 10.01, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders; and
          (b) any Subsidiary Guarantor (other than Intermediate Holdco) shall be automatically released from its obligations under the Subsidiary Guaranty if such Person ceases to be a wholly owned Restricted Subsidiary as a result of any transaction or designation permitted hereunder.
          Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the Administrative Agent or the Collateral Agent will (and each Lender irrevocably authorizes such Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Pledge Agreement, or to evidence the release of such Subsidiary Guarantor from its obligations under the Subsidiary Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11.
     SECTION 9.12 Other Agents; Arrangers and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent”, “joint bookrunner” or “arranger” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such.

Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.
     SECTION 9.13 Appointment of Supplemental Agents. (a) It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent or Collateral Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent or Collateral Agent is hereby authorized to appoint an additional individual or institution selected by it in its sole discretion as a separate trustee, co-trustee, administrative agent, collateral agent, administrative or collateral sub-agent or administrative or collateral co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).
          (b) In the event that the Administrative Agent or Collateral Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent or Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either the Administrative Agent or Collateral Agent or such Supplemental Agent, and (ii) the provisions of this Article 9 and of Sections 10.04 and 10.05 that refer to the Administrative Agent or Collateral Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Administrative Agent or Collateral Agent shall be deemed to be references to the Administrative Agent, Collateral Agent and/or such Supplemental Agent, as the context may require.
          (c) Should any instrument in writing from the Borrower, or any other Loan Party be required by any Supplemental Agent so appointed by the Administrative Agent or Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or Collateral Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent or Collateral Agent, as applicable, until the appointment of a new Supplemental Agent.

ARTICLE X.
Miscellaneous
     SECTION 10.01 Amendments, Etc. Except as otherwise set forth in this Agreement, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that, no such amendment, waiver or consent shall:
          (a) extend or increase the Commitment of any Lender without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.01 or the waiver of any Default, shall not constitute an extension or increase of any Commitment of any Lender);
          (b) postpone any date scheduled for, or reduce the amount of, any payment of principal, interest or fees under Sections 2.07, 2.08 or 2.09 without the written consent of each Lender directly affected thereby, it being understood that the waiver of (or amendment to the terms of) any mandatory prepayment of Loans shall not constitute a postponement of any date scheduled for the payment of principal or interest;
          (c) reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (i) of the second proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate;
          (d) change any provision of this Section 10.01, the definition of “Required Lenders” or “Pro Rata Share” or Sections 8.04 or 2.13 without the written consent of each Lender affected thereby;
          (e) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; or
          (f) other than in connection with a transaction permitted under Section 7.04 or 7.05, release all or substantially all of the aggregate value of the Subsidiary Guarantees, without the written consent of each Lender;
and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or Collateral Agent, as the case may be, in addition to the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or Collateral Agent under this Agreement or any other Loan Document; and (ii) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment of such Lender may not be increased or extended without the consent of such Lender (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).
          Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
     SECTION 10.02 Notices and Other Communications; Facsimile Copies. (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Loan Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
          (i) if to the Borrower, the Administrative Agent or the Collateral Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and
          (ii) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent and the Collateral Agent.
All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of Section 10.02(c)), when delivered; provided that notices and other communications to the Administrative Agent pursuant to Article 2 shall not be effective until actually received by such Person. In no event shall a voice mail message be effective as a notice, communication or confirmation hereunder.
          (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually signed originals and shall be binding on all Loan Parties, the Agents and the Lenders.
          (c) Reliance by Agents and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent and Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower in the absence of gross negligence or willful misconduct. All telephonic notices to the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
     SECTION 10.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent or Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
     SECTION 10.04 Attorney Costs, Expenses and Taxes. The Borrower agrees (a) if the Closing Date occurs, to pay or reimburse each of the Agents, and the Arrangers for all reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs of Cravath, Swaine & Moore LLP, and (b) to pay or reimburse each of the Agents, the Arrangers and each Lender for all out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law, and including all Attorney Costs of counsel to the Administrative Agent or Collateral Agent). The foregoing costs and expenses shall include all reasonable search, filing, and recording charges and fees and taxes related thereto, and other (reasonable, in the case of Section 10.04(a)) out-of-pocket expenses incurred by any Agent. The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. All amounts due under this Section 10.04 shall be paid within ten (10) Business Days of receipt by the Borrower of an invoice relating thereto setting forth such expenses in reasonable detail. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent in its sole discretion.

     SECTION 10.05 Indemnification by the Borrower. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent, each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents, trustees, investment advisors and attorneys-in-fact (collectively the “Indemnitees”) from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby (including the syndication of the Facilities), (b) any Commitment or Loan or the use or proposed use of the proceeds therefrom, or (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower, any Subsidiary or any other Loan Party, or any Environmental Liability related in any way to the Borrower, any Subsidiary or any other Loan Party, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of the Indemnitee; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements are determined in the final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents is consummated. All amounts due under this Section 10.05 shall be paid within ten (10) Business Days after demand therefor; provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final, non-appealable judgment of a court of competent jurisdiction that such Indemnitee was not entitled to indemnification or contribution rights with respect to such payment pursuant to the express terms of this Section 10.05. The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
     SECTION 10.06 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
     SECTION 10.07 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee, (ii) by way of participation in accordance with the provisions of Section 10.07(e), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(h) or (iv) to an SPC in accordance with the provisions of Section 10.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(e) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
          (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees (“Assignees”) all or a portion of its rights and obligations under this Agreement and the Loans at the time owing to it with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
          (A) the Borrower, provided that no consent of the Borrower shall be required for (1) an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, any Assignee or (2) an assignment of any Loans so long as notice of such assignment is provided to the Borrower; and
          (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of a Loan to a Lender, an Affiliate of a Lender or an Approved Fund.
          (ii) Assignments shall be subject to the following additional conditions:
          (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the

Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall be in an integral multiple of $1,000,000 (such amount being adjusted to give effect to PIK Interest) unless each of the Borrower and the Administrative Agent otherwise consents, provided that (1) no such consent of the Borrower shall be required if an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds, if any;
          (B) the parties to each assignment shall (1) electronically execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (which initially shall be ClearPar, LLC) or (2) manually execute and deliver to the Administrative Agent an Assignment and Assumption, together with, in the case of this clause (2), a processing and recordation fee of $3,500; provided that only one such fee shall be payable in the case of contemporaneous assignments by or to related Funds; and
          (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and applicable tax forms.
          (c) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(d), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (c) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(e).
          (d) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Agent and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
          (e) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or the other Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that directly affects such Participant. Subject to Section 10.07(f), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(c) but shall not be entitled to recover greater amounts under such Sections than the selling Lender would be entitled to recover. To the extent permitted by applicable Law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender.
          (f) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.
          (g) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 3.01, 3.04 or 3.05), (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (iii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (ii) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
          (h) Notwithstanding anything to the contrary contained herein, (1) any Lender may in accordance with applicable Law create a security interest in all or any portion of its rights under this Agreement (including the Loans owing to it and the Note, if any, held by it) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank and (2) any Lender that is a Fund may create a security interest in all or any portion of its rights under this Agreement (including the Loans owing to it and the Note, if any, held by it) to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such pledgee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such pledgee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such pledgee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
     SECTION 10.08 Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and its and its Affiliates’ directors, officers, employees, trustees, investment advisors and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any Governmental Authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement or any Credit Facility to which the disclosing Person is a party; (e) subject to an agreement containing provisions substantially the same as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any pledgee referred to in Section 10.07(g), counterparty to a Swap Contract, Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; (f) with the written consent of the Borrower; (g) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (h) to any Governmental Authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; or (i) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender). In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan

Documents, the Commitments, and the Loans. For the purposes of this Section 10.08, “Information” means all information received from any Loan Party relating to any Loan Party or its business, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08; provided that, in the case of information received from a Loan Party after the date hereof, such information is clearly identified at the time of delivery as confidential or is delivered pursuant to Section 6.01, 6.02, 6.03 or 6.10 hereof.
     SECTION 10.09 Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party and its Subsidiaries) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates to or for the credit or the account of the respective Loan Parties and their Subsidiaries against any and all Obligations owing to such Lender and its Affiliates hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender or Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have. Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the assets of any Foreign Subsidiary constitute collateral security for payment of the Obligations of the Borrower or any Domestic Subsidiary, it being understood that (a) the Equity Interests of any Foreign Subsidiary do not constitute such an asset and (b) the provisions hereof shall not limit, reduce or otherwise diminish in any respect the Borrower’s obligations to make any mandatory prepayment pursuant to Section 2.05(b)(ii).
     SECTION 10.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

     SECTION 10.11 Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier.
     SECTION 10.12 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each of the Loan Documents was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.
     SECTION 10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
     SECTION 10.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
     SECTION 10.15 Tax Forms. (a) (i) Each Lender and Agent that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “Foreign Lender”) shall deliver to the Borrower and the Administrative Agent, on or prior to the date which is ten (10) Business Days after the Closing Date (or upon accepting an assignment of an interest herein), two duly signed, properly completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Foreign Lender and entitling it to an exemption from, or reduction of, United States withholding tax on all payments to be made to such Foreign Lender by the Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Foreign Lender by the Borrower or any other Loan Party pursuant to this Agreement or any other Loan Document) or such other evidence reasonably satisfactory to the Borrower and the Administrative Agent that such Foreign Lender is entitled to an exemption from, or reduction of,

United States withholding tax, including any exemption pursuant to Section 871(h) or 881(c) of the Code, and in the case of a Foreign Lender claiming such an exemption under Section 881(c) of the Code, a certificate that establishes in writing to the Borrower and the Administrative Agent that such Foreign Lender is not (i) a “bank” as defined in Section 881(c)(3)(A) of the Code, (ii) a 10-percent stockholder within the meaning of Section 871(h)(3)(B) of the Code, or (iii) a controlled foreign corporation related to the Borrower within the meaning of Section 864(d) of the Code. Thereafter and from time to time, each such Foreign Lender shall (A) promptly submit to the Borrower and the Administrative Agent such additional duly completed and signed copies of one or more of such forms or certificates (or such successor forms or certificates as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States Laws and regulations to avoid, or such evidence as is reasonably satisfactory to the Borrower and the Administrative Agent of any available exemption from, or reduction of, United States withholding taxes in respect of all payments to be made to such Foreign Lender by the Borrower or other Loan Party pursuant to this Agreement, or any other Loan Document, in each case, (1) on or before the date that any such form, certificate or other evidence expires or becomes obsolete, (2) after the occurrence of any event requiring a change in the most recent form, certificate or evidence previously delivered by it to the Borrower and the Administrative Agent and (3) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent, and (B) promptly notify the Borrower and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.
          (ii) Each Foreign Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Foreign Lender under any of the Loan Documents (for example, in the case of a typical participation by such Foreign Lender), shall deliver to the Borrower and the Administrative Agent on the date when such Foreign Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (in either case, in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Foreign Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Foreign Lender acts for its own account that is not subject to United States withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Foreign Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Foreign Lender is not acting for its own account with respect to a portion of any such sums payable to such Foreign Lender.
          (iii) The Borrower shall not be required to pay any additional amount or any indemnity payment under Section 3.01 to (A) any Foreign Lender if such Foreign Lender shall have failed to satisfy the foregoing provisions of this Section 10.15(a), or (B) any U.S. Lender if such U.S. Lender shall have failed to satisfy the provisions of Section 10.15(b); provided that (i) if such Lender shall have satisfied the requirement of this or Section 10.15(b), as applicable, on the date such Lender became a Lender or ceased to act for its own account with respect to any payment under any of the Loan Documents, nothing in this Section 10.15(a) or Section 10.15(b) shall relieve the

Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that, as a result of any change in any applicable Law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Documents is not subject to withholding or is subject to withholding at a reduced rate and (ii) nothing in this Section 10.15(a) shall relieve the Borrower of its obligation to pay any amounts pursuant to Section 3.01 in the event that the requirements of 10.15(a)(ii) have not been satisfied if the Borrower is entitled, under applicable Law, to rely on any applicable forms and statements required to be provided under this Section 10.15 by the Foreign Lender that does not act or has ceased to act for its own account under any of the Loan Documents, including in the case of a typical participation.
          (iv) The Administrative Agent may deduct and withhold any taxes required by any Laws to be deducted and withheld from any payment under any of the Loan Documents.
          (b) Each Lender and Agent that is a “United States person” within the meaning of Section 7701(a)(30) of the Code (each, a “U.S. Lender”) shall deliver to the Administrative Agent and the Borrower two duly signed, properly completed copies of IRS Form W-9 on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), certifying that such U.S. Lender is entitled to an exemption from United States backup withholding tax, or any successor form. If such U.S. Lender fails to deliver such forms, then the Administrative Agent may withhold from any payment to such U.S. Lender an amount equivalent to the applicable backup withholding tax imposed by the Code.
     SECTION 10.16 Governing Law. (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          (b) ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, EACH AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW THE BORROWER, EACH AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH

JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.
     SECTION 10.17 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
     SECTION 10.18 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent shall have been notified by each Lender that each such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders except as permitted by Section 7.04.
     SECTION 10.19 Lender Action. Each Lender agrees that it shall not take or institute any actions or proceedings, judicial or otherwise, for any right or remedy against any Loan Party or any other obligor under any of the Loan Documents (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings, or otherwise commence any remedial procedures, with respect to any Collateral or any other property of any such Loan Party, without the prior written consent of the Administrative Agent. The provisions of this Section 10.19 are for the sole benefit of the Lenders and shall not afford any right to, or constitute a defense available to, any Loan Party.
     SECTION 10.20 USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “USA PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the USA PATRIOT Act.
[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

TARGA RESOURCES
INVESTMENTS INC.

By Name:	/s/ Howard M. Tate Howard M. Tate
Title:	Vice President – Finance and Treasurer

CREDIT SUISSE, CAYMAN ISLANDS BRANCH

By Name:	/s/ Cassandra Droogan Cassandra Droogan
Title:	Vice President

By Name:	/s/ Nupur Kumar Nupur Kumar
Title:	Associate

DEUTSCHE BANK TRUST COMPANY AMERICAS

By Name:	/s/ Calli S. Hayes Calli S. Hayes
Title:	Director

LEHMAN BROTHERS COMMERCIAL BANK

By Name:	/s/ Brian McKany Brian McKany
Title:	Authorized Signatory

MERRILL LYNCH CAPITAL CORPORATION

By Name:	/s/ Don Burkitt Don Burkitt
Title:	Vice President

EXHIBIT A
[FORM OF] COMMITTED LOAN NOTICE

To:	Credit Suisse, as Administrative Agent Eleven Madison Avenue New York, NY 10010 Fax: (212) [ ] Attention: Agency Group
[Date]
Ladies and Gentlemen:
     Reference is made to the HoldCo Credit Agreement dated as of August 9, 2007, (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Targa Resources Investments Inc., (the “Borrower”), the lenders from time to time party thereto (the “Lenders”), and Credit Suisse, as Administrative Agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The undersigned Borrower hereby requests (select one):
☐	A Borrowing of new Loans

☐	A conversion of Loans

☐	A continuation of Loans
to be made on the terms set forth below:
(A) Date of Borrowing, conversion or continuation      ______________________
(B) Type of Loan1      ______________________
(C) Principal amount      ______________________
(D) Interest Period2      ______________________

[1]	Specify Eurodollar or Base Rate.

[2]	For Eurodollar Rate Loans only.

     Please send the proceeds of the Loan(s) by wire transfer to the account of the Borrower as set forth below:
[                         ]
[                         ]
ABA: [          ]
Acct: [               ]
Acct title: [               ]
     The above request has been made to the Administrative Agent by telephone at (212) 325-9205.
     The undersigned Borrower hereby represents and warrants to the Administrative Agent and the Lenders that, on the date of this Loan Notice and on the date of the related Borrowing, the conditions to lending specified in Sections 4.01(e) and (f) of the Credit Agreement have been satisfied.

TARGA RESOURCES INVESTMENTS INC.

by

Name:
Title:

EXHIBIT B
LENDER: [●]
PRINCIPAL AMOUNT: $[●]
[Form of] Note
New York, New York
[Date]
FOR VALUE RECEIVED, the undersigned, TARGA RESOURCES INVESTMENTS INC., a Delaware corporation (the “Borrower”), hereby promises to pay to the Lender set forth above (the “Lender”) or its registered assigns, in lawful money of the United States of America in immediately available funds at the relevant Administrative Agent’s Office (such term, and each other capitalized term used but not defined herein, having the meaning assigned to it in the HoldCo Credit Agreement dated as of August 9, 2007 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders from time to time party thereto and Credit Suisse, as Administrative Agent (in such capacity, the “Administrative Agent”), (i) on the Maturity Date set forth in the Credit Agreement, the principal amount of all Loans of the Lender then outstanding and (ii) on each Interest Payment Date, interest at the rate or rates per annum as provided (and payable in the manner provided) in the Credit Agreement on the unpaid principal amount of all Loans of the Lender.
     The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.
     The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.
     All borrowings evidenced by this note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this note.
     This note is one of the Notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.
     THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
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TARGA RESOURCES INVESTMENTS INC.,
by
Name:
Title:

LOANS AND PAYMENTS

Name of
			Payments of	Principal	Person Making
Date	Amount of Loan	Maturity Date	Principal/Interest	Balance of Note	the Notation

EXHIBIT C
[FORM OF] COMPLIANCE CERTIFICATE
     Reference is made to the HoldCo Credit Agreement dated as of August 9, 2007 (as amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Targa Resources Investments Inc. (the “Borrower”), the lenders from time to time party thereto (the “Lenders”) and Credit Suisse, as Administrative Agent (in such capacity, the “Administrative Agent”) (capitalized terms used herein have the meanings attributed thereto in the Credit Agreement unless otherwise defined herein). Pursuant to Section 6.02 of the Credit Agreement, the undersigned, in his/her capacity as a Responsible Officer of the Borrower, certifies as follows:
1.	[Attached hereto as Exhibit [A] is the audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 200[] and related consolidated statements of income or operations, stockholders’ equity and cash flows for the fiscal year then ended, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of [PricewaterhouseCoopers LLP], prepared in accordance with generally accepted auditing standards in the United States and not subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit.]

2.	[Attached hereto as Exhibit [B] is the consolidated balance sheet of the Borrower and its Subsidiaries as of [ ] and the related (i) consolidated statements of income or operations for such fiscal quarter and for the portion of the fiscal year then ended and (ii) consolidated statements of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail. These present fairly in all material respects the financial condition, results of operations, stockholders’ equity and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.]

3.	To my knowledge, except as otherwise disclosed to the Administrative Agent in writing pursuant to the Credit Agreement, at no time during the period between [ ] and [ ] (the “Certificate Period”) did a Default or an Event of Default exist. [If unable to provide the foregoing certification, fully describe the reasons therefor and circumstances thereof and any action taken or proposed to be taken with respect thereto on Annex A attached hereto.]

4.	[Set forth on Exhibit [C] hereto is a description of the Available Amount as of the end of the Certificate Period and any uses of the Available Amount during such Certificate Period.]

EXHIBIT C
     IN WITNESS WHEREOF, the undersigned, in his/her capacity as a Responsible Officer of the Borrower, has executed this certificate for and on behalf of the Borrower and has caused this certificate to be delivered this ____ day of                     .

TARGA RESOURCES INVESTMENTS INC.,
By
Name:
Title:

EXHIBIT D
[FORM OF]
ASSIGNMENT AND ASSUMPTION
          This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor (as defined below) and the Assignee (as defined below). Capitalized terms used in this Assignment and Assumption and not otherwise defined herein have the meanings specified in the HoldCo Credit Agreement dated as of August 9, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Targa Resources Investments Inc., the lenders from time to time party thereto (the “Lenders”) and Credit Suisse, as Administrative Agent (in such capacity, the “Administrative Agent”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
          For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the facility identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.	Assignor (the “Assignor”):

2.	Assignee (the “Assignee”):
Assignee is an Affiliate of: [Name of Lender]

Assignee is an Approved Fund of: [Name of Lender]

3.	Assigned Interest:

Percentage
Aggregate Amount of	Amount of	Assigned of
Commitment/Loans of	Commitment/Loans	Commitment/
all Lenders	Assigned	Loans[3]
$	$	%
4.	Effective Date:
     The terms set forth in this Assignment and Assumption are hereby agreed to:

[NAME OF ASSIGNOR], as Assignor,
by
Name:
Title:

[NAME OF ASSIGNEE], as Assignee,
by
Name:
Title:

[3]	Set forth, to at least 8 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Consented to and Accepted:

CREDIT SUISSE,
as Administrative Agent,

by
Name:
Title:

TARGA RESOURCES INVESTMENTS INC.,

by
Name:
Title:][4]

[4]	No consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default under Section 8.01(a), (f) or (g) of the Credit Agreement has occurred and is continuing, any other assignee.

Annex 1
CREDIT AGREEMENT5
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
     1. Representations and Warranties.
     1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, (iii) the financial condition of the Borrower, or any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Credit Agreement or (iv) the performance or observance by the Borrower, or any of its Subsidiaries or Affiliates or any other Person of any of their obligations under the Credit Agreement.
     1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on any Agent or any other Lender, and (v) if it is a Foreign Lender, attached to this Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 10.15 of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Assignor, any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in

[5]	Capitalized terms used in this Assignment and Assumption and not otherwise defined herein have the meanings specified in the HoldCo Credit Agreement dated as of August 9, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Targa Resources Investments Inc., the lenders from time to time party thereto (the “Lenders”) and Credit Suisse, as Administrative Agent (in such capacity, the “Administrative Agent”).

taking or not taking action under the Credit Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender.
     2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
     3. General Provisions. This Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be construed in accordance with and governed by the law of the State of New York.

EXHIBIT E

GUARANTEE AGREEMENT
dated as of
August 9, 2007
among
TARGA RESOURCES INVESTMENTS INC.
THE SUBSIDIARIES OF TARGA RESOURCES INVESTMENTS INC.
IDENTIFIED HEREIN
and
CREDIT SUISSE,
as Collateral Agent

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3

SECTION 4.12. Obligations Absolute	8
SECTION 4.13. Termination or Release	9
SECTION 4.14. Additional Restricted Subsidiaries	9

Exhibits

Exhibit I Form of Guarantee Agreement Supplement

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          GUARANTEE AGREEMENT dated as of August 9, 2007 among TARGA RESOURCES INVESTMENTS INC. (the “Borrower”), the Subsidiaries of the Borrower identified herein and CREDIT SUISSE, as Collateral Agent.
     Reference is made to the HoldCo Credit Agreement dated as of August 9, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, each lender from time to time party thereto and Credit Suisse, as Administrative Agent. The Lenders have agreed to make loans to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The Subsidiary Parties are Subsidiaries of the Borrower, will derive substantial benefits from the extension of credit to the Borrower pursuant to the Credit Agreement and are willing to execute and deliver this Agreement. Accordingly, the parties hereto agree as follows:
ARTICLE XI.
Definitions
               Credit Agreement. (a)Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement.
               The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.
               Notwithstanding any provision of this Agreement to the contrary, the Secured Parties acknowledge that until the Triggering Event occurs, Intermediate Holdco is the only Guarantor hereunder.
               Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
     “Agreement” means this Guarantee Agreement.
     “Claiming Party” has the meaning assigned to such term in Section 3.02.
     “Contributing Party” has the meaning assigned to such term in Section 3.02.
     “Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.
     “Guarantee Agreement Supplement” means an instrument in the form of Exhibit I hereto.
     “Guarantor” means each Subsidiary Party.
     “Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Collateral Agent, any Supplemental Agents and each co-agent or sub-agent appointed by the Administrative Agent or Collateral Agent from time to time pursuant to Section 9.02 of the Credit Agreement.
     “Subsidiary Parties” means (a) Intermediate Holdco and (b) each other Restricted Subsidiary that is a Domestic Subsidiary and not an Excluded Subsidiary and that

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becomes a party to this Agreement as a Subsidiary Party upon or after the occurrence of the Triggering Event.
ARTICLE XII.
Guarantee
               Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each of the Guarantors waives presentment to, demand of payment from and protest to the Borrower or any other Guarantor of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.
               Guarantee of Payment. Each of the Guarantors further agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by any Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of any Agent or any other Secured Party in favor of the Borrower or any other Person.
               No Limitations. (a)Except for termination of a Guarantor’s obligations hereunder as expressly provided in Section 4.13, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of any Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement; (iii) the release of any security held by the Collateral Agent or any other Secured Party for the Obligations or any of them; (iv) any default, failure or delay, willful or otherwise, in the performance of the Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations). Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or

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in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.
               To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of the Borrower or any other Guarantor or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Guarantor, other than the indefeasible payment in full in cash of all the Obligations. The Agents and the other Secured Parties may in accordance with the terms of the Pledge Agreement, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with the Borrower or any other Guarantor or exercise any other right or remedy available to them against the Borrower or any other Guarantor, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other Guarantor, as the case may be, or any security.
               Reinstatement. Each of the Guarantors agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Agent or any other Secured Party upon the bankruptcy or reorganization of the Borrower, any other Guarantor or otherwise.
               Agreement To Pay; Subrogation. In furtherance of the foregoing and not in limitation of any other right that any Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower, or any other Guarantor, to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against the Borrower, or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article III.
               Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s, and each other Guarantor’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Agents or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

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ARTICLE XIII.
Indemnity, Subrogation and Subordination
               Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Subsidiary Parties may have under applicable law (but subject to Section 3.03), the Borrower agrees that in the event a payment of an Obligation shall be made by any Subsidiary Parties under this Agreement, the Borrower shall indemnify such Subsidiary Party for the full amount of such payment and such Subsidiary Party shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment.
          SECTION 13.01 For purposes of this Article III, any taking of Collateral pursuant to the Pledge Agreement shall be treated as a payment by Intermediate Holdco of the Obligations, to the extent the Obligations are discharged as a result of such taking.
               Contribution and Subrogation. Each Subsidiary Party (a “Contributing Party”) agrees (subject to Section 3.03) that, in the event a payment shall be made by any other Subsidiary Party hereunder in respect of any Obligation and such other Subsidiary Party (the “Claiming Party”) shall not have been fully indemnified by the Borrower as provided in Section 3.01, the Contributing Party shall indemnify the Claiming Party in an amount equal to the amount of such payment, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Party on the date hereof and the denominator shall be the aggregate net worth of all the Contributing Parties together with the net worth of the Claiming Party on the date hereof (or, in the case of any Subsidiary Party becoming a party hereto pursuant to Section 4.14, the date of the Guarantee Agreement Supplement hereto executed and delivered by such Subsidiary Party). Any Contributing Party making any payment to a Claiming Party pursuant to this Section 3.02 shall be subrogated to the rights of such Claiming Party to the extent of such payment.
               Subordination. (a)Notwithstanding any provision of this Agreement to the contrary, all rights of the Guarantors under Sections 3.01 and 3.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of the Borrower or any Subsidiary Party to make the payments required by Sections 3.01 and 3.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.
               Each Guarantor hereby agrees that upon the occurrence and during the continuance of an Event of Default and after notice from the Collateral Agent all Indebtedness owed by such Guarantor to the Borrower or any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

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ARTICLE XIV.
Miscellaneous
               Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Borrower as provided in Section 10.02 of the Credit Agreement.
               Waivers; Amendment. (a)No failure or delay by any Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower or any Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 4.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on the Borrower or any Guarantor in any case shall entitle such Loan Party to any other or further notice or demand in similar or other circumstances.
               Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Guarantor or Guarantors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.
               Collateral Agent’s Fees and Expenses; Indemnification. (a)The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement.
               Without limitation of its indemnification obligations under the other Loan Documents, the Borrower agrees to indemnify the Collateral Agent and the other Indemnitees (as defined in Section 10.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreements or instruments contemplated hereby, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any

6

Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or of any Affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee.
               Any such amounts payable as provided hereunder shall be additional Obligations guaranteed hereunder and secured by the other Pledge Agreement. The provisions of this Section 4.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent or any other Secured Party. All amounts due under this Section 4.03 shall be payable within 10 days of written demand therefor.
               Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Guarantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
               Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower or the Guarantors in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document, as applicable, shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any Lender or on their behalf and notwithstanding that any Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid and so long as the Commitments have not expired or terminated.
               Counterparts; Effectiveness; Several Agreement. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other means of electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to any Guarantor when a counterpart hereof executed on behalf of such Guarantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Guarantor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of such Guarantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Guarantor shall have the right to assign or transfer

7

its rights or obligations hereunder or any interest herein (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Guarantor and may be amended, modified, supplemented, waived or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.
               Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
               Right of Set-Off. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender and its Affiliates are authorized at any time and from time to time, without prior notice to the Borrower or any other Guarantor, any such notice being waived by the Borrower and each Guarantor to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other Indebtedness at any time owing by, such Lender and its Affiliates to or for the credit or the account of the Borrower or such Guarantor against any and all obligations owing to such Lender and its Affiliates hereunder, now or hereafter existing, irrespective of whether or not such Lender or Affiliate shall have made demand under this Agreement and although such obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Lender agrees promptly to notify the Borrower and the Collateral Agent after any such set off and application made by such Lender; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 4.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender may have.
               Governing Law; Jurisdiction; Consent to Service of Process. (a)This Agreement shall be construed in accordance with and governed by the law of the State of New York.
               Each of the Borrower and the Guarantors hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York City and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York

8

State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Guarantor, or its properties in the courts of any jurisdiction.
               Each of the Borrower and the Guarantors hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 4.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
               Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 4.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
               WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 4.10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
               Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
               Obligations Absolute. All rights of the Collateral Agent hereunder and all obligations of each Guarantor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place

9

of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any release or amendment or waiver of or consent under or departure from any guarantee guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Guarantor in respect of the Obligations or this Agreement.
               Termination or Release. (a)This Agreement and the Guarantees made hereby shall terminate upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations not yet accrued and payable).
               Any Subsidiary Party (other than Intermediate Holdco) shall be automatically released from its obligations hereunder if (i) such Subsidiary Party becomes a Partially Owned Operating Company, (ii) such Subsidiary Party becomes an Excluded Subsidiary or (iii) such Subsidiary Party ceases to be a Restricted Subsidiary as a result of any other transaction or designation permitted under the Credit Agreement; provided that the Required Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.
               In connection with any termination or release pursuant to paragraph (a), or (b), the Collateral Agent shall execute and deliver to any Guarantor, at such Guarantor’s expense, all documents that such Guarantor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 4.13 shall be without recourse to or warranty by the Collateral Agent.
               Additional Guarantors. (a) Pursuant to the Collateral and Guarantee Requirement, on and after the date on which the Triggering Event occurs, each Restricted Subsidiary that is a Domestic Subsidiary and not an Excluded Subsidiary (other than Intermediate Holdco) is required to enter into this Agreement as a Subsidiary Party. Upon execution and delivery by the Collateral Agent and a Restricted Subsidiary of a Guarantee Agreement Supplement, such Restricted Subsidiary shall become a Subsidiary Party and Guarantor hereunder with the same force and effect as if named herein as a Subsidiary Party and Guarantor. The execution and delivery of any such instrument shall not require the consent of the Borrower or any Guarantor hereunder. The rights and obligations of the Borrower and each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.
          SECTION 14.02 (b) Pursuant to Section 6.11 of the Credit Agreement, certain Persons that were not required to become Guarantors on the date of the Triggering Event are required to enter in this Agreement as Subsidiary Parties upon becoming a Restricted Subsidiary that is a Domestic Subsidiary and not an Excluded Subsidiary. Upon execution and delivery by the Collateral Agent and a Restricted Subsidiary of a Guarantee Agreement Supplement, such Restricted Subsidiary shall become a Subsidiary Party and Guarantor hereunder with the same force and effect as if

10

named herein as a Subsidiary Party and Guarantor. The execution and delivery of any such instrument shall not require the consent of the Borrower or any Guarantor hereunder. The rights and obligations of the Borrower and each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TARGA RESOURCES INVESTMENTS INC.,
by
Name:
Title:

TARGA RESOURCES INVESTMENTS SUB INC.,
by
Name:
Title:

12

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Collateral Agent,
by
Name:
Title:

by
Name:
Title:

EXHIBIT E
          SUPPLEMENT dated as of [•], to the Guarantee Agreement dated as of August 9, 2007, among TARGA RESOURCES INVESTMENTS INC. (the “Borrower”), the Subsidiaries of the Borrower identified therein and CREDIT SUISSE, as Collateral Agent.
     A. Reference is made to the HoldCo Credit Agreement dated as of August 9, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, each lender from time to time party thereto and Credit Suisse, as Administrative Agent.
     B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Subsidiary Guaranty referred to therein.
     C. The Guarantors have entered into the Subsidiary Guaranty in order to induce the Lenders to make Loans. Section 4.14 of the Subsidiary Guaranty provides that additional Restricted Subsidiaries of the Borrower may become Subsidiary Parties under the Subsidiary Guaranty by execution and delivery of an instrument in the form of this Supplement. The undersigned Restricted Subsidiary (the “New Guarantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Subsidiary Guaranty as consideration for Loans previously made.
               Accordingly, the Collateral Agent and the New Guarantor agree as follows:
     SECTION 1. In accordance with Section 4.14 of the Subsidiary Guaranty, the New Guarantor by its signature below becomes a Subsidiary Party (and accordingly, becomes a Guarantor under the Subsidiary Guaranty) with the same force and effect as if originally named therein as a Subsidiary Party and the New Guarantor hereby (a) agrees to all the terms and provisions of the Subsidiary Guaranty applicable to it as a Subsidiary Party and a Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a “Subsidiary Party” and “Guarantor” in the Subsidiary Guaranty shall be deemed to include the New Guarantor. The Subsidiary Guaranty is hereby incorporated herein by reference.
     SECTION 2. The New Guarantor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.
     SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Guarantor and the Collateral Agent has executed a counterpart hereof. Delivery of an executed signature page to this Supplement by facsimile transmission or other means of electronic transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.
     SECTION 4. Except as expressly supplemented hereby, the Subsidiary Guaranty shall remain in full force and effect.
               SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
     SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Subsidiary Guaranty shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 4.01 of the Subsidiary Guaranty.
     SECTION 8. The New Guarantor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Collateral Agent.

     IN WITNESS WHEREOF, the New Guarantor and the Collateral Agent have duly executed this Supplement to the Subsidiary Guaranty as of the day and year first above written.

[NAME OF NEW GUARANTOR],
by
Name:
Title:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Collateral Agent
by
Name:
Title:

by
Name:
Title:

EXHIBIT F

PLEDGE AGREEMENT
dated as of
August 9, 2007
between
TARGA RESOURCES INVESTMENTS SUB INC.
and
CREDIT SUISSE,
as Collateral Agent

TABLE OF CONTENTS

ARTICLE I

Definitions

SECTION 1.01. Credit Agreement	1
SECTION 1.02. Other Defined Terms	1

ARTICLE II

Pledge of Securities

SECTION 2.01. Pledge	2
SECTION 2.02. Delivery of the Pledged Collateral	2
SECTION 2.03. Representations, Warranties and Covenants	3
SECTION 2.04. UCC Filings	4
SECTION 2.05. Registration in Nominee Name; Denominations	4
SECTION 2.06. Voting Rights; Dividends and Interest	4

ARTICLE III

Intentionally Omitted.

ARTICLE IV

Remedies

SECTION 4.01. Remedies Upon Default	6
SECTION 4.02. Application of Proceeds	8

ARTICLE V

[Intentionally Omitted.]

ARTICLE VI

Miscellaneous

SECTION 6.01. Notices	9
SECTION 6.02. Waivers; Amendment	9
SECTION 6.03. Collateral Agent’s Fees and Expenses; Indemnification	10
SECTION 6.04. Successors and Assigns	11
SECTION 6.05. Survival of Agreement	11
SECTION 6.06. Counterparts; Effectiveness; Several Agreement	11

     PLEDGE AGREEMENT dated as of August 9, 2007, between TARGA RESOURCES INVESTMENTS SUB INC., a Delaware corporation (the “Pledgor”) and CREDIT SUISSE, as Collateral Agent for the Secured Parties (as defined below).
     Reference is made to the HoldCo Credit Agreement dated as of August 9, 2007 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Targa Resources Investments Inc. (the “Borrower”), each lender from time to time party thereto and Credit Suisse, as Administrative Agent. The Lenders have agreed to extend credit to the Borrower subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement by the Pledgor. The Pledgor is a Subsidiary of the Borrower, will derive substantial benefits from the extensions of credit to the Borrower pursuant to the Credit Agreement and is willing to execute and deliver this Agreement. Accordingly, the parties hereto agree as follows:
ARTICLE XV.
Definitions
     Credit Agreement. (a)Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the New York UCC.
     The rules of construction specified in Article I of the Credit Agreement also apply to this Agreement.
     Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
   “Agreement” means this Pledge Agreement.
   “Collateral” means the Pledged Collateral.
   “Credit Agreement” has the meaning assigned to such term in the preliminary statement of this Agreement.
   “New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
   “Permitted Collateral Liens” means Liens expressly permitted pursuant to Section 7.01 of the Credit Agreement.
   “Pledged Collateral” has the meaning assigned to such term in Section 2.01(a).
   “Pledged Debt” has the meaning assigned to such term in Section 2.01(a).
   “Pledged Equity” has the meaning assigned to such term in Section 2.01(a).

   “Pledged Securities” means any promissory notes, stock certificates or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.
   “Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders, any Supplemental Agents and each co-agent or sub-agent appointed by the Administrative Agent or the Collateral Agent from time to time pursuant to Section 9.01(c) of the Credit Agreement.
ARTICLE XVI.
Pledge of Securities
     Pledge. As security for the payment or performance, as the case may be, in full of the Obligations, the Pledgor hereby assigns and pledges to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of the Pledgor’s right, title and interest in, to and under (i) all Equity Interests of Targa Resources Inc. (“OpCo”) held by it and listed on Schedule I and any other Equity Interests of OpCo obtained in the future by the Pledgor and the certificates representing all such Equity Interests (the “Pledged Equity”); (ii)(A) the debt securities representing Indebtedness of OpCo to the Pledgor held by the Pledgor listed on Schedule I, (B) any debt securities representing Indebtedness of OpCo to the Pledgor obtained in the future by the Pledgor and (C) the promissory notes and any other instruments evidencing such debt securities (the “Pledged Debt”); (iii) any other Indebtedness owed to the Pledgor by, or other Investments in, OpCo, (iv) subject to Section 2.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities and other property referred to in clauses (i), (ii) and (iii) above; (v) subject to Section 2.06, all rights and privileges of the Pledgor with respect to the securities and other property referred to in clauses (i), (ii), (iii) and (iv) above; and (vi) all Proceeds of any of the foregoing (the items referred to in clauses (i) through (vi) above being collectively referred to as the “Pledged Collateral”).
     Delivery of the Pledged Collateral. (a)The Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties, any and all Pledged Securities (other than any uncertificated securities, but only for so long as such securities remain uncertificated).
     Upon delivery to the Collateral Agent, (i) any Pledged Securities shall be accompanied by appropriate powers duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the Pledgor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached

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hereto as Schedule I and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.
     Representations, Warranties and Covenants. The Pledgor represents, warrants and covenants to and with the Collateral Agent, for the benefit of the Secured Parties, that:
     Schedule I correctly sets forth the percentage of the issued and outstanding units of each class of the Equity Interests of the issuer thereof represented by the Pledged Equity and includes (i) all Equity Interests of OpCo and (ii) all debt securities and promissory notes required to be delivered hereunder in order to satisfy the Collateral and Guarantee Requirement;
     the Pledged Equity and Pledged Debt have been duly and validly authorized and issued by the issuer thereof and (i) in the case of Pledged Equity, are fully paid and nonassessable, if applicable, and (ii) in the case of Pledged Debt, are legal, valid and binding obligations of the issuers thereof;
     except for the security interests granted hereunder, the Pledgor (i) is and will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I, (ii) holds the same free and clear of all Liens, other than (A) Liens created by this Agreement and (B) Permitted Collateral Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than (A) Liens created by this Agreement and (B) Permitted Collateral Liens and (iv) will defend its title or interest thereto or therein against any and all Liens (other than the Liens permitted pursuant to this Section 2.03(c)), however arising, of all Persons whomsoever;
     except for restrictions and limitations imposed by the Loan Documents or securities laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect in any manner material and adverse to the Secured Parties the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;
     the Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;
     no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);

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     by virtue of the execution and delivery by the Pledgor of this Agreement, when any Pledged Securities constituting certificated securities or instruments are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will obtain a legal, valid and perfected Lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations; and
     the pledge effected hereby is effective to vest in the Collateral Agent, for the benefit of the Secured Parties, the rights of the Collateral Agent in the Pledged Collateral as set forth herein.
          UCC Filings. (b)The Pledgor hereby irrevocably authorizes the Collateral Agent, for the benefit of the Secured Parties, at any time and from time to time to file in any relevant jurisdiction any initial financing statements with respect to the Pledged Collateral and amendments thereto that (i) indicate the Pledged Collateral is all assets of the Pledgor or words of similar effect and (ii) contain the information required by Article 9 of the Uniform Commercial Code or the analogous legislation of each applicable jurisdiction for the filing of any such financing statement or amendment, including the Pledgor’s type of organization and its organizational identification number.
     The Pledgor represents and warrants that it is a corporation duly organized and validly existing under the laws of the State of Delaware, and its organizational identification number is [•]. The Pledgor hereby agrees to notify the Collateral Agent in writing prior to any change in its corporate form, jurisdiction of organization or organizational identification number.
          Registration in Nominee Name; Denominations. If an Event of Default shall occur and be continuing and the Collateral Agent shall give the Pledgor notice of its intent to exercise such rights, (a) the Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the Pledgor’s name, endorsed or assigned in blank or in favor of the Collateral Agent, and the Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the Pledgor’s name and (b) the Collateral Agent shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.
          Voting Rights; Dividends and Interest. (a)Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent shall have notified the Pledgor that the Pledgor’s rights under this Section 2.06 are being suspended:
     The Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner

4

that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Collateral Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.
     The Collateral Agent shall execute and deliver to the Pledgor, or cause to be executed and delivered to the Pledgor, all such proxies, powers of attorney and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.
     The Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the other Loan Documents and applicable Laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Equity or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by the Pledgor, shall not be commingled by the Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and the Secured Parties and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement reasonably requested by the Collateral Agent).
     Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Pledgor of the suspension of the rights of the Pledgor under paragraph (a)(iii) of this Section 2.06, then all rights of the Pledgor to dividends, interest, principal or other distributions that the Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 2.06 shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by the Pledgor contrary to the provisions of this Section 2.06 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from the Pledgor’s other property or funds and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so received (with any necessary endorsement reasonably requested by the Collateral

5

Agent). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 4.02. After all Events of Default have been cured or waived, the Collateral Agent shall promptly repay to the Pledgor (without interest) all dividends, interest, principal or other distributions that the Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 2.06 and that remain in such account.
     Upon the occurrence and during the continuance of an Event of Default, after the Collateral Agent shall have notified the Pledgor of the suspension of the Pledgor’s rights under paragraph (a)(i) of this Section 2.06, then all of the Pledgor’s rights to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 2.06, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 2.06, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgor to exercise such rights. After all Events of Default have been cured or waived, the Pledgor shall have the exclusive right to exercise the voting and/or consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.
     Any notice given by the Collateral Agent to the Pledgor suspending the Pledgor’s rights under paragraph (a) of this Section 2.06 shall be given in writing and may suspend the Pledgor’s rights under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Collateral Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Collateral Agent’s rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.
ARTICLE XVII.
Intentionally Omitted.
ARTICLE XVIII.
Remedies
          Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, it is agreed that the Collateral Agent shall have the right to exercise any and all rights afforded to a secured party with respect to the Obligations under the Uniform Commercial Code or other applicable law and also may (i) require the Pledgor to, and the Pledgor agrees that it will at its expense and upon request of the

6

Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) exercise any and all rights and remedies of the Pledgor under or in connection with the Collateral, or otherwise in respect of the Collateral; provided that the Collateral Agent shall provide the Pledgor with notice thereof prior to or promptly after such exercise; and (iii) subject to the mandatory requirements of applicable law and the notice requirements described below, sell or otherwise dispose of all or any part of the Collateral securing the Obligations at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale of securities (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any sale of Collateral shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
   The Collateral Agent shall give the Pledgor ten (10) days’ written notice (which the Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Agreement, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay,

7

valuation or appraisal on the part of the Pledgor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from the Pledgor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 4.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.
   To the extent any clause in this Section 4.01 conflicts with any provision in clauses (c) or (d) of Section 2.06, the clauses in Section 2.06 shall prevail. The remedies in clauses (c) and (d) of Section 2.06 shall be in addition to the remedies in this Section 4.01, to the extent such provisions do not conflict.
          Application of Proceeds. (a)The Collateral Agent shall apply the proceeds of any collection or sale of Collateral as follows:
     FIRST, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal and interest, but including Attorney Costs payable under Section 10.04 of the Credit Agreement and amounts payable under Article 3 of the Credit Agreement) payable to the Administrative Agent and the Collateral Agent in their capacities as such;
     SECOND, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest and other amounts referred to in clauses Third and Fourth below) payable to the Secured Parties (including Attorney Costs payable under Section 10.05 of the Credit Agreement and amounts payable under Article 3 of the Credit Agreement), ratably among them in proportion to the amounts described in this clause Second payable to them;
     THIRD, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;

8

     FOURTH, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Secured Parties in proportion to the respective amounts described in this clause Fourth held by them;
     FIFTH, to the payment of all other Obligations of the Loan Parties that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and
     LAST, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Pledgor or as otherwise required by Law.
The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
          All distributions made by the Collateral Agent pursuant to this Section 4.02 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Administrative Agent of any amounts distributed to it.
ARTICLE XIX.
[Intentionally Omitted.]
ARTICLE XX.
Miscellaneous
          Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement. All communications and notices hereunder to the Pledgor shall be given to it in care of the Borrower as provided in Section 10.02 of the Credit Agreement.
          Waivers; Amendment. (a)No failure or delay by any Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they

9

would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 6.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
          Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.
          Collateral Agent’s Fees and Expenses; Indemnification. (a)The parties hereto agree that the Collateral Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.04 of the Credit Agreement.
          Without limitation of its indemnification obligations under the other Loan Documents, the Pledgor agrees to indemnify the Collateral Agent and the other Indemnitees (as defined in Section 10.05 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating to any of the foregoing agreement or instrument contemplated hereby, or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or of any Affiliate, director, officer, employee, counsel, agent or attorney-in-fact of such Indemnitee.
          Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 6.03 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent or any other Secured Party. All amounts due under this Section 6.03 shall be payable within ten (10) days of written demand therefor.

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          Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Pledgor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.
          Survival of Agreement. All covenants, agreements, representations and warranties made by the Pledgor in the Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of the Loan Documents and the making of any Loans regardless of any investigation made by any Lender or on their behalf and notwithstanding that any Secured Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under any Loan Document is outstanding and unpaid.
          Counterparts; Effectiveness; Several Agreements. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission or other means of electronic transmission shall be as effective as delivery of a manually signed counterpart of this Agreement. This Agreement shall become effective as to the Pledgor when a counterpart hereof executed on behalf of the Pledgor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon the Pledgor and the Collateral Agent and their respective permitted successors and assigns, and shall inure to the benefit of the Pledgor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that the Pledgor shall not have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement.
          Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          Reserved.

11

          Governing Law; Jurisdiction; Consent to Service of Process. (a)This Agreement shall be construed in accordance with and governed by the law of the State of New York.
          The Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York City and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that any Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Pledgor or its properties in the courts of any jurisdiction.
          The Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section 6.09. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
          Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 6.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
          WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 6.10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE

12

CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
          Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
          Security Interest Absolute. All rights of the Collateral Agent hereunder, the grant of a security interest in the Pledged Collateral and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Obligations or this Agreement.
          Termination or Release. (a)This Agreement and all security interests granted hereby shall terminate upon termination of the Aggregate Commitments and payment in full of all Obligations (other than contingent indemnification obligations not yet accrued and payable).
          Reserved.
          Upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 10.01 of the Credit Agreement, the security interest in such Collateral shall be automatically released.
          In connection with any termination or release pursuant to paragraph (a) or (c), the Collateral Agent shall execute and deliver to the Pledgor, at the Pledgor’s expense, all documents that the Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 6.13 shall be without recourse to or warranty by the Collateral Agent.
          Reserved.
          Collateral Agent Appointed Attorney-in-Fact. The Pledgor hereby appoints the Collateral Agent as its attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof at any time after and during the continuance of an Event of Default, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the

13

continuance of an Event of Default and notice by the Collateral Agent to the Pledgor of its intent to exercise such rights, with full power of substitution either in the Collateral Agent’s name or in the Pledgor’s name (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (c) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; and (d) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to the Pledgor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct or that of any of their Affiliates, directors, officers, employees, counsel, agents or attorneys-in-fact.
          General Authority of the Collateral Agent. By acceptance of the benefits of this Agreement and any other Collateral Documents, each Secured Party (whether or not a signatory hereto) shall be deemed irrevocably (a) to consent to the appointment of the Collateral Agent as its agent hereunder and under such other Collateral Documents, (b) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for the enforcement of any provisions of this Agreement against the Pledgor, the exercise of remedies hereunder or thereunder and the giving or withholding of any consent or approval hereunder or thereunder relating to any Collateral or the Pledgor’s obligations with respect thereto, (c) to agree that it shall not take any action to enforce any provisions of this Agreement against the Pledgor, to exercise any remedy hereunder or thereunder or to give any consents or approvals hereunder or thereunder except as expressly provided in this Agreement or any other Collateral Document and (d) to agree to be bound by the terms of this Agreement.
          Conflicts. To the extent any provision in this Agreement conflicts with any provision of the Credit Agreement, the relevant provision of the Credit Agreement shall prevail.

14

          IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TARGA RESOURCES INVESTMENTS SUB INC.,
by
Name:
Title:

15

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Collateral Agent,
by
Name:
Title:

by
Name:
Title:

PLEDGED EQUITY, PLEDGED DEBT
Pledged Equity:6

Record and
		Beneficial Owner	Percentage	Percentage
Issuer	Interest Issued	(Pledging entity)	Ownership	Pledged

Pledged Debt:
None.

[6]	To be confirmed.

EXHIBIT G
FORM OF OPINION OF LATHAM & WATKINS LLP

53rd at Third
885 Third Avenue
New York, New York 10022-4834
Tel: +212.906.1200 Fax: +212.751.4864
www.lw.com

FIRM /AFFILIATE OFFICES
	Barcelona	New Jersey
	Brussels	New York
	Chicago	Northern Virginia
	Frankfurt	Orange County
	Hamburg	Paris
August 9, 2007	Hong Kong	San Diego
	London	San Francisco
	Los Angeles	Shanghai
	Madrid	Silicon Valley
	Milan	Singapore
	Moscow	Tokyo
	Munich	Washington, D.C.
The lenders listed on Schedule A hereto
and
Credit Suisse, as agent for the lenders listed on Schedule A hereto
One Madison Avenue, 2nd Floor
New York, NY 10010

Re:	Targa Resources Investments Inc. Credit Facility
Ladies and Gentlemen:
     We have acted as special counsel to Targa Resources Investments Inc., a Delaware corporation (the “Borrower”) and Targa Resources Investments Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Borrower (the “Subsidiary Guarantor” and, together with the Borrower, the “Opinion Parties”), in connection with that certain HoldCo Credit Agreement dated as of August 9, 2007 (the “Credit Agreement”), among the Borrower, the lenders party thereto (the “Lenders”), and Credit Suisse (“CS”), as administrative agent (in such capacity, the “Administrative Agent”), and the other Loan Documents (as defined below). This letter is furnished pursuant to Section 4.01(a)(v) of the Credit Agreement.
     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. We have examined, among other things, the following:

August 9, 2007

a.	the Credit Agreement;

b.	the Subsidiary Guaranty, dated as of August 9, 2007, among the Borrower, the Subsidiary Guarantor and CS, as collateral agent (in such capacity, the “Collateral Agent”);

c.	the Pledge Agreement, dated as of August 9, 2007, between the Subsidiary Guarantor and the Collateral Agent (the “Pledge Agreement”);

d.	the agreements listed in Annex A (the “Specified Agreements”); and

e.	the Certificate of Incorporation and Bylaws of each Opinion Party (collectively, the “Governing Documents”).
     The documents described in subsections (a) — (c) above are referred to herein collectively as the “Loan Documents.” As used in this letter, the “NY UCC” shall mean the Uniform Commercial Code as now in effect in the State of New York.
     With your consent, we have relied upon the foregoing, including the representations and warranties of the Borrower in the Loan Documents, and upon certificates of officer(s) of the Borrower and of others, in each case, with respect to certain factual matters. We have not independently verified such factual matters.
     We are opining herein as to the effect on the subject transaction only of the federal laws of the United States, the internal laws of the State of New York, and in our opinions set forth in paragraphs 1, 2 and 4 of this letter, the General Corporation Law of the State of Delaware (the “DGCL”). Except as described in the previous sentence, we express no opinion with respect to the applicability to the opinions expressed herein, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

August 9, 2007

     Unless otherwise stated herein, our opinions herein are based upon our consideration of only those statutes, rules and regulations which, in our experience, are normally applicable to borrowers and guarantors in secured loan transactions of the type contemplated by the Loan Documents. We express no opinion as to any state or federal laws or regulations applicable to the subject transactions because of the legal or regulatory status of any parties to the Loan Documents or the legal or regulatory status of any of their affiliates.
     Subject to the foregoing and the other matters set forth herein, as of the date hereof:
1.	Each Opinion Party is a corporation under the DGCL with the applicable corporate power and authority to enter into the Loan Documents to which it is a party and perform its obligations thereunder. Based on certificates from public officials, we confirm that each Opinion Party is validly existing and in good standing under the laws of the State of Delaware.

2.	The execution, delivery and performance of the Loan Documents by each Opinion Party party thereto have been duly authorized by all necessary corporate action of such Opinion Party, and the Loan Documents have been duly executed and delivered by each Opinion Party identified therein as a signatory party thereto.

3.	Each of the Loan Documents constitutes a legally valid and binding obligation of each of the Opinion Parties party thereto, enforceable against such Opinion Party in accordance with its terms.

4.	The execution and delivery of the Loan Documents by each of the Opinion Parties party thereto, and the consummation by the Opinion Parties of the transaction contemplated by the Loan Documents (including, without limitation, the borrowing of loans under the Credit Agreement and the guarantee by the Subsidiary Guarantor and grant of security interests under the Subsidiary Guaranty and Pledge Agreement, respectively), on the date hereof do not:

August 9, 2007

(i)	violate the provisions of the Governing Documents,

(ii)	result in the breach of or a default under any of the Specified Agreements,

(iii)	violate any federal or New York statute, rule, or regulation applicable to the Opinion Parties (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System, assuming the Borrower complies with the provisions of the Loan Documents relating to the use of proceeds) or the DGCL, or

(iv)	require any consents, approvals, or authorizations to be obtained by the Opinion Parties from, or any registrations, declarations or filings to be made by the Opinion Parties with, any governmental authority, under any federal or New York statute, rule or regulation applicable to the Opinion Parties or the DGCL, except filings and recordings required in order to perfect or otherwise protect the security interests under the Loan Documents.
5.	The Pledge Agreement creates a valid security interest in favor of the Collateral Agent for the benefit of the Secured Parties (as defined in the Pledge Agreement) in that portion of the Pledged Collateral (as defined in the Pledge Agreement) in which the Subsidiary Guarantor has rights and a valid security interest may be created under Article 9 of the NY UCC (the “Pledged Collateral”), which security interest secures the Obligations as defined in the Credit Agreement.

6.	Upon delivery of that portion of the Pledged Collateral consisting of the certificates in registered form representing the ownership interests pledged by the Subsidiary Guarantor that constitute “certificated securities” within the meaning of Section 8-102(a)(4) of the NY UCC and that are listed on

August 9, 2007

Schedule D hereto (the “Pledged Securities”) to the Collateral Agent in, and while located in, the State of New York pursuant to the Pledge Agreement, indorsed to the Collateral Agent or in blank, in each case, by an effective endorsement, or accompanied by undated stock powers with respect thereto duly indorsed in blank by an effective endorsement, the security interest in favor of the Collateral Agent for the benefit of the Lenders in the Pledged Securities will be perfected.

7.	Neither Opinion Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     Except as expressly set forth in paragraphs 5 and 6, our opinions do not include opinions with respect to the creation, validity, perfection or priority of any security interest or lien, and the opinions above do not include any opinions with respect to compliance with laws relating to permissible rates of interest.
     Our opinions are subject to:
a.	the effects of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors;

b.	the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought;

c.	the invalidity under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

August 9, 2007

d.	we express no opinion with respect to (i) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief; (ii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iii) waivers of broadly or vaguely stated rights; (iv) covenants not to compete; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety; (ix) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (x) proxies, powers and trusts; (xi) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (xii) the severability, if invalid, of provisions to the foregoing effect.
     We express no opinion as to federal or state securities laws, tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, compliance with fiduciary duty requirements, and environmental laws (without limiting other laws excluded by customary practice).
     The opinions set forth above are also subject to (i) the unenforceability of contractual provisions waiving or varying the rules listed in Section 9-602 of the NY UCC, (ii) the unenforceability under certain circumstances of contractual provisions respecting self-help or summary remedies without notice of or opportunity for hearing or correction, (iii) the effect of provisions of the NY UCC and other general legal principles, which impose a duty to act in good faith and in a commercially reasonable manner, and (iv) the effect of Sections 9-406, 9-407, 9-408 or 9-409 of the NY UCC on any provision of any Loan Document that purports to

August 9, 2007

prohibit, restrict, require consent for or otherwise condition the assignment of rights under such Loan Document.
     Insofar as our opinions require interpretation of the Governing Documents and the Specified Agreements, with your consent, (i) we have assumed that all courts of competent jurisdiction would enforce such agreements in accordance with their plain meaning, (ii) to the extent that any questions of legality or legal construction have arisen in connection with our review, we have applied the laws of New York in resolving such questions, (iii) we express no opinion with respect to a breach or default under any Specified Agreement that would occur only upon the happening of a contingency, and (iv) we express no opinion with respect to any matters which require the performance of a mathematical calculation or the making of a financial or accounting determination.
     Our opinion in paragraph 5 above is limited to Article 9 of the NY UCC, and our opinion in paragraph 6 is limited to Articles 8 and 9 of the NY UCC, and therefore those opinion paragraphs, among other things, do not address collateral of a type not subject to, or excluded from the coverage of, Articles 8 and 9, as the case may be, of the NY UCC. Additionally,
(1)	We express no opinion with respect to the priority of any security interest or lien.

(2)	We assume the descriptions of collateral contained, or attached as schedules to, the Loan Documents sufficiently describe the collateral intended to be covered by the Loan Documents, and we express no opinion as to whether the phrases “all personal property” or “all assets” or similarly general phrases would be sufficient to create a valid security interest in the collateral or particular item or items of collateral.

(3)	We have assumed that the Opinion Parties have, or with respect to after-acquired property will have, rights in the collateral or the power to transfer rights in the collateral, and that value has been given, and we express no opinion as to the nature or extent of the Opinion Parties’ rights in any of

August 9, 2007

the collateral and we note that with respect to any after-acquired property, the security interest will not attach until the applicable Opinion Party acquires such rights or power.

(4)	We call to your attention the fact that the perfection of a security interest in “proceeds” (as defined in the NY UCC) of collateral is governed and restricted by Section 9-315 of the NY UCC.

(5)	Section 552 of the federal Bankruptcy Code limits the extent to which property acquired by a debtor after the commencement of a case under the federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

(6)	We express no opinion as to any security interest in any portion of the collateral that is subject to an agreement prohibiting, restricting or conditioning the assignment thereof except to the extent that any such prohibitions or restrictions are rendered ineffective under the NY UCC or any such conditions have been complied with.
     With your consent, we have assumed (a) that the Loan Documents have been duly authorized, executed and delivered by the parties thereto other than the Opinion Parties, (b) that the Loan Documents constitute legally valid and binding obligations of the parties thereto other than the Opinion Parties, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Loan Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities, provided that we make no such assumption to the extent we have opined as to such matters with respect to the Opinion Parties herein. This letter is furnished only to you and is solely for your benefit in connection with the transactions referenced in the first paragraph. This letter may not be relied upon by you for any other

August 9, 2007

purpose, or furnished to, assigned to, quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent, which may be granted or withheld in our discretion. At your request, we hereby consent to reliance hereon by any future assignee of your interest in the loans under the Credit Agreement pursuant to an assignment that is made and consented to in accordance with the express provisions of Section 10.07 of the Credit Agreement, on the condition and understanding that (i) this letter speaks only as of the date hereof, (ii) we have no responsibility or obligation to update this letter, to consider its applicability or correctness to any person other than its addressee(s), or to take into account changes in law, facts or any other developments of which we may later become aware, and (iii) any such reliance by a future assignee must be actual and reasonable under the circumstances existing at the time of assignment, including any changes in law, facts or any other developments known to or reasonably knowable by the assignee at such time.
Very truly yours,

SCHEDULE A
LENDERS
Credit Suisse, Cayman Islands Branch
Deutsche Bank Trust Company Americas
Lehman Brothers Commercial Bank
Merrill Lynch Capital Corporation

S-1

SCHEDULE B
PLEDGED SECURITIES

% of
				Stock		No. of	Outstanding
		Class of	Certificated	Certificate	Par	Pledged	Stock of the
Grantor	Stock Issuer	Stock	(Y/N)	No.	Value	Shares	Stock Issuer
Targa Resources Investments Sub Inc.	Targa Resources, Inc.	Common	Y	No. 10	$.001	1,000	100

S-2

ANNEX A
SPECIFIED AGREEMENTS
1.	Credit Agreement, dated as of October 31, 2005, among Targa Resources, Inc., each lender a party thereto, and Credit Suisse, as administrative agent, swing line lender, a revolving letter of credit issuer and the synthetic letter of credit issuer.

2.	Indenture, dated as of October 31, 2005, among the Targa Resources, Inc., Targa Resources Finance Corporation, the subsidiaries party thereto and Wells Fargo Bank, National Association, as trustee.

3.	Targa Resources Investments Inc. Amended and Restated Stockholders’ Agreement dated as of October 28, 2005 among the Borrower, Targa Resources, Inc. and the stockholders named therein, as amended.

ANNEX-1

EXHIBIT H
FORM OF SUBORDINATION PROVISIONS
Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
          SECTION 1.1. Subordination. Each GP or general partner of a GP, in each case that is a Restricted Subsidiary (each, a “Subordinated Creditor”), hereby agrees that all Indebtedness (the “Subordinated Obligations”) owed by each Loan Party to such Subordinated Creditor is hereby expressly subordinated, to the extent and in the manner set forth in this Exhibit H, to the prior payment in full in cash of all Obligations (the “Senior Obligations”) in accordance with the terms thereof.
          SECTION 1.2. Dissolution or Insolvency. Upon any distribution of the assets of any Loan Party or upon any dissolution, winding up, liquidation or reorganization of any Loan Party, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings or otherwise, or upon any assignment for the benefit of creditors or any other marshaling of the assets and liabilities of any Loan Party, or otherwise:
          (a) the holders of the Senior Obligations (the “Senior Creditors”) shall first be entitled to receive payment in full in cash of the Senior Obligations of such Loan Party in accordance with the terms of such Senior Obligations before any Subordinated Creditor shall be entitled to receive any payment on account of the Subordinated Obligations of such Loan Party, whether as principal, interest or otherwise; and
          (b) any payment by, or distribution of the assets of, such Loan Party of any kind or character, whether in cash, property or securities, to which any Subordinated Creditor would be entitled except for the terms set forth in this Exhibit H shall be paid or delivered by the Person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Collateral Agent to the extent necessary to make payment in full in cash of all Senior Obligations of such Loan Party remaining unpaid, after giving effect to any concurrent payment or distribution to the Senior Creditors in respect of the Senior Obligations, to be held and applied by the Collateral Agent as provided in the Loan Documents.
          SECTION 1.3. Payment of Subordinated Obligations Prohibited. (a) No cash payment (whether directly, by exercise of any right of set-off or otherwise) in respect of any Subordinated Obligation of any Loan Party, whether as principal, interest or otherwise, shall be permitted at any time prior to the Permitted Date.
          (b) No payment of any Subordinated Obligation that is prohibited by paragraph (a) above shall be received or accepted by or on behalf of any Subordinated Creditor.
          SECTION 1.4. Certain Payments Held in Trust. In the event that any payment by, or distribution of the assets of, any Loan Party of any kind or character,

whether in cash, property or securities, and whether directly, by exercise of any right of set-off or otherwise, shall be received by or on behalf of any Subordinated Creditor at a time when such payment is prohibited by Section 1.3, such payment or distribution shall be held in trust for the benefit of, and shall be paid over to, the Collateral Agent to the extent necessary to make payment in full in cash of all Senior Obligations of such Loan Party remaining unpaid, after giving effect to any concurrent payment or distribution to the Senior Creditors in respect of such Senior Obligations, to be held and applied by the Collateral Agent as provided in the Loan Documents.
          SECTION 1.5. Subrogation. Subject to the prior indefeasible payment in full in cash of the Senior Obligations of a Loan Party, the applicable Subordinated Creditors of such Loan Party shall be subrogated to the rights of the Senior Creditors to receive payments or distributions in cash, property or securities of such Loan Party applicable to such Senior Obligations until all amounts owing on the Subordinated Obligations of such Loan Party shall be paid in full, and as between and among a Loan Party, its creditors (other than its Senior Creditors) and the applicable Subordinated Creditors of such Loan Party, no such payment or distribution made to the Collateral Agent by virtue of the terms set forth in this Exhibit H that otherwise would have been made to the Subordinated Creditors of such Loan Party shall be deemed to be a payment by such Loan Party on account of its Subordinated Obligations, it being understood that the terms of this Exhibit H are intended solely for the purpose of defining the relative rights of the Subordinated Creditors, on the one hand, and the Senior Creditors, on the other hand.
          SECTION 1.6. No Waiver. No right of any Senior Creditor to enforce the terms set forth in this Exhibit H shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of any of the Collateral Agent, the Senior Creditors, or any Loan Party, or by any noncompliance by any Loan Party with the terms, provisions and covenants contained herein, and the Senior Creditors are hereby expressly authorized to extend, renew, increase, decrease, modify or amend the terms of the Senior Obligations or any security therefor, and to release, sell or exchange any such security and otherwise deal freely with the Loan Parties, all without notice to or consent of any Subordinated Creditor and without affecting the liabilities and obligations of the parties hereto.
          SECTION 1.7. Acceleration and Remedies; Bankruptcy Filings. Each Subordinated Creditor agrees that, prior to the Permitted Date, (a) it will not exercise any remedies or take any action or proceeding to enforce any Subordinated Obligation, (b) it will not file, or join with any other creditors of any Loan Party in filing, any petition commencing any bankruptcy, insolvency, reorganization, arrangement or receivership proceeding or any assignment for the benefit of creditors against or in respect of any Loan Party or any other marshaling of the assets and liabilities of any Loan Party, or (c) to the fullest extent permitted under applicable law, it will not cause any Loan Party to file any such petition, commence any such proceeding or make any such assignment.

          SECTION 1.8. Transfer of Subordinated Obligations. Each Subordinated Creditor agrees that it will not sell, assign, transfer or otherwise dispose of all or any part of the Subordinated Obligations owed to it unless the Person to whom such sale, assignment, transfer or disposition is made (i) is a Subordinated Creditor hereunder or (ii) shall acknowledge in writing (delivered to the Collateral Agent) that it shall be bound by the terms of this Exhibit H, including the terms of this Section 1.8, as though named herein as a Subordinated Creditor.
          SECTION 1.9. Conflict of Subordinated Obligations. If any Subordinated Creditor subordinates the Subordinated Obligations to other Indebtedness or liabilities owed by a Loan Party on terms that require that payments or distributions be held in trust or turned over to the creditors of such Subordinated Creditor entitled to the benefits of such subordination or any trustee or representative thereof, and such subordination is in conflict with Sections 1.2(b), 1.4 or 1.5 hereof, then such payment or distribution shall be held in trust for, and paid or delivered to, the Collateral Agent or such creditors or their trustee or representatives as their interest may appear or as a court a competent jurisdiction may direct.

Schedule 1.01A
Unrestricted Subsidiaries
Unrestricted Subsidiaries:
Downstream Energy Ventures Co., L.L.C.
Cedar Bayou Fractionators, L.P.
Versado Gas Processors, L.L.C.
MLP:
Targa Resources Partners LP
MLP Subsidiaries:
Targa Resources Operating LP
Targa Resources Operating GP LLC
Targa North Texas LP
Targa North Texas GP LLC
Targa Intrastate Pipeline LLC (f/k/a Dynegy Intrastate Pipeline, LLC)
GP:
Targa Resources GP LLC

Schedule 1.01B
Excluded Subsidiaries
Targa Bridgeline LLC (f/k/a Targa Bridgeline LLC)
Warren Petroleum Company LLC (f/k/a Warren Petroleum Company, LLC)

Schedule 2.01
Commitments

Lender	Commitments
Credit Suisse, Cayman Islands Branch	$157,500,000
Deutsche Bank Trust Company Americas	$101,250,000
Lehman Brothers Commercial Bank	$101,250,000
Merrill Lynch Capital Corporation	$90,000,000
Total	$450,000,000

Schedule 5.09
Environmental Matters
See the disclosures regarding environmental matters in the Audited Financial Statements.
In August 2005, prior to OpCo’s acquisition of Versado Gas Processors, LLC (“Versado”), the State of New Mexico’s Environment Department (“NMED”) inspected Versado’s Eunice Gas Processing Plant and its books and records. Targa Midstream Services Limited Partnership (“TMS”) is the operator of Versado. In May 2007, the NMED sent Versado a draft compliance order relating to the 2005 inspection. In that draft order, the NMED has alleged that Versado violated certain emissions standards and permit, monitoring and recordkeeping requirements. TMS responded to the NMED’s allegations in June 2007. The NMED disposed of certain alleged violations but requested additional information on certain other alleged violations. TMS is in the process of preparing further supplemental responses to the NMED’s inquiries.

Schedule 5.10
Taxes
None

Schedule 5.11
ERISA Compliance
None

Schedule 5.12
Subsidiaries and Other Equity Investments

Jurisdiction of
Formation/
Entity	Type of Entity	Ownership
Targa Resources, Inc.	Del/Corp	100% — Targa Resources Investments Sub Inc.

Targa Resources Partners LP	Del/LP	19.31% LP — Targa LP Inc.
17.31% LP — Targa GP Inc.
61.38% LP — Public Unitholders
2% GP — Targa Resources GP LLC

Targa Resources GP LLC	Del/LLC	100% — Targa GP Inc.

Targa Resources Investments Sub Inc.	Del/Corp	100% — Targa Resources Investments Inc.

Targa Resources Employee Relief Organization	TX/NP Corp	100% — Targa Resources Investments Inc.

Targa Resources Finance Corporation	Del/Corp	100% — Targa Resources, Inc.

Targa Resources LLC	Del/LLC	100% — Targa Resources, Inc.

Targa Resources II LLC	Del/LLC	100% — Targa Resources LLC

Targa Resources Holdings LP	Del/LP	99% LP — Targa Resources II LLC
1% GP — Targa Resources Holdings GP LLC

Targa Resources Holdings GP LLC	Del/LLC	100% Targa Resources LLC

Targa Texas Field Services LP	Del/LP	99% LP — Targa Resources Holdings LP
1% GP — Targa Resources Texas GP LLC

Targa Resources Texas GP LLC	Del/LLC	100% — Targa Resources Holdings LP

Targa Louisiana Field Services LLC	Del/LLC	100% — Targa Resources Holdings LP

Targa Louisiana Intrastate LLC	Del/LLC	100% — Targa Louisiana Field Services LLC

Targa Gas Marketing LLC	Del/LLC	100% — Targa Resources Holdings LP

Targa Bridgeline LLC (f/k/a Targa Gas Marketing LLC)	Del/LLC	100% — Targa Resources Holdings LP

Targa Midstream GP LLC (f/k/a/Targa Midstream GP, LLC)	Del/LLC	100% — Targa Resources Holdings LP

Targa Midstream Services Limited	Del/LP	96.6126% LP — Targa Resources Holdings LP
Partnership (f/k/a Dynegy Midstream Services, Limited Partnership)		3.3874% GP — Targa Midstream GP LLC

Targa Liquids GP LLC (f/k/a Dynegy Liquids G.P., L.L.C.)	Del/LLC	100% — Targa Midstream Services Limited Partnership

Targa Liquids Marketing and Trade (f/k/a Dynegy Liquids Marketing and Trade)	Del/GP	99% — Targa Midstream Services Limited Partnership
1% — Targa Liquids GP LLC

Jurisdiction of
Formation/
Entity	Type of Entity	Ownership
Targa Regulated Holdings LLC (f/k/a Dynegy Regulated Holdings, LLC)	Del/LLC	100% — Targa Midstream Services Limited Partnership

Targa NGL Pipeline Company LLC (f/k/a Dynegy NGL Pipeline Company, LLC)	Del/LLC	100% — Targa Regulated Holdings LLC

Targa OPI LLC (f/k/a Dynegy OPI, LLC)	Del/LLC	100% — Targa Regulated Holdings LLC

Midstream Barge Company LLC (f/k/a/Midstream Barge Company, L.L.C.)	Del/LLC	100% — Targa Midstream Services Limited Partnership

Warren Petroleum Company LLC (f/k/a Warren Petroleum Company, LLC)	Del/LLC	100% — Targa Midstream Services Limited Partnership

Targa Energy Pipeline Company LLC (f/k/a Dynegy Energy Pipeline Company LLC)	Del/LLC	100% — Targa Midstream Services Limited Partnership

Targa Canada Liquids Inc. (f/k/a NCLB Liquids Inc.)	BC Corp	100% — Targa Midstream Services Limited Partnership

Targa GP Inc.	Del/Corp.	100% — Targa Midstream Services Limited Partnership

Targa LP Inc.	Del/Corp.	100% — Targa Midstream Services Limited Partnership

Targa Downstream LP	Del/LP	50% LP — Targa LP Inc.
50% GP — Targa Downstream GP LLC

Targa Downstream GP LLC	Del/LLC	100% — Targa GP Inc.

Targa Straddle LP	Del/LP	50% LP — Targa LP Inc.
50% GP — Targa Straddle GP LLC

Targa Straddle GP LLC	Del/LLC	100% — Targa GP Inc.

Targa Permian LP	Del/LP	50% LP — Targa LP Inc.
50% GP — Targa Permian GP LLC

Targa Permian GP LLC	Del/LLC	100% — Targa GP Inc.

Targa Versado LP	Del/LP	50% LP — Targa LP Inc.
50% GP — Targa Versado GP LLC

Targa Versado GP LLC	Del/LLC	100% — Targa GP Inc.

Targa LSNG LP	Del/LP	50% LP — Targa LP Inc.
50% GP — Targa LSNG GP LLC

Targa LSNG GP LLC	Del/LLC	100% — Targa GP Inc.

Downstream Energy Ventures Co., L.L.C.	Del/LLC	88% — Targa Midstream Services Limited Partnership
12% — Third Parties

Cedar Bayou Fractionators, L.P.	Del/LP	86.24% LP — Targa Midstream Services Limited Partnership
2% GP — Downstream Energy Ventures Co., L.L.C.
11.76% — Third Parties

Jurisdiction of
Formation/
Entity	Type of Entity	Ownership
Versado Gas Processors, L.L.C.	Del/LLC	63% — Targa Midstream Services Limited Partnership
37% — Third Parties

Venice Energy Services Company, L.L.C.	Del/LLC	22.8959% — Targa Midstream Services Limited Partnership
77.1041% — Third Parties

Venice Gathering System, L.L.C.	Del/LLC	100% — Venice Energy Services Company, L.L.C.

Gulf Coast Fractionators	TX/GP	38.75% — Targa Midstream Services Limited Partnership
61.25% — Third Parties

Targa Resources Operating LP	Del/LP	99.999% LP — Targa Resources Partners LP
.001% GP — Targa Resources Operating GP LLC

Targa Resources Operating GP LLC	Del/LLC	100% — Targa Resources Partners LP

Targa North Texas LP	Del/LP	50% LP — Targa Resources Operating LP
50% GP — Targa North Texas GP LLC

Targa North Texas GP LLC	Del/LLC	100% — Targa Resources Operating LP

Targa Intrastate Pipeline LLC (f/k/a Dynegy Intrastate Pipeline, LLC)	Del/LLC	100% — Targa North Texas LP

Schedule 5.18
Insurance

INSURANCE
	LINE OF COVERAGE	CARRIER(S)	POLICY TERM	POLICY NO.
1)	Workers’ Compensation/Employer’s Liability	Travelers Property Casualty Company of America (TPCCA)	10/31/06-10/31/07	TC2JUB152D6247 TRJUB152D6260
2)	Business Auto Liability	TPCCA	10/31/06-10/31/07	TC2JCAP152D6223
3)	Commercial General Liability (Versado Gas Processors, L.L.C., VESCO, TRP, LP, and Yscloskey)	Lexington Insurance Company	10/31/06-10/31/07	6456739
4)	Foreign Casualty Coverage: Foreign General and Auto Liability/Voluntary WC & Employer’s Liability	ACE American Insurance Company	10/31/06-10/31/07	CXCD36903764 CGL323054 (Canada)
5)	Excess Liability (Includes Sudden & Accidental Pollution) 1st Layer Excess Liability	Associated Electric & Gas Insurance Services (AEGIS)	10/31/06-10/31/07	X3219A1A06
6)	2nd Layer Excess Liability	Energy Insurance Mutual (EIM)	10/31/06-10/31/07	250322-06GL
7)	3rd Layer Excess Liability	AEGIS (London)	10/31/06-10/31/07	JLWCTF3097
8)	4th Layer Excess Liability	London Markets	10/31/06-10/31/07	JLWCTF3068
9)	5th Layer Excess Liability	Bermuda	10/31/06-10/31/07	BM00022429LI06A (XL) – 50% 5087049 (Starr Excess) – 50%
10)	Directors & Officers Liability/EPL (Private)	St. Paul Fire & Marine Ins. Co.	6/01/07 – 6/01/08	EC04200060

INSURANCE
	LINE OF COVERAGE	CARRIER(S)	POLICY TERM	POLICY NO.
11)	Directors & Officers Liability (Private)	Arch Ins. Co.	6/01/07 – 6/01/08	PCD0010947-02
12)	Directors & Officers Liability (Public)	XL Specialty Ins. Co.	2/08/07 – 6/01/08	ELU096404-07
13)	Directors & Officers Liability (Public)	Federal Ins. Co. (Chubb)	2/08/07 – 6/01/08	8207-9722
14)	Directors & Officers Liability (Excess)	Newmarket Underwriters Ins. Co. (AWAC)	2/08/07 – 6/01/08	C006807/001
15)	Directors & Officers Liability (Excess)	Twin City Fire Ins. Co. (Hartford)	2/08/07 – 6/01/08	00DA024091807
16)	Directors & Officers Liability (A-Side/DIC Only)	XL Specialty Ins. Co.	2/08/07 – 6/01/08	ELU096466-07
17)	“All Risk” Onshore Property Insurance Coverage (Separate aggregate limits and sub-limits apply to MLP)	Various –Lloyds, London Markets, Domestic and Bermuda Insurers	4/16/07-4/16/08	JLWM3613 JLWM3614 JLWM3615 L3219A1A07 JLWCTF3120 JLWCTF3121 JLWCTF3122 MANCX7052-10 001920701001
18)	Business Interruption/ Contingent Business Interruption	Same as Property Above	4/16/07-4/16/08	Same as above
19)	Stand-Alone Terrorism Property/BI Coverage	Certain Underwriters at Lloyds (London) and Others	4/16/07-4/16/08	JLWCTF3123
20)	Energy Package – Offshore PD/BI Operator’s Extra Expense/Control of Well	Certain Underwriters at Lloyds (London) and Others	4/16/07-4/16/08	JLWCTF3119 JLWM3668

INSURANCE
	LINE OF COVERAGE	CARRIER(S)	POLICY TERM	POLICY NO.
21)	Oil Pollution Act Liability (Pelican/Sea Hawk)	Lloyd’s of London	6/01/07 – 6/01/08	JLWCTF3144
22)	Oil Pollution Act Liability (Venice Gathering Systems)	Lloyd’s of London	8/01/07 – 8/01/08	JLWCTF3158
23)	Hull & Machinery (Midstream Barge Company, LLC)	Am. Home, Zurich, XL,Fire. Fund	2/20/07-2/20/08	JLWM3603
24)	Protection & Indemnity (Midstream Barge Company LLC)	UK Mutual Steam Ship Ass. (Europe)	2/20/07-2/20/08	JLWCTF3091
25)	Marine War Risks - Hull/P&I (Midstream Barge Company LLC)	Lloyd’s of London	2/20/07 – 2/20/08	JLWCTF3092
26)	Ocean Marine Cargo (Primarily for Barge shipments)	American Home Assurance Co.	10/31/05 then Continuous	87490
27)	Charterer’s Legal Liability	Continental Insurance Group	10/31/06-10/31/07	H874143
28)	Non-Owned Aircraft Liability	XL Specialty Ins. Co.	10/31/06-10/31/07	NAZ3037655
29)	Fiduciary Liability (covering Employer Sponsored Benefit Plans)	Travelers Casualty and Surety Company of America	4/16/07-4/16/08	EC04200051
30)	Commercial Crime (Employee Fidelity Coverage with Benefit Plans)	Travelers Casualty and Surety Company of America	4/16/07-4/16/08	CR04200010
31)	General Liability (AEGIS) (Fronted Policy)	AEGIS	4/26/06 – 10/31/07	Y3219A1A06

INSURANCE
	LINE OF COVERAGE	CARRIER(S)	POLICY TERM	POLICY NO.
32)	Supplemental Excess Liability Policy	AEGIS	10/31/06-10/31/07	B3219A1A06

Schedule 7.01(b)
Existing Liens
Lien in favor of AICCO, Inc. pursuant to Premium Finance Agreements between Targa Resources, Inc., the Borrower and AICCO, Inc., dated November 21, 2006 and May 9, 2007 (See Schedule 7.03(b)).

Schedule 7.02(f)
Existing Investments
None

Schedule 7.03(b)
Existing Indebtedness
Premium Finance Agreements between Targa Resources, Inc., the Borrower and AICCO, Inc., dated November 21, 2006 and May 9, 2007.

Schedule 7.08
Transactions with Affiliates
Amended and Restated Stockholders’ Agreement
The Targa Resources Investments Inc. Amended and Restated Stockholders’ Agreement dated as of October 28, 2005 among the Borrower, Targa Resources, Inc. and the Stockholders named therein, as amended.
Hedging Arrangements
An affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”) is an equity investor in the Borrower. We have entered into various commodity derivative transactions with Merrill Lynch Commodities Inc. (“MLCI”), an affiliate of Merrill Lynch.
Commercial Relationships
In April 2004, we entered into a base agreement for the purchase and sale of natural gas with Entergy-Koch Trading, LP. On November 1, 2004, MLCI acquired Entergy-Koch, LP and became a successor to this agreement.
Financial Services
An affiliate of Merrill Lynch is a lender and an agent under the Existing Credit Agreement.

Schedule 7.09
Existing Restrictions
The governing documents of the Existing JVs include various provisions that could restrict the ability of the joint venturers to pledge their interests in the joint ventures.
The Existing Credit Agreement and the Senior Unsecured Notes include various provisions limiting the ability of Subsidiaries of the Borrower to make Restricted Payments or to create Liens on such Subsidiaries’ property.

Schedule 10.02
Administrative Agent’s Office, Certain Addresses for Notices
If to any Loan Party:
Targa Resources Investments Inc.
1000 Louisiana, Suite 4300
Houston, TX 77002
Attn: Vice President—Finance
Phone: (713) 584-1000
Fax: (713) 584-1100
Borrower’s web address for posting documents pursuant to Section 6.02:
http://www.targaresources.com/
If to the Administrative Agent:
Attn: Wendy Lau
Credit Suisse – Loan Agency Services
One Madison Avenue, 2nd Floor
New York, NY 10010
Tel: 212-325-9205
Fax: 212-325-8304
Wendy.Lau@Credit-Suisse.com